Agreement of Merger
& Plan of Reorganization

                                  BY AND AMONG
                AMERINET GROUP.COM, INC., A DELAWARE CORPORATION
          TRILOGY ACQUISITION CORPORATION, A FLORIDA CORPORATION; AND,
               TRILOGY INTERNATIONAL, INC., A FLORIDA CORPORATION

                               TABLE OF CONTENTS

ARTICLE I:        PLAN OF REORGANIZATION

1.1      The Merger; Definitions
1.2      Effective Date & Time
1.3      Effect of the Merger
1.4      Articles of Incorporation; Bylaws
1.5      Directors and Officers
1.6      Maximum Shares to Be Issued; Effect on Capital Stock
1.7      Dissenting Shares
1.8      Surrender of Certificates
1.9      No Further Ownership Rights in Trilogy's Securities
1.10     Lost, Stolen or Destroyed Certificates
1.11     Tax Consequences and Accounting Treatment
1.12     Taking of Necessary Action; Further Action

ARTICLE II:       REPRESENTATIONS AND WARRANTIES OF
                  TRILOGY

2.1      Organization of Trilogy
2.2      Trilogy's Capital Structure
2.3      Subsidiaries
2.4      Authority
2.5      Trilogy's Financial Statements
2.6      No Undisclosed Liabilities
2.7      No Changes
2.8      Tax and Other Returns and Reports
2.9      Restrictions on Business Activities
2.10 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment
2.11     Intellectual Property
2.12     Agreements, Contracts and Commitments
2.13     Interested Party Transactions
2.14     Governmental Authorization
2.15     Litigation
2.16     Accounts Receivable
2.17     Minute Books
2.18     Environmental and OSHA
2.19     Brokers' and Finders' Fees
2.20     Labor Matters
2.21     Insurance
2.22     Compliance with Laws
2.23     Complete Copies of Materials
2.24     Binding Agreements; No Default
2.25     Current Report on Form 8-K
2.26     FIRPTA
2.27     Employee Benefit Plans
2.28     Distribution Agreements
2.29     Representations Complete

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF
                  AMERINET AND TRILOGY ACQUISITION

3.1      Organization, Standing and Power
3.2      Capital Structure
3.3      Authority
3.4      Exchange Act Reports; AmeriNet's Financial Statements
3.5      Broker's and Finders' Fees
3.6      Ownership of Trilogy's Common Stock
3.7      Litigation
3.8      Limited Activities
3.9      No Undisclosed Liabilities
3.10     No Changes
3.11     Tax and Other Returns and Reports
3.12     Environmental and OSHA
3.13     Representations Complete

ARTICLE IV        CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1      Conduct of Business of Trilogy
4.2      No Solicitation
4.3      Conduct of Business of AmeriNet

ARTICLE V         ADDITIONAL AGREEMENTS

5.1      Report on Form 8-K
5.2      Meeting of Trilogy's Stockholders
5.3      Access to Information
5.4      Confidentiality
5.5      Expenses
5.6      Public Disclosure
5.7      Consents
5.8      Affiliate Agreements
5.9      Legal Requirements
5.10     Blue Sky Laws
5.11     Best Efforts; Additional Documents and Further Assurances
5.12     Employment Agreements
5.13     Investment by AmeriNet in  Surviving Corporation
5.14     The Surviving Corporation's Board of Directors
5.15     Credit for Time Employed

ARTICLE VI        CONDITIONS TO THE MERGER

6.1      Conditions to Obligations of Each Party to Effect the Merger
6.2      Additional Conditions to Obligations of Trilogy
6.3      Additional Conditions to the Obligations of AmeriNet and Trilogy
         Acquisition

ARTICLE VII       SURVIVAL OF REPRESENTATIONS AND
                  WARRANTIES; ESCROW

7.1      Survival of Condition Subsequent; Representations and Warranties
7.2      Escrow Arrangements

ARTICLE VIII      TERMINATION, AMENDMENT AND
                  WAIVER

8.1      Termination
8.2      Effect of Termination
8.3      Amendment
8.4      Extension; Waiver

ARTICLE IX        GENERAL PROVISIONS

9.1      Interpretation
9.2      Notice
9.3      Merger of All Prior Agreements Herein
9.4      Survival
9.5      Severability
9.6      Governing Law
9.7      Indemnification
9.8      Dispute Resolution
9.9      Benefit of Agreement
9.10     Further Assurances
9.11     Counterparts
9.12     License

                                    SCHEDULES

Schedule 1.4        The Surviving Corporation's Constituent Documents
Schedule 1.6(B)(3)  Trilogy's Options and Warrants
Schedule 2.2(B)     Trilogy's Capital Structure
Schedule 2.4(D)     Conflicts with Obligations
Schedule 2.5(A)     Trilogy Financial Statements
Schedule 2.7        Changes Since Trilogy's Financial Statements
Schedule 2.8(A)     Tax Disclosure  Schedule
Schedule 2.10(A)    Leased Real Property
Schedule 2.10(C)    Equipment
Schedule 2.11       Intellectual  Property
Schedule 2.12       Contracts  and  Agreements
Schedule 2.12(A)(12)Debt & Guarantee  Instruments
Schedule 2.13       Related   Party   Transactions
Schedule 2.14       Governmental Authorization
Schedule 2.15       Litigation
Schedule 2.19       Brokers' and Finders' Fee
Schedule 2.20       List of Employees
Schedule 2.21       Insurance
Schedule 2.27       Employee Benefit Plans
Schedule 2.28       Distribution  Agreements
Schedule 3.4(I)     Outstanding Comment  Letter
Schedule 4.1        Permitted  Pre-Merger  Actions
Schedule 5.7        Third Party Consents
Schedule 5.8        Affiliates
Schedule 5.12       List and Summary of Employment Agreements
Schedule 5.13       Use of Proceeds
Schedule 5.14       Projections
Schedule 6.3(M)     Non-accredited investors

                                    EXHIBITS

Exhibit 2.25      The Form 8-K Information
Exhibit 5.8       Affiliate Agreements
Exhibit 5.12      Copies of Employment Agreements
Exhibit 6.2(D)    AmeriNet & Trilogy Acquisition Legal Opinion
Exhibit 6.3(E)    Trilogy Legal Opinion
Exhibit 6.3(L)    Confidentiality Agreements
Exhibit 7.2(A)    Escrow Information

AGREEMENT OF MERGER & PLAN OF REORGANIZATION

         This Agreement of Merger & Plan of Reorganization (the "Agreement") is made and entered into by and among Amerinet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Amerinet" and the "Exchange Act," respectively), Trilogy Acquisition Corporation, a Florida corporation and a recently organized wholly-owned subsidiary of Amerinet ("Trilogy Acquisition") and Trilogy International, Inc., a Florida corporation ("Trilogy;" AmeriNet, Trilogy Acquisition and Trilogy being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

                                    PREAMBLE:

         WHEREAS, the board of directors of AmeriNet, Trilogy Acquisition and Trilogy believe it is in the best interests of each corporation and their respective stockholders that Trilogy and Trilogy Acquisition combine into a single company through the statutory merger of Trilogy with and into Trilogy Acquisition (the "Merger") and, in furtherance thereof, have approved the Merger; and

         WHEREAS, pursuant to the terms of the Merger, as hereinafter set forth, among other things, all of the outstanding and reserved securities of Trilogy ("Trilogy's Securities") shall be converted into shares of AmeriNet's common stock, $0.01 par value ("AmeriNet's Common Stock") as hereinafter described; and

         WHEREAS, the Parties intend that AmeriNet invest up to $900,000 within 180 days after completion of the Merger and the filing of required reports with the United States Securities and Exchange Commission (the "Commission"); and

         WHEREAS, Trilogy, AmeriNet and Trilogy Acquisition desire to make certain representations and warranties and other agreements in connection with the Merger and their subsequent operating and business relationships; and

         WHEREAS, the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") in a manner qualifying for accounting on a pooling of interest basis:

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                    ARTICLE I
                             PLAN OF REORGANIZATION

1.1      THE MERGER; DEFINITIONS.

(A)      The Merger.

         At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Sections 607.1101, 607.1103, 607.1105, 607.1106, 607.1301, 607.1302 and 607.1320, Florida
         Statutes (the "Florida Corporate Merger Laws"), Trilogy shall be merged with and into Trilogy Acquisition, the separate corporate existence of Trilogy shall cease and Trilogy Acquisition shall continue as the surviving corporation.

(B) Definitions.

     The following terms, whether or not initially capitalized, will have the meanings set forth below:

     (1)  Aggregate Common Stock Number:

               The  "Aggregate  Common Stock  Number"  shall mean the  aggregate
               number  of  shares  of   Trilogy's   Common   Stock   outstanding
               immediately prior to the Effective Time.

     (2)  Aggregate Option Number:

               The "Aggregate Option Number" shall mean the aggregate number of shares of Trilogy's Common Stock issuable upon the exercise of all outstanding options, warrants and other convertible securities (if any) to acquire shares of Trilogy's Common Stock (whether vested or unvested) immediately prior to the Effective Time.

     (3)  Aggregate Share Number:

               The "Aggregate Share Number" shall be 1,817,273.

     (4)  Affiliate:

               An entity or person that controls, is controlled by or is under common control with another person.

     (5)  Capital Stock:

               The generic term used for equity securities, whether common, preferred or otherwise.

     (6)  The Commission:

               The United States Securities and Exchange Commission.

     (7)  Code:

               The Internal Revenue Code of 1986, as amended.

     (8)  Escrow Number:

               The "Escrow Number" shall be that number of shares of AmeriNet Common Stock equal to the Aggregate Share Number multiplied by twenty percent.

     (9)  Escrow Stock:

               The shares of AmeriNet common stock issuable to Trilogy's stockholders retained for the purpose described in Article VII.

     (10) Exchange Act:   The Securities Exchange Act of 1934, as amended.

     (11) Exchange Act Reports:

               All reports filed by AmeriNet with the Commission pursuant to Sections 12(g), 13 and 15(d) of the Exchange Act.

     (12) Exchange Ratio:

               The "Exchange Ratio" shall mean the quotient obtained by dividing
               (x) the Aggregate Share Number by (y) the Aggregate Common Stock Number.

     (13) Florida Corporate Merger Laws:

               Sections  607.1101,   607.1103,   607.1105,  607.1106,  607.1301,
               607.1302 and 607.1320, Florida Statutes.

     (14) Knowledge:

               When used to qualify a representation or warranty, the word "knowledge" or any derivations or variations thereof, whether in the form of a word or phrase, shall mean knowledge after reasonable inquiry by an executive officer of the legal entity on whose behalf the assertion is made and will include information that such legal entity should have had in the exercise of reasonable diligence.

     (15) Material:

               When used to qualify a representation or warranty, the word "material" or any derivations or variations thereof, whether in the form of a word or phrase, shall mean a variance that could have negatively affected a decision by a reasonably prudent person to engage in the transactions contemplated by this Agreement, and shall be measured both on the occasion in which such term is referenced as well as on an aggregate basis with other similar matters.

     (16) NASD:

               The National Association of Securities Dealers, Inc., a Delaware corporation and self regulatory organization registered with the Commission.

     (17) Options or Warrants:

               The terms "Option[s]" and "Warrant[s]," as used in connection with Trilogy, shall be deemed to include Trilogy's currently outstanding ten year options, its currently outstanding five year warrants and any other rights to receipt of securities of Trilogy, unless the context clearly requires a different interpretation.

     (18) OTC Bulletin Board:

               The over the counter electronic securities market operated by the NASD.

     (19) Securities Act:

               The Securities Act of 1933, as amended.

     (20) Substantial Compliance:

               Compliance which the Party for whose benefit or at whose request an act is performed, or for whose benefit or at whose request an act is refrained from could under the circumstances be reasonably expected to accept as full compliance.

     (21) Surviving Corporation:

               Trilogy Acquisition, as the surviving corporation after the Merger, but operating under the name "Trilogy International, Inc.".

     (22) Tax: For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts.

     (23) Additional defined terms are specified in certain sections and subsections below and are characterized by the use of initial letter capitalization.

1.2      EFFECTIVE DATE & TIME.

(A) As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the Parties shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Florida, in such form as required by, and executed in accordance with the relevant provisions of the Florida Corporate Merger Laws.

(B) The effective date and time of the Merger shall be the time on which the Articles of Merger are recorded as having been filed by the Secretary of State of the State of Florida on Monday, November 29,1999 (the "Effective Date" and the "Effective Time," respectively).

(C)      (1)   This  Agreement  is  being  executed on November 27, 1999 and the
               Parties hereby acknowledge that:

                  (a) AmeriNet has caused $250,000 to be deposited in an attorneys' trust account maintained by Michael Harris, P.A., a Florida professional corporation which is acting as legal counsel to Trilogy in conjunction with the Merger (the "Closing Deposit" and the "Harris Firm");

                  (b) The Closing Deposit is intended to meet AmeriNet's obligation to invest at least $250,000 in Trilogy Acquisition, as called for by Section 5.13(A) of this Agreement.

         (2) In the event that on the Effective Date the Parties have completed execution of this Agreement and have thereafter confirmed in writing to each other and to the Harris Firm that they are satisfied that all conditions precedent to the Merger have been met or are being waived, deferred or converted to conditions subsequent, the Harris Firm will cause the Merger to be effected by filing the articles of merger provided to it by AmeriNet's legal counsel with the Department of State of the State of Florida in the manner required by the laws of the State of Florida to effectuate the Merger, and, upon receipt of confirmation that the filing is effective, shall release the proceeds of the Closing Deposit to the Successor Corporation (the "Closing").

         (3) In the event that the Merger does not take place on the Effective Date, the Harris Firm will immediately return the proceeds of the Closing Deposit to the order of AmeriNet.

1.3      EFFECT OF THE MERGER.

(A) At the Effective Time, the effect of the Merger shall be as provided under the Florida Corporate Merger Laws.

(B) Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Trilogy and Trilogy Acquisition shall vest in the Surviving Corporation and all debts, liabilities and duties of Trilogy and Trilogy Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

1.4      ARTICLES OF INCORPORATION: BYLAWS.

         Unless otherwise determined by AmeriNet prior to the Effective Date, provided that they are materially similar to the forms of articles of incorporation and bylaws included in Schedule 1.4, at the Effective Time:

(A) The articles of incorporation of Trilogy Acquisition, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by LAW AND SUCH ARTICLES OF INCORPORATION; PROVIDED, HOWEVER, that Article I of the articles of incorporation of the Surviving Corporation, shall be amended to read as follows: "The name of the corporation is Trilogy International, Inc."

(B) The bylaws of Trilogy Acquisition, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended.

1.5      DIRECTORS AND OFFICERS.

         Subject to the requirements of Section 5.14, the directors of Trilogy Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of Trilogy Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

1.6      MAXIMUM SHARES TO BE ISSUED: EFFECT ON CAPITAL STOCK.

(A)      (1)   The  number  of  shares  of  AmeriNet  Common  Stock to be issued
               (excluding the shares of AmeriNet Common Stock to be reserved for issuance upon exercise of Trilogy's  Options and Warrants assumed by AmeriNet) in exchange for the cancellation of all of Trilogy's
               Common Stock (the only Trilogy  securities to be  outstanding  or reserved at the Effective Time); shall be determined  immediately prior to the  Effective  Date and shall be equal to the Aggregate
               Share Number [as defined, along with other capitalized terms used
               herein,  in  Section  1.1(b)];   provided,   however,  that  such
               Aggregate  Share  Number shall be adjusted as provided in Section
               1.6(B)(5)  below and to reflect the  exercise of any  Dissenters'
               Rights which will result in a pro rata adjustment to the Aggregate Share Number, as provided for in Section 1.7 below.

         (2) No adjustment shall be made in the number of shares of AmeriNet Common Stock issued in the Merger as a result of any cash proceeds received by Trilogy from the date hereof to the Effective Date pursuant to the exercise of currently outstanding Options or Warrants to acquire Trilogy's common stock; provided that:

                  (a) The proceeds therefrom are retained in a segregated escrow account by Trilogy's legal counsel and are not directly or indirectly (through the incurrence of debt or otherwise) expended prior to the conclusion of the Merger;

                  (b) Such funds are credited against the $250,000 in funding to be provided by AmeriNet to the Surviving Corporation pursuant to Section 5.13 of this Agreement; and

                  (c) The securities issuable upon exercise of the Options and Warrants are held in abeyance until the Effective Time, whereupon AmeriNet common stock shall be issued as provided in Section 1.6 below.

(B) Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Trilogy Acquisition, Trilogy or the holder of any of the following securities:

         (1)      Conversion of Trilogy's Securities.

                  Each share of Trilogy's common stock, par value $0.001 per share [ ("Trilogy's Common Stock") including all of Trilogy's formerly outstanding preferred stock par value $0.001 per share which will have been converted to or exchanged for Trilogy's Common Stock prior to the Effective Time ("Trilogy's Preferred Stock,")] outstanding immediately prior to the
                  Effective Time [other than any shares of Trilogy's Capital Stock to be canceled pursuant to Section 1.6 and any Dissenting Shares, as defined and to the extent provided in
                  Section 1.7] will be canceled and extinguished and be converted automatically into the right to receive that number of shares of AmeriNet Common Stock equal to the Exchange Ratio upon surrender of the certificate representing such shares of Trilogy's Common Stock in the manner provided in Section 1.8.

         (2)      Cancellation of AmeriNet Owned and Trilogy Owned Stock.

                  Each share of Trilogy's Common Stock owned by Trilogy Acquisition, AmeriNet, Trilogy or any direct or indirect wholly owned subsidiary of AmeriNet, Trilogy Acquisition or of Trilogy immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (3)      Stock Options & Warrants.

                  (a) All of Trilogy's Common Stock purchase Options and Warrants are disclosed in Schedule 1.6(B)(3) and no additional rights to purchase any Trilogy securities will be granted without the prior written consent of AmeriNet.

                  (b) At the Effective Time, all Options and Warrants to purchase Trilogy's Common Stock shall be assumed by AmeriNet and entitle the holder to purchase one share of unregistered AmeriNet Common Stock for every three shares of Trilogy's Common Stock that was issuable pursuant to such Option or Warrant prior to the Merger, at $0.75 per share; PROVIDED, THAT:

                           (i) The shares of AmeriNet Common Stock issuable upon exercise of the Option or Warrant will be issued in reliance on the exemptive provisions of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and that at the time of exercise the AmeriNet Common Stock may be legally issued in reliance of Section 4(2) of the Securities Act;

                           (ii) The Warrants will be exercisable for a period of five years following the Effective Time; and

                           (iii) The terms of the Options or Warrants after their conversion to AmeriNet options and warrants, other than as specifically set forth in this Agreement, shall be identical to the terms at the time of their issuance.

                  (c) In the event that AmeriNet files a registration statement on Commission Form S-8 registering securities to be issued or held by employees of AmeriNet or of AmeriNet's subsidiaries, the AmeriNet common stock purchase Options received by and held by employees and consultants of the Surviving Corporation and former employees and consultants of Trilogy, shall be included therein, to the extent that they are legally eligible for inclusion therein.

         (4)      Capital Stock of Trilogy Acquisition.

                  Each stock certificate of Trilogy Acquisition evidencing ownership of any such shares shall continue to evidence ownership of such shares of Common Stock of the Surviving Corporation, all of which will be held by AmeriNet.

         (5)      Adjustments to Exchange Ratio.

                  The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into AmeriNet Common Stock or Trilogy's Common Stock), reorganization, recapitalization or other like change with respect to AmeriNet Common Stock or Trilogy's Common Stock occurring after the date hereof and prior to the Effective Time, and the exercise of any Dissenters' Rights.

         (6)      Fractional Shares.

                  No fraction of a share of AmeriNet Common Stock will be issued, but in lieu thereof each holder of shares of Trilogy's Common Stock who will otherwise be entitled to a fraction of a share of AmeriNet Common Stock (after aggregating all fractional shares of AmeriNet Common Stock to be received by such holder) shall be entitled to receive from AmeriNet a whole share of AmeriNet Common Stock.

1.7      DISSENTING SHARES.

(A) Notwithstanding any provision of this Agreement to the contrary, any shares of Trilogy's Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the Florida Corporate Merger Laws and who, as of the Effective Time, has not effectively withdrawn such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive AmeriNet Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the Florida Corporate Merger Laws.

(B) Notwithstanding the provisions of subsection (A), if any holder of shares of Common Stock of Trilogy who demands appraisal of such shares under the Florida Corporate Merger Laws shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive AmeriNet Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

(C) (1) Trilogy shall give AmeriNet:

                  (a) Prompt notice of any written demands for appraisal of any shares of Capital Stock of Trilogy, withdrawals of such demands, and any other instruments served pursuant to the Florida Corporate Merger Laws and received by Trilogy; and

                  (b) The opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the Florida Corporate Merger Laws.

         (2) Trilogy shall not, except with the prior written consent of AmeriNet, voluntarily make any payment before the Effective Time with respect to any demands for appraisal of Capital Stock of Trilogy or offer to settle or settle any such demands.

(D) The Aggregate Share Number shall be reduced to reflect the quantity of AmeriNet Common Stock that would have been issued to person's electing to exercise Dissenters's Rights.

(E) All payments to Trilogy Capital Stockholders that exercise Dissenters' Rights shall be made by Trilogy.

1.8      SURRENDER OF CERTIFICATES.

(A)      Exchange Agent.

         Unless modified by AmeriNet, Liberty Transfer Co., Inc., of Huntington, New York, AmeriNet's current transfer agent, shall serve as exchange agent (the "Exchange Agent") in the Merger.

(B)      AmeriNet to Provide Common Stock.

         Promptly after the Effective Time, AmeriNet shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of AmeriNet Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Trilogy's Common Stock.

(C)      Exchange Procedures.

         (1) Promptly after the Effective Time, the Surviving Corporation, shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Trilogy's Common Stock whose shares were converted into the right to receive shares of AmeriNet Common Stock pursuant to Section 1.6:

                  (a) A letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as AmeriNet may reasonably specify); and

                  (b)      Instructions  for use in effecting  the  surrender of
                           the   Certificates   in  exchange  for   certificates
                           representing shares of AmeriNet Common Stock.

         (2) Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by AmeriNet, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of AmeriNet Common Stock (less the number of shares of AmeriNet Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof) to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled.

         (3) As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, AmeriNet shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of AmeriNet Common Stock equal to the Escrow Number which shall be registered in the name of the Escrow Agent.

         (4) Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund but shall be available to compensate AmeriNet for certain damages as provided in Article VII.

         (5) Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Trilogy's Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of AmeriNet Common Stock into which such shares of Trilogy's Common Stock shall have been so converted in accordance with
                  Section 1.6.

(D) Distributions With Respect to Unexchanged Shares.

         (1) No dividends or other distributions declared or made after the Effective Time with respect to AmeriNet Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of AmeriNet Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate.

         (2) Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of AmeriNet Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AmeriNet Common Stock.

(E) Transfers of Ownership.

         If any certificate for shares of AmeriNet Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to AmeriNet or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of AmeriNet Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of AmeriNet or any agent designated by it that such Tax has been paid or is not payable.

(F)      No Liability.

         Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation, or any other Party shall be liable to a holder of shares of AmeriNet Common Stock or Trilogy's Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.9      NO FURTHER OWNERSHIP RIGHTS IN TRILOGY'S SECURITIES.

(A) All shares of AmeriNet Common Stock issued upon the surrender for exchange of shares of Trilogy's Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Trilogy's Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation, of shares of Trilogy's Capital Stock which were outstanding immediately prior to the Effective Time.

(B) If, after the Effective Time, Certificates are presented to the Surviving Corporation, for any reason, they shall be canceled and exchanged as provided in this Article I.

1.10     LOST, STOLEN OR DESTROYED CERTIFICATES.

         In the event any certificates evidencing shares of Trilogy's Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of AmeriNet Common Stock and cash FOR FRACTIONAL SHARES, IF ANY, AS MAY BE REQUIRED PURSUANT TO SECTION 1.6; PROVIDED, HOWEVER, that AmeriNet may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against AmeriNet or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

1.11     TAX CONSEQUENCES AND ACCOUNTING TREATMENT.

(A) It is intended by the Parties that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the Parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modifications.

(B) The Parties intend that this reorganization qualify for accounting treatment as a pooling of interests rather than as a purchase and the Parties agree that if modification of the terms of this Agreement is necessary to attain such accounting treatment they will negotiate in good faith to make such required modifications; however, the Parties acknowledge that the exchange of the outstanding Trilogy Preferred Stock for shares of Trilogy's Common Stock immediately prior to execution of this Agreement may make pooling of interest accounting for the Merger unavailable and such unavailability will not have any effect on the rights or obligations of the Parties under this Agreement.

1.12     TAKING OF NECESSARY ACTION: FURTHER ACTION.

         If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement including, without limitation: (i) the vesting in the Surviving Corporation of full right, title and possession to all assets, property, rights, privileges, powers and franchises of Trilogy and Trilogy Acquisition; (ii) compliance with the requirements of Code
         Section 368; and, (iii) use of the pooling of interest method to account for the reorganization in the audited financial statement of AmeriNet and the Surviving Corporation; the officers and directors of AmeriNet, Trilogy and Trilogy Acquisition are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF TRILOGY

         Trilogy hereby represents and warrants to AmeriNet and Trilogy Acquisition, as a material inducement to their entry into this Agreement, subject to the exceptions specifically disclosed in the schedules (referencing the appropriate section number) supplied by Trilogy to AmeriNet and certified by Trilogy (the "Trilogy's Schedules"), as follows:

2.1      ORGANIZATION OF TRILOGY.

(A) Trilogy is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

(B) Trilogy has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by Trilogy.

(C) Trilogy is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of Trilogy.

(D) Trilogy has delivered a true and correct copy of its articles of incorporation and bylaws (or similar governing instruments), each as amended to date, to counsel for AmeriNet.

2.2      TRILOGY'S CAPITAL STRUCTURE.

(A)      (1)      The   authorized   Capital  Stock  of   Trilogy   consists  of
                  30,000,000  shares of Common  Stock,   par  value  $0.001  per
                  share and 2,500,000  shares  of Preferred   Stock,  $0.001 par
                  value per share;

         (2) Pursuant to Article V (c) of the second amendment to Trilogy's articles of incorporation filed with the Florida Department of State (the "Second Amendment"), 660,000 shares of the Preferred Stock have been designated as Class A Preferred with a stated value of $0.50 per share and with the attributes described in Trilogy's articles of incorporation;

         (3) Pursuant to rights granted to Trilogy's board of directors in the Second Amendment, an additional 84,818 shares of the Class A Preferred Stock have been authorized by Trilogy's board of directors.

         (4) Prior to the Effective Time, all shares of Trilogy's Preferred Stock shall have been converted to or exchanged for shares of Trilogy's Common Stock, on a share per share basis.

(B) There are 4,707,001 shares of Trilogy's Common Stock and 744,818 shares of Trilogy's Class A Preferred Stock issued and outstanding, held by the persons, and in the amounts, set forth on Schedule 2.2(B).

(C) All outstanding shares of Trilogy Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of Trilogy or any agreement to which Trilogy is a party or is bound.

(D)      (1)      Trilogy has reserved  1,016,819  shares  of  Common  Stock for
                  issuance   subject  to  outstanding,   unexercised  five  year
                  Warrants  (744,818)  and  ten  year  incentive  stock  Options
                  (272,001), there being no other obligations directly or indirectly obligating Trilogy to issue any of its securities to any person for any purpose.

         (2)      (a)      Schedule    1.6(B)(3)    sets    forth    for    each
                           outstanding option and warrant the name of the holder
                           of such  option  or  warrant,  the  number  of shares
                           subject to such option or warrant, the exercise price
                           of such option or warrant, the number of shares as to
                           which such option or warrant is  exercisable  and, if
                           the  exercisability of such option or warrant will be
                           accelerated   in  any   way   by   the   transactions
                           contemplated by this Agreement, an indication of the extent of such acceleration.

                  (b) Schedule 1.6(B)(3) also describes any repricing of Trilogy's Options or Warrants which has taken place.

         (3) Except as set forth in Schedule 1.6(B)(3), there are no other options, warrants, calls, rights, commitments or agreements of any character to which Trilogy is a party or by which it is bound obligating Trilogy to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Trilogy Capital Stock or obligating Trilogy to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.3      SUBSIDIARIES.

         Trilogy has no subsidiaries or affiliated companies and does not otherwise own any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

2.4      AUTHORITY.

(A) Trilogy has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Trilogy, subject only to the approval of the Merger and the other transactions contemplated hereby, by Trilogy's stockholders as contemplated by Section 6.1(A).

(C) This Agreement has been duly executed and delivered by Trilogy and subject to the proper authorization of this Agreement by the respective boards of directors of AmeriNet and Trilogy Acquisition and its due execution and delivery by AmeriNet and Trilogy Acquisition to Trilogy, constitutes the valid and binding obligation of Trilogy.

(D) Except as specifically disclosed in Schedule 2.4(D), the execution and delivery of this Agreement by Trilogy does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under
         (i) any provision of the articles of incorporation or bylaws of Trilogy or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Trilogy or its properties or assets.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to Trilogy in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Florida Secretary of State and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (notification on Form D) and the laws of any foreign country.

2.5      TRILOGY'S FINANCIAL STATEMENTS.

(A) Schedule 2.5(A) includes Trilogy's unaudited financial statements (balance sheets, income statements and related schedules and footnotes) as of and for the fiscal year ending June 30, 1999 and for the three months ended September 30, 1999 (collectively, the "Trilogy Financial Statements").

(B) The Trilogy Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated.

(C) The Trilogy Financial Statements present fairly the financial condition and operating results of Trilogy as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments, which will not be material in the aggregate.

(D) The unaudited balance sheet of Trilogy as of September 30, 1999 is hereinafter referred to as "Trilogy's Balance Sheet."

(E)      (1)      The  Trilogy  Financial  Statements  can  and will be audited,
                  at  Trilogy's   expense,   as  required  to  comply  with  the
                  requirements  for  material   acquisitions   under  Commission
                  Regulation S-B in a manner permitting AmeriNet to comply with its obligation under the Exchange Act to provide information concerning Trilogy in current reports on Commission Form 8-K.

         (2) The compliance of the Trilogy Financial Statements on a timely basis with the requirements of Commission Regulation S-B shall constitute a condition subsequent to the obligations of AmeriNet and Trilogy Acquisition under this Agreement and in the event of the failure of such condition subsequent, then, at AmeriNet's sole option:

                  (a) The Merger may be rescinded, and all funds advanced by AmeriNet to the Surviving Corporation shall be repaid, with interest at the annual rate of 8%, to AmeriNet within 30 days after such rescission; or

                  (b) The Escrow Shares shall be deemed defaulted to AmeriNet and the Merger shall be restructured in a manner complying with AmeriNet's reporting and other obligations under the Exchange Act, including the sale by AmeriNet of the Surviving Corporation.

2.6      NO UNDISCLOSED LIABILITIES.

         Trilogy does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the Trilogy Balance Sheet (including the notes thereto) or
(ii) have not been specifically described in this Agreement or in the Trilogy Schedules.

2.7      NO CHANGES.

         Except as specifically disclosed in Schedule 2.7, since the date of the Trilogy Financial Statements there has not been, occurred or arisen any:

(A) Transaction by Trilogy except in the ordinary course of business as conducted on that date;

(B) Capital expenditure by Trilogy, either individually or in the aggregate, exceeding $5,000;

(C) Destruction, damage to, or loss of any assets (including without limitation intangible assets) of Trilogy (whether or not covered by insurance), either individually or in the aggregate, exceeding $5,000;

(D) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(E) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Trilogy;

(F) Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of Trilogy, or any direct or indirect redemption, purchase or other acquisition by Trilogy of any of its shares;

(G) Increase in the salary or other compensation payable or to become payable by Trilogy to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by Trilogy, of a bonus or other additional salary or compensation to any such person;

(H) Acquisition, sale or transfer of any asset of Trilogy except in the ordinary course of business;

(I) Formation, amendment or termination of any distribution agreement or any material contract, agreement or license to which Trilogy is a party, other than termination by Trilogy pursuant to the terms thereof;

(J) Loan by Trilogy to any person or entity, or guaranty by Trilogy of any loan except for expense advances in the ordinary course of business consistent with past practice;

(K) Waiver or release of any material right or claim of Trilogy, including any write-off or other compromise of any material account receivable of Trilogy;

(L)  The  notice  or,  to  Trilogy's   knowledge,   commencement  or  threat  of
     commencement of any governmental proceeding against or investigation of Trilogy or its affairs;

(M) Other event or condition of any character that has or would, in Trilogy's reasonable judgment, be expected to have a Material Adverse Effect on Trilogy;

(N) Issuance, sale or redemption by Trilogy of any of its shares or of any other of its securities other than issuances of shares of Common Stock pursuant to outstanding Options and Warrants;

(O) Change in pricing or royalties set or charged by Trilogy except for discounts extended in the ordinary course of business consistent with past practice; or

(P) Negotiation or agreement by Trilogy to do any of the things described in the preceding clauses (A) through (O) (other than negotiations with AmeriNet and its representatives regarding the transactions contemplated by this Agreement).

2.8      TAX AND OTHER RETURNS AND REPORTS.

(A)      Tax Returns and Audits.

         (1) Trilogy has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to Trilogy or its operations

         (2) The Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects.

         (3) Trilogy has timely paid all Taxes required to be paid with respect to such Returns and has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes it is required to withhold.

         (4) The accruals for Taxes on the books and records of Trilogy are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Effective Date.

         (5) Trilogy has not been delinquent in the payment of any Tax nor, except as set forth in Schedule 2.8(A), is there any Tax deficiency outstanding, proposed or assessed against Trilogy, nor has Trilogy executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (6)      (a)      No  audit  or  other   examination  of any  Return of
                           Trilogy is presently in progress. Except as set forth
                           in  Schedule  2.8(A),   Trilogy  does  not  have  any
                           liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and Trilogy has no knowledge of any basis for the assertion of any such liability attributable to Trilogy, or their respective assets or operations.

                  (b) Trilogy is not (nor has it ever been) required to join with any other entity in the filing of a consolidated Tax return for federal Tax purposes or a consolidated or combined return or report for state Tax purposes.

         (7) Trilogy is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

         (8) Trilogy has provided, or made available, to AmeriNet or its legal counsel copies of all federal, provincial and state income and all sales and use Tax Returns of Trilogy for all periods since its date incorporation.

         (9) There are (and as of immediately following the Effective Date there will be) no liens on the assets of Trilogy relating to or attributable to Taxes.

         (10) Trilogy has no knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of Trilogy.

         (11) Trilogy has no property which is being sold, conveyed or transferred pursuant to this Agreement which in the hands of AmeriNet would be treated as being owned by persons other than AmeriNet pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or any analogous provisions of any state law.

         (12) None of the assets of Trilogy are treated as "Tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (13) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Trilogy that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

(B)      No Penalty.

         Trilogy is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on Trilogy.

2.9      RESTRICTIONS ON BUSINESS ACTIVITIES.

     There is no agreement (assuming the Parties thereto other than Trilogy performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon Trilogy which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of Trilogy, any acquisition of property by Trilogy or the conduct of business by Trilogy as currently conducted or as currently proposed to be conducted.

2.10 TITLE OF PROPERTIES: ABSENCE OF LIENS AND ENCUMBRANCES: CONDITION OF EQUIPMENT.

(A)      (1)      Trilogy owns no real property.

         (2) Schedule 2.10(A) sets forth a true and complete list of all real property leased by Trilogy and the aggregate annual rental or other fee payable under any such lease.

         (3)      To the  knowledge  of  Trilogy,  all such  leases  are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to Trilogy under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which Trilogy has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a material adverse effect on Trilogy.

(B) Trilogy holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in Trilogy Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

(C)      (1)      The  equipment  (the  "Equipment")  owned or leased by Trilogy is listed in Schedule 2.10(C), except individual pieces of equipment owned by Trilogy with an individual value of less than $100.

         (2) To the knowledge of Trilogy, the Equipment is, taken as a whole:

                  (a)   Adequate for the conduct of  the   business of   Trilogy
                        consistent with its past practice;

                  (b)   Suitable for the uses to which it is currently employed;

                  (c)   In good operating condition;

                  (d) Regularly and properly maintained, reasonable wear and tear excepted; and

                  (e)   Not  obsolete,  dangerous   or  in  need of  renewal  or
                        replacement, except for renewal or replacement in the ordinary course of business.

2.11     INTELLECTUAL PROPERTY.

(A)     (1)       Trilogy   owns,  or   is   licensed   to   use,  all  patents,
                  trademarks,  trade names, service marks,  copyrights,  and any
                  applications  therefor,   maskworks,  net  lists,  schematics,
                  technology,    know-how,   computer   software   programs   or
                  applications   and   tangible   or   intangible    proprietary
                  information or material (excluding Commercial Software Rights as defined in paragraph [B] below) that are used or currently proposed to be used in the business of Trilogy as currently conducted or as currently proposed to be conducted ("Trilogy's
                  Intellectual Property Rights").

         (2) Schedule 2.11 sets forth a complete list of all patents, trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefor, included in Trilogy Intellectual Property Rights, and specifies the jurisdictions in which each such Trilogy's Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of Trilogy's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered.

         (3)    (a) Schedule  2.11 also sets  forth a  complete  list of (i) any requests Trilogy has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made and (ii) all licenses, sublicenses and other agreements as to which Trilogy is a party and pursuant to which Trilogy or any other person is authorized to use any Trilogy's Intellectual Property Right or other trade secret material to Trilogy, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

                (b) Trilogy is not, nor will it be as a result of the  execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list.

         (4) Trilogy is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Trilogy Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Trilogy Intellectual Property Rights are being used.

         (5) To the knowledge of Trilogy, no claims with respect to Trilogy Intellectual Property Rights have been asserted or are threatened by any person, nor, to the knowledge of Trilogy, is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Trilogy infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by Trilogy of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Trilogy's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of Trilogy Intellectual Property Rights.

         (6) All trademarks, service marks and copyrights held by Trilogy are valid and subsisting.

         (7) To the knowledge of Trilogy, there is no material unauthorized use, infringement or misappropriation of any of Trilogy Intellectual Property Rights by any third party, including any employee or former employee of Trilogy.

         (8) Trilogy has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof nor does it have any knowledge of any such charge or claim, and there is not any infringement liability with respect to, or infringement or violation by, Trilogy of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

         (9) To Trilogy's knowledge, no Trilogy's Intellectual Property Right or product of Trilogy is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Trilogy.

         (10) There is no outstanding order, judgment, decree or stipulation on Trilogy, and Trilogy is not party to any agreement, restricting in any manner the licensing of Trilogy's products by Trilogy.

         (11) Trilogy has not entered into any agreement to indemnify any other person against any charge of infringement of any Trilogy's Intellectual Property Right.

         (12) Each current and former employee of and consultant to Trilogy has signed a confidentiality agreement substantially in Trilogy's standard form as certified by Trilogy, delivered to AmeriNet and included in Schedule 2.12.

(B)      (1)      "Commercial   Software  Rights" means  packaged   commercially
                  available software programs generally available to the public through retail dealers in computer software which have been licensed to Trilogy pursuant to end-user licenses and which are used in Trilogy's business but are in no way a component of or incorporated in any of Trilogy's products and related trademarks, technology and know-how.

         (2) To the best of Trilogy's knowledge, Trilogy has not breached or violated the terms of its license, sublicense or other agreement relating to any Commercial Software Rights and has a valid right to use such Commercial Software Rights and has a valid right to use such Commercial Rights under such license and agreements.

         (3) Trilogy is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement relating to Commercial Software Rights.

         (4) No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of Trilogy, are threatened by any person against Trilogy, nor to the knowledge of Trilogy is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Trilogy infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by Trilogy of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Trilogy's business as currently conducted or as proposed to be conducted, or (iii) challenging the validity or effectiveness of any of Trilogy's rights to use Commercial Software Rights.

         (5) To the knowledge of Trilogy, there is no material unauthorized use, infringement or misappropriation of any of the Commercial Software Rights by Trilogy or any employee or former employee of Trilogy during the period of their employment.

         (6) To the knowledge of Trilogy, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the use thereof by Trilogy.

2.12     AGREEMENTS, CONTRACTS AND COMMITMENTS.

(A) Except as specifically disclosed in Schedule 2.12, Trilogy does not have, is not a party to nor is it bound by:

         (1)   Any collective bargaining agreements;

         (2) Any agreements that contain any unpaid severance liabilities or obligations;

         (3)   Any   bonus,  deferred   compensation,   incentive  compensation,
               pension,  profit-sharing  or   retirement  plans,  or  any  other
               employee benefit plans or arrangements;

         (4) Any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by Trilogy on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit Trilogy's ability to terminate employees at will;

         (5) Agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (6)   Any fidelity or surety bond or completion bond;

         (7) Any lease of personal property having a value individually in excess of $2,000;

         (8) Any agreement of indemnification or guaranty not entered into in the ordinary course of business;

         (9) Any agreement, contract or commitment containing any covenant limiting the freedom of Trilogy to engage in any line of business or compete with any person;

         (10)  Any  agreement,   contract  or  commitment  relating  to  capital
               expenditures and involving future obligations in excess of $10,000 in any single instance or $20,000 in the aggregate;

         (11) Any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

         (12) Any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in Schedule 2.12(A)(12) hereof;

         (13) Any purchase order or contract for the purchase of raw materials or acquisition of assets involving $1,000 or more in any single instance or $20,000 or more in the aggregate;

         (14)  Any construction contracts;

         (15)  Any distribution, joint marketing or development agreement;

         (16) Any other agreement, contract or commitment which involves $2,000 or more in any single instance or more than $45,000 in the aggregate and is not cancelable without penalty within thirty
               (30) days other than standard end-user licenses of Trilogy's products and services in the ordinary course of business consistent with past practice, or

         (17)  Any agreement which is otherwise material to Trilogy's business.

(B)       (1)  Trilogy has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is bound (including those set forth in any of Trilogy Schedules) in such manner as would permit any other party to cancel or terminate the same.

          (2) Each agreement, contract or commitment required to be set forth in any of Trilogy Schedules is in full force and effect (assuming such agreement, contract or commitment has been duly authorized, executed and delivered by the other party or parties thereto) and, except as otherwise disclosed or defaults fully remedied or resolved, is not subject to any material default thereunder of which Trilogy has knowledge by any party obligated to Trilogy pursuant thereto.

2.13     INTERESTED PARTY TRANSACTIONS.

         Except as specifically disclosed in Schedule 2.13, no officer, director or stockholder of Trilogy (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity (provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13) in which any of such persons has or has had an interest), has or has had, directly or indirectly:

(A) An interest in any entity which furnished or sold, or furnishes or sells, services or products which Trilogy furnishes or sells, or proposes to furnish or sell;

(B) Any interest in any entity which purchases from or sells or furnishes to, Trilogy, any goods or services; or

(C) A beneficial interest in any contract or agreement required to be set forth in Schedule 2.12.

2.14     GOVERNMENTAL AUTHORIZATION.

(A)  Schedule 2.14 accurately lists each material federal,  state, county, local
     or  foreign  governmental  consent,   license,   permit,  grant,  or  other
     authorization issued to Trilogy:

     (1) Pursuant to which Trilogy currently operates or holds any interest in any of its properties; or

     (2)  Which is required for the  operation of its business or the holding of
          any   such   interest    (herein    collectively    called    "Trilogy
          Authorizations").

(B) Trilogy Authorizations are in full force and effect and constitute all the material authorizations required to permit Trilogy to operate or conduct its business or hold any interest in its properties.

2.15     LITIGATION.

(A) Schedule 2.15 annexed hereto accurately lists all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims, pending or, to Trilogy's knowledge, threatened or which Trilogy expects will ultimately be threatened or commenced.

(B) None of such suits, actions, proceedings, investigations or claims seek to prevent the consummation of the Merger.

(C) There is no judgment, decree or order enjoining Trilogy in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of Trilogy.

(D)  Schedule 2.15 also lists all suits and legal actions initiated by Trilogy.

2.16     ACCOUNTS RECEIVABLE.

(A) All receivables of Trilogy arose in the ordinary course of business at the aggregate amounts thereof, are to the best of Trilogy's knowledge collectible (except to the extent reserved against as reflected in Trilogy's Financial Statements) and are carried at values determined in accordance with generally accepted accounting principles consistently applied.

(B) To the knowledge of Trilogy, none of the receivables of Trilogy is subject to any claim of offset, recoupment, setoff or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim.

(C) No receivables are contingent upon the performance by Trilogy of any obligation or contract except for Trilogy's maintenance obligations under its maintenance agreements (although no customer has claimed that Trilogy has failed to perform its maintenance obligations).

(D) No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

2.17     MINUTE BOOKS.

     The minute books of Trilogy made available to counsel for AmeriNet contain a complete and accurate summary of all meetings of directors and stockholders since the time of incorporation of Trilogy, and reflect all transactions referred to in such minutes accurately in all material respects.

2.18     ENVIRONMENTAL AND OSHA.

(A)      Hazardous Material.

         (1) As of the Effective Date, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of Trilogy (excluding failure of Trilogy to remedy the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of Trilogy's Property of which presence Trilogy does not have knowledge) in violation of any law in effect on or before the Effective Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Trilogy or any of its past or present subsidiaries has at any time owned, operated, occupied or leased (collectively, "Trilogy's Property").

         (2) In any event, Trilogy does not know of the presence of any Hazardous Material in, on or under any Trilogy's Property.

(B)      Hazardous Materials Activities.

         At no time prior to the Effective Date has Trilogy transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Date, nor has Trilogy disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 and any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Effective Date.

(C) Permits.

         Trilogy currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of Trilogy's Hazardous Material Activities and other businesses of Trilogy as such activities and businesses are currently being conducted.

2.19     BROKERS' AND FINDERS' FEES.

         Except as set forth in Schedule 2.19, Trilogy has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.20     LABOR MATTERS.

(A) Trilogy is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.

(B) Trilogy has not received any notice from any Governmental Entity, and to the knowledge of Trilogy, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Trilogy is a party or involving Trilogy, and there is neither pending nor, to the knowledge of Trilogy, threatened, any investigation or hearing concerning Trilogy arising out of or based upon any such laws, regulations or practices.

(C)      Trilogy has not  received  notice of and to the best of its  knowledge,
         there  are  no  pending  claims  against   Trilogy  under  any  workers
         compensation plan or policy or for long term disability.

(D) To the best of Trilogy's knowledge, it has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and has no obligations with respect to any former employees or qualifying beneficiaries thereunder.

(E) Schedule 2.20 lists all current employees of Trilogy and their current salary and vacation accruals.

2.21     INSURANCE.

(A) Schedule 2.21 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of Trilogy as well as all claims made under any insurance policy by Trilogy since its incorporation.

(B) There is no claim by Trilogy pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

(C) All premiums payable under all such policies and bonds have been paid and Trilogy is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

(D) Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of Trilogy.

(E) Trilogy does not know of any threatened termination of or material premium increase with respect to any of such policies.

(F) Trilogy has never been denied insurance coverage nor has any insurance policy of Trilogy ever been canceled for any reason.

2.22     COMPLIANCE WITH LAWS.

         Trilogy has not received any notices of violation with respect to and to the best of its knowledge has complied in all material respects with and is not in violation in any material respect of any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

2.23     COMPLETE COPIES OF MATERIALS.

         Trilogy has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by AmeriNet or its counsel.

2.24     BINDING AGREEMENTS: NO DEFAULT.

         Each of the contracts, agreements and other instruments shown on the Exhibits and Schedules referred to in this Agreement to which Trilogy is a party is a legal, binding and enforceable obligation in favor of or against Trilogy (assuming that such contracts, agreements and instruments are binding on all other parties thereto, Trilogy having no reason to believe that they are not), in accordance with its terms, and no party with whom Trilogy has an agreement or contract is, to Trilogy's knowledge, in default thereunder or has breached any material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

2.25     CURRENT REPORT ON FORM 8-K

(A) The information supplied by Trilogy for inclusion in the current report on Commission Form 8-K within 15 days after the Effective Date annexed hereto as Exhibit 2.25 and in all other reports which AmeriNet will file thereafter pursuant to Sections 12(g), 13 and 15(d) of the Exchange Act, shall not contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement which has become false or misleading.

(B) If at any time prior to the Effective Date any event relating to Trilogy or any of its affiliates, officers or directors should be discovered by Trilogy which should be set forth in the Current Report on Form 8-K, Trilogy shall promptly inform AmeriNet and Trilogy Acquisition.

(C) Notwithstanding the foregoing, Trilogy makes no representation or warranty with respect to any information supplied by AmeriNet or Trilogy Acquisition which is contained in any of the foregoing documents.

2.26     FIRPTA.

         Trilogy is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

2.27     EMPLOYEE BENEFIT PLANS.

(A) Schedule 2.27 lists all employee benefit plans [as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, "ERISA"] and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of Trilogy, any trade or business (whether or not incorporated) which is a member or which is under common control with Trilogy (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of Trilogy (together, the "Employee Plans"), and a copy of each such Employee Plan has been provided to AmeriNet.

(B) (1) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA;

     (2) (a) To the best of Trilogy's knowledge: all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and Trilogy has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans;

          (b) Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

          (c) No Employee Plan is or within the prior six years has been subject to, and Trilogy has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code; and

          (d) To the best of Trilogy's knowledge, nothing in any Employee Plan precludes or interferes with AmeriNet's ability to cause Trilogy to terminate (or consolidate, at AmeriNet's option) any Employee Plan after the Effective Date; provided that: (i) the Employee Plans may be terminated prospectively only, subject to rights accrued by Trilogy's employees at the time of such termination and (ii) not more than sixty days notice may be required to terminate certain Employee Plans.

     (3) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan:

          (a)  Any act or  omission  by  Trilogy  constituting  a  violation  of
               Section 402, 403, 404 or 405 of ERISA;

          (b) Any act or omission by Trilogy which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code;

          (c)  Any act or  omission  by  Trilogy  constituting  a  violation  of
               Section 503, 510 or 511 of ERISA; or (IV) any act or omission by Trilogy which could give rise to liability under Section 502 of ERISA or under Sections 4972 or 4975 through 4980 of the Code.

     (4) (a) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from Trilogy or any of its subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the audited Trilogy's Financial Statements for the most recently-ended fiscal year.

          (b) To the best of Trilogy's knowledge, all accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis.

          (c) There has been no amendment, written interpretation or announcement (whether or not written) by Trilogy with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

     (5) Trilogy has made available to AmeriNet complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

2.28     DISTRIBUTION AGREEMENTS.

         No third party or parties have the right to distribute Trilogy's products or to market its services except as disclosed in Schedule 2.28, which discloses the names, addresses, telephone numbers, fax numbers, e-mail addresses and federal Tax identification numbers of each such person, together with a summary of the agreements pursuant to which Trilogy's products are distributed or its services are marketed.

2.29     REPRESENTATIONS COMPLETE.

         None of the representations or warranties made by Trilogy, nor any statement made in any Schedule, Exhibit or certificate furnished by Trilogy pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF AMERINET AND TRILOGY ACQUISITION

         AmeriNet and Trilogy Acquisition represent and warrant to Trilogy as a material inducement to its entry into this Agreement, subject to the exceptions specifically disclosed in the schedules supplied and initialed by AmeriNet to Trilogy (the "AmeriNet Schedules") and AmeriNet's Exchange Act Reports, as follows:

3.1      ORGANIZATION, STANDING AND POWER.

(A) AmeriNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(B)      (1)   Trilogy  Acquisition  is a corporation  organized for purposes of the Merger by the Harris  Firm,  legal  counsel to  Trilogy,  and
               based  on  the   representations  of  the  Harris  Firm,  Trilogy
               Acquisition  is  duly  organized,  validly  existing  and in good standing under the laws of the State of Florida  organized solely
               to  effect  the  transactions   contemplated  by  this  Agreement
               immediately prior to its execution.

         (2)   All  representations   concerning  Trilogy  Acquisition  in  this
               Agreement, including the Exhibits and Schedules, are based on information provided to AmeriNet by legal counsel to Trilogy.

(C) AmeriNet and Trilogy Acquisition have the corporate power to own their properties and to carry on their business as now being conducted and are duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on AmeriNet and Trilogy Acquisition taken as a whole.

(D) AmeriNet has made available a true and correct copy of the articles of incorporation and bylaws of AmeriNet and Trilogy Acquisition, as amended to date, to counsel for Trilogy.

3.2      CAPITAL STRUCTURE.

(A)     (1)    The authorized stock of AmeriNet consists of 20,000,000 shares of
               Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share, the attributes of which are to be determined on a case by case basis by AmeriNet's board of directors.

        (2)    AmeriNet  had  8,354,126   shares  of  Common  Stock  issued  and
               outstanding as of November 15, 1999 and no shares of Preferred Stock have ever been issued.

        (3) AmeriNet has reserved 4,368,980 shares of Common Stock (excluding those issuable pursuant to the terms of this Agreement) for issuance as described in AmeriNet's 10-KSB for the year ended June 30, 1999 and 10-QSB for the calendar quarter ended September 30, 1999.

         (4) There are no other options, warrants, calls, rights, commitments or agreements of any character to which AmeriNet is a party or by which it is bound obligating AmeriNet to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of AmeriNet or obligating AmeriNet to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, other than as may be required in conjunction with other acquisitions under negotiation and as disclosed in the Exchange Act Reports.

         (5) Pursuant to AmeriNet's articles of incorporation, they may be amended by action of the board of directors without stockholder approval to increase the amount of authorized Capital Stock.

(B)      (1)   The authorized Capital Stock of Trilogy  Acquisition  consists of
               7,500 shares of common stock, par value $1.00 per share;

         (2) 100 shares of Trilogy Acquisition's common stock are currently issued and outstanding, all of which and are held by AmeriNet; and

         (3) No shares of Trilogy Acquisition's common stock are reserved for any purpose.

(C) All of AmeriNet's and Trilogy Acquisition's shares of common and preferred stock have been duly authorized, and all of their issued and outstanding shares of common stock have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

(D) The shares of AmeriNet Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable.

3.3      AUTHORITY.

(A)      AmeriNet and Trilogy Acquisition have all requisite corporate power and
         authority  to  enter  into  this   Agreement  and  to  consummate   the
         transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AmeriNet and Trilogy Acquisition.

(C) This Agreement has been duly executed and delivered by AmeriNet and Trilogy Acquisition and, subject to having also been approved by Trilogy's board of directors and properly executed and delivered by Trilogy, constitutes a valid and binding obligation of AmeriNet and Trilogy Acquisition.

(D) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under:

         (1) Any provision of the articles of incorporation or bylaws of AmeriNet and Trilogy Acquisition; or

         (2) Any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AmeriNet or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the ability of AmeriNet to consummate the transactions contemplated hereby.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to AmeriNet and Trilogy Acquisition in connection with the execution and delivery of this Agreement by AmeriNet and Trilogy Acquisition or the consummation by AmeriNet and Trilogy Acquisition of the transactions contemplated hereby, except for:

         (1) The filing of the Articles of Merger with the Florida Secretary of State;

         (2) Such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (a Form D Notification Statement) and the laws of any foreign country; and

         (3) Such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of AmeriNet to consummate the transactions contemplated hereby.

3.4      EXCHANGE ACT REPORTS; AMERINET FINANCIAL STATEMENTS.

(A) All materials required to be filed by AmeriNet with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act since current management took office starting in November of 1998, have been filed and are available on the Commission's Internet web site at www.sec.gov in its EDGAR Archives sub-site.

(B) To the best of AmeriNet's knowledge, the Exchange Act Reports comply in all material respects with the requirements of the Exchange Act, other than in conjunction with filing deadlines, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the Commission or by information provided by AmeriNet to Trilogy.
(C) The financial statements of AmeriNet (the "AmeriNet Financial Statements"), including the notes thereto, included in the report on Commission Form 10-KSB for the period ended June 30, 1999 (the "1999 10-KSB") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of AmeriNet at the date thereof and of its operations and cash flows for the period then ended.

(D) There has been no change in AmeriNet accounting policies or estimates except as described in the notes to AmeriNet's Financial Statements or in subsequently filed Exchange Act Reports.

(E)      AmeriNet has no material obligations, other than:

         (1)      Those   set   forth   in   AmeriNet's   Financial   Statements
                  (obligations not required to be set forth in AmeriNet's Financial Statements under generally accepted accounting principles being deemed not material);

         (2) Those resulting from ongoing acquisition activities which developed after the date of AmeriNet's Financial Statements but are not yet definite enough to require filing in the Exchange Act Reports;

         (3)      Those pertaining to confidential letters of intent; or

         (4)      Those disclosed by AmeriNet to Trilogy in writing.

(F) The information supplied by AmeriNet for inclusion in the Current Report on Form 8-K pertaining to this merger will not contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements therein not false or misleading.

(G) If at any time prior to the Effective Date any event relating to AmeriNet, Trilogy Acquisition or any of their respective affiliates, officers or directors should be discovered by AmeriNet or Trilogy Acquisition which should be set forth in the Current Report on Form 8-K, AmeriNet or Trilogy Acquisition will promptly inform Trilogy.

(H) Notwithstanding the foregoing, AmeriNet and Trilogy Acquisition make no representation or warranty with respect to any information supplied by Trilogy which is contained in any of the foregoing documents.

(I) To the best of AmeriNet's knowledge, there are no currently outstanding comment letters from the Commission that have not been responded to and complied with, except for the comment letter annexed hereto and made a part hereof as Schedule 3.4(I), which is expected to be complied with prior to the Merger.

3.5      BROKER'S AND FINDERS' FEES.

         Except as disclosed in the Exchange Act Reports, AmeriNet has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

3.6      OWNERSHIP OF TRILOGY'S CAPITAL STOCK.

         As of the date of execution of this Agreement, AmeriNet does not own any shares of Trilogy's Capital Stock.

3.7      LITIGATION.

         There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against AmeriNet pending or, to AmeriNet's knowledge, threatened, which (i) if determined adversely to AmeriNet, could be expected to result in a material adverse effect on the financial condition or results of operations of AmeriNet, or (ii) seek to prevent the consummation of the Merger.

3.8      LIMITED ACTIVITIES

(A) AmeriNet is a holding company with no material operations or assets other than the shares of its subsidiaries common stock and operations pertaining to supervision and coordination of the activities of its subsidiaries, provision of support services for its subsidiaries, acquisition related activities and compliance with applicable laws, including federal securities and internal revenue laws.

(B) AmeriNet has one subsidiary, American Internet Technical Center, Inc., a Florida corporation, which it expects to merge with Wriwebs.com, Inc., also a Florida corporation, as a result of which the surviving entity will be a wholly owned subsidiary of AmeriNet.

3.9      NO UNDISCLOSED LIABILITIES.

         AmeriNet does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the AmeriNet Financial Statements (including the notes thereto) or (ii) have not been specifically described in this Agreement or in the Exchange Act Reports.

3.10     NO CHANGES.

         Since the date of the latest AmeriNet Exchange Act Report there has not been, occurred or arisen any:

(A) Destruction, damage to, or loss of any assets (including without limitation intangible assets) of AmeriNet or its subsidiaries (whether or not covered by insurance), either individually or in the aggregate, exceeding $30,000, other than losses by subsidiaries in the ordinary course of business.

(B) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(C) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by AmeriNet or its subsidiaries;

(D) Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of AmeriNet or its subsidiaries, or any direct or indirect redemption, purchase or other acquisition by AmeriNet or its subsidiaries of any of their shares;

(E) The notice of or to AmeriNet or its subsidiaries's knowledge, commencement or threat of commencement of any governmental proceeding against or investigation of AmeriNet or its subsidiaries or their affairs;

(F) Other event or condition of any character that has or would, in AmeriNet or its subsidiaries's reasonable judgment, be expected to have a material adverse effect on AmeriNet or its subsidiaries;

(G) Negotiation or agreement by AmeriNet or its subsidiaries to do any of the things described in the preceding clauses (A) through (F) other than negotiations with AmeriNet or its subsidiaries and their representatives regarding the transactions contemplated by this Agreement or other acquisitions.

3.11     TAX AND OTHER RETURNS AND REPORTS.

(A)      Tax Returns and Audits.

         (1) AmeriNet and its subsidiaries have accurately prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to AmeriNet or its subsidiaries or their operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects.

         (2) AmeriNet and its subsidiaries have timely paid all Taxes required to be paid with respect to such Returns and have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes they are required to withhold.

         (3) The accruals for Taxes on the books and records of AmeriNet and its subsidiaries are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Effective Date.

         (4) AmeriNet and its subsidiaries have not been delinquent in the payment of any Tax nor, except as disclosed in the Exchange Act Reports, is there any Tax deficiency outstanding, proposed or assessed against AmeriNet or its subsidiaries, nor has AmeriNet or its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (5)      Except as disclosed in the Exchange Act Reports:

                  (a)      No  audit  or  other  examination  of any  Return  of
                           AmeriNet  or  its   subsidiaries   is   presently  in
                           progress.

                  (b) AmeriNet and its subsidiaries do not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and AmeriNet and its subsidiaries have no knowledge of any basis for the assertion of any such liability attributable to AmeriNet or its subsidiaries, or their respective assets or operations.

         (6) AmeriNet and its subsidiaries are not parties to or bound by any tax indemnity, tax sharing or tax allocation agreement.

         (7) AmeriNet and its subsidiaries have provided, or made available to Trilogy or its legal counsel copies of all federal, provincial and state income and all sales and use Tax Returns of AmeriNet or its subsidiaries for all periods since January 1, 1998.

         (8) There are (and as of immediately following the Effective Date there will be) no liens on the assets of AmeriNet or its subsidiaries relating to or attributable to Taxes.

         (9) AmeriNet and its subsidiaries have no knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of AmeriNet or its subsidiaries.

         (10) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of AmeriNet or its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

(B)      No Penalty.

         Neither AmeriNet nor its subsidiaries are subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on AmeriNet or its subsidiaries.

3.12     ENVIRONMENTAL AND OSHA.

(A)      Hazardous Material.

         (1) As of the Effective Date, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of AmeriNet or its subsidiaries (excluding failure of AmeriNet or its subsidiaries to remedy the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of AmeriNet or its subsidiaries's property of which presence AmeriNet or its subsidiaries do not have knowledge) in violation of any law in effect on or before the Effective Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that AmeriNet or its subsidiaries own, operate, occupy or lease (collectively, "AmeriNet or its subsidiaries's property").

         (2) In any event, AmeriNet and its subsidiaries do not know of the presence of any Hazardous Material in, on or under any of their property.

(B)      Hazardous Materials Activities.

         At no time prior to the Effective Date has AmeriNet or its subsidiaries transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Date, nor has AmeriNet or its subsidiaries disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 and any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Effective Date.

(C) Permits.

         AmeriNet or its subsidiaries currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of AmeriNet or its subsidiaries's Hazardous Material Activities and other businesses of AmeriNet or its subsidiaries as such activities and businesses are currently being conducted.

3.13     REPRESENTATIONS COMPLETE.

         None of the representations or warranties made by AmeriNet or its subsidiaries, nor any statement made in any Schedule, Exhibit or certificate furnished by AmeriNet or its subsidiaries pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a material fact at the Effective Date, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1      CONDUCT OF BUSINESS OF TRILOGY.

(A) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Trilogy agrees (except to the extent that AmeriNet shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact Trilogy's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that Trilogy's goodwill and ongoing businesses shall be unimpaired at the Effective Time.

(B) Trilogy shall promptly notify AmeriNet of any event or occurrence or emergency not, in the reasonable judgment of Trilogy, in the ordinary course of business of Trilogy, and any event which could, in the reasonable judgment of Trilogy, have a material adverse effect on Trilogy.

(C) Except as expressly contemplated by this Agreement or set forth in Schedule 4.1, Trilogy shall not, without the prior written consent of AmeriNet:

     (1) Except pursuant to existing contractual provisions of Options or Warrants outstanding on the date hereof, accelerate, amend or change the period of exercisability of Options, Warrants or restricted stock granted under the employee stock plans of Trilogy or authorize cash payments in exchange for any Options or Warrants granted under any of such plans;)

     (2) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $5,000;

     (3) Grant any severance or termination pay to any director, officer or employee except (i) payments made pursuant to standard written agreements outstanding on the date hereof or (ii) in the case of employees who are not officers, grants which are made in the ordinary course of business in accordance with Trilogy's standard past practices;

     (4) Except for licenses granted to end-users pursuant to Trilogy's standard license agreements, transfer to any person or entity any rights to Trilogy's Intellectual Property;

     (5) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of Trilogy;

     (6) Violate, amend or otherwise modify the terms of any of the contracts or agreements required to be set forth in Trilogy Schedules;

     (7)  Commence any litigation;

     (8) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its Capital Stock, or split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Capital Stock of Trilogy, or repurchase or otherwise acquire, directly or indirectly, any shares of its Capital Stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to Trilogy;

     (9) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities except for the issuance of shares of Capital Stock upon exercise of Options or Warrants outstanding on the date hereof;

     (10) Cause or permit any amendments to its articles of incorporation or bylaws;

     (11) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Trilogy;

     (12) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Trilogy, except in the ordinary course of business;

     (13) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Trilogy or guarantee any debt securities of others;

     (14) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

     (15) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (16) Pay, discharge or satisfy in an amount in excess of $5,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Trilogy Financial Statements (or the notes thereto);

     (17) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

     (18) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(C)(1) through 4.1(C)(17) above, or any action which would make any of the representations or warranties or covenants of Trilogy contained in this Agreement materially untrue or incorrect.

4.2      NO SOLICITATION.

(A) Prior to the Effective Time, except as required by applicable fiduciary duties and permitted by applicable law, Trilogy will not (nor will Trilogy permit any of Trilogy's officers, directors, stockholders affiliated with any officer or director or Trilogy's agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than AmeriNet and its designees:

         (1) Solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of Trilogy's business and properties or Capital Stock whether by merger, purchase of assets, tender offer or otherwise;

         (2) Except as required by law and except for disclosures made to financial institutions and others in the ordinary course of business, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning Trilogy's business and properties or afford to any person or entity access to its properties, books or records, or

         (3) Assist or cooperate with any person to make any proposal to purchase all or any part of Trilogy's Capital Stock or of its assets (other in the ordinary course of business).

(B) In the event Trilogy shall receive any offer or proposal, directly or indirectly, of the type referred to in Section 4.2(A)(1) and (3) above, or any request for disclosure or access pursuant to clause 4.2(A)(2) above, Trilogy shall immediately inform AmeriNet as to any such offer or proposal and will cooperate with AmeriNet by furnishing any information it may reasonably request.

4.3      CONDUCT OF BUSINESS OF AMERINET.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, as the case may be, AmeriNet agrees (except to the extent that Trilogy shall otherwise consent in writing), that AmeriNet shall promptly notify Trilogy of any event or occurrence or emergency which is not in the ordinary course of business of AmeriNet and which is material and adverse to the business of AmeriNet and its subsidiaries taken as a whole.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1      REPORT ON FORM 8-K.

(A) Within fifteen days following the Effective Date, AmeriNet, with the assistance and cooperation of Trilogy's current officers, shall prepare and file with the Commission a current report on Commission Form 8-K (the "8-K Report") disclosing the Merger and containing information concerning Trilogy required by Commission Regulation S-B, except for audited financial statements that may be filed within 75 days after the Effective Date.

(B)      (1)      AmeriNet,  with  the  full   cooperation   and  assistance  of
                  Trilogy's current officers, attorney's and accountants, shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws, rules and regulations and shall use all reasonable efforts required approvals and clearances with respect thereto.

         (2) AmeriNet and Trilogy shall use their reasonable best efforts to secure the Commission's acceptance of the audited Trilogy
               Financial Statements as complying with the requirements of Regulation S-B, and Trilogy will make any reasonable modification's to the Trilogy Financial Statements which it can make, at the request of the Commission; and, if required, will use best efforts to secure required extensions from the Commission of time in which to provide materials complying with Commission Regulation S-B.

(C) The provision of the audited Trilogy Financial Statements on a timely basis in full compliance with the requirements of Commission Regulation S-B shall constitute a condition subsequent to the obligations of AmeriNet and Trilogy Acquisition under this Agreement and in the event of the failure of such condition subsequent, then, at AmeriNet's sole option:

         (1) The Merger may be rescinded, and all funds advanced by AmeriNet to the Surviving Corporation shall be repaid, with interest at the annual rate of 8%, to AmeriNet within 30 days after such rescission; or

         (2) The Escrow Shares shall be deemed defaulted to AmeriNet and the Merger shall be restructured in a manner complying with AmeriNet's reporting and other obligations under the Exchange Act, including the sale by AmeriNet of the Surviving Corporation.

5.2      MEETING OF TRILOGY'S STOCKHOLDERS.

(A) Trilogy either has or shall promptly after the date hereof take all action necessary in accordance with the Florida Corporate Merger Laws and its articles of incorporation and bylaws to convene a meeting of its stockholders or obtain a written consent in-lieu of meeting executed by the requisite majority of its stockholders, as permitted under applicable law, for the purpose of ratifying this Agreement (the Trilogy Stockholders' Meeting").

(B) Trilogy shall consult with AmeriNet and use all reasonable efforts to hold the Trilogy Stockholders' Meeting on a day acceptable to AmeriNet.

(C) In connection with the Trilogy Stockholders' Meeting, Trilogy shall prepare and deliver to its stockholders all information necessary for them to vote at such meeting on the issue of ratification of this Agreement under the laws of the United States, the State of Florida and their respective states of domicile.

5.3      ACCESS TO INFORMATION.

(A) Trilogy shall afford AmeriNet and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all:

         (1)   Of its properties, books, contracts, commitments and records; and

         (2)   Other  information  concerning   the  business,  properties   and
               personnel of Trilogy as AmeriNet may reasonably request.

(B) Trilogy agrees to provide to AmeriNet and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(C) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

5.4      CONFIDENTIALITY.

(A) From the date hereof to and including the Effective Date, the Parties shall maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the Parties contained herein, information concerning the other Parties and obtained directly or indirectly from such Parties, or their directors, employees, agents or advisors, or as was in the possession of such Party prior to obtaining such information from such other Party as to which the fact of prior possession such possessing Party shall have the burden of proof and such information as is or becomes:

         (1) Available to the non-disclosing Party from third parties not subject to an undertaking of confidentiality or secrecy;

         (2) Generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or

         (3)   Required to be disclosed under applicable law.

(B) In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

5.5      EXPENSES.

         Whether or not the Merger is consummated, all expenses incurred in connection with the Merger and this Agreement ("Expenses") shall be the obligation of the Party incurring such expenses.

5.6      PUBLIC DISCLOSURE.

         Unless otherwise required by law, prior to the Effective Date no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any Party unless approved by AmeriNet and TRILOGY PRIOR TO RELEASE, PROVIDED THAT such approval shall not be unnecessarily withheld, subject, in the case of AmeriNet, to AmeriNet's obligation to comply with applicable securities laws.

5.7      CONSENTS.

         AmeriNet and Trilogy shall promptly apply for or otherwise seek, and use their best efforts to obtain, all consents and approvals required to be obtained by them for the consummation of the Merger, and Trilogy shall use its best efforts to obtain all consents, waivers and approvals under any of Trilogy's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation, and otherwise in connection with the Merger; all of such consents and approvals being set forth in Schedule 5.7.

5.8      AFFILIATE AGREEMENTS.

(A) Schedule 5.8 sets forth those persons who are, in Trilogy's reasonable judgment, "affiliates" of Trilogy within the meaning of Commission Rule 145 (the "Affiliate[s]").

(B) Trilogy shall provide AmeriNet such information and documents as AmeriNet shall reasonably request for purposes of reviewing such list.

(C) Trilogy shall use its best efforts to deliver or cause to be delivered to AmeriNet, concurrently with the execution of this Agreement (and in any case prior to the Effective Date) from each of the Affiliates of Trilogy, an executed Affiliate Agreement in the form annexed hereto as
         Exhibit 5.8.

(D) AmeriNet and Trilogy Acquisition shall be entitled to place appropriate legends on the certificates evidencing any AmeriNet Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for AmeriNet Common Stock, consistent with the terms of such Affiliate Agreements, in addition to the legends and stop transfer instructions placed and issues on all certificates to be issued to Trilogy's stockholders in conjunction with the Merger based on the Parties reliance on Section 4(2) of the Securities Act

5.9      LEGAL REQUIREMENTS.

(A) AmeriNet, Trilogy Acquisition and Trilogy will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party in connection with any such requirements imposed upon such other Party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

(B) The foregoing obligations shall not be construed to require Trilogy to pay money or other consideration to stockholders of Trilogy to undue influence such stockholders to vote in favor of the Merger and the transactions contemplated hereby.

5.10     BLUE SKY LAWS.

         Legal counsel to Trilogy, with the cooperation of legal counsel to AmeriNet and Trilogy Acquisition, shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of AmeriNet Common Stock pursuant hereto.

5.11     BEST EFFORTS: ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES.

(A) Each of the Parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Merger and the condition subsequent under this Agreement.

(B) Each Party, at the request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.12     EMPLOYMENT AGREEMENTS.

         The individuals set forth on Schedule 5.12 will as of the Effective Date be parties to the employment agreements included in composite Exhibit 5.12 hereto (the "Employment Agreements"), which shall supersede all prior employment agreements or arrangements with any such persons.

5.13     INVESTMENT BY AMERINET IN  SURVIVING CORPORATION.

         Subject to Trilogy's substantial compliance with its material obligations under this Agreement, including those involving provision of audited financial statements for its operations for the time period and in the form required by Commission Regulation S-B for purposes of the Merger, AmeriNet hereby covenants and agrees to provide the following funds, to be expended
solely  for  the  purposes  set  forth  in  Schedule   5.13,  to  the  Surviving
Corporation:

(A)      As provided in Section 1.2(C), the sum of $250,000;

(B) Within 90 days after the Effective Date, provided that audited financial statements for Trilogy required pursuant to Commission Regulation S-B (the "Audited Trilogy Statements") have been provided to AmeriNet, filed with the Commission and not found deficient by the Commission, the sum of $325,000, and

(C) Within 180 days after the Effective Date, provided that the Audited Trilogy Statements have been provided to AmeriNet, filed with the Commission and not found deficient by the Commission, the sum of $325,000.

5.14     THE SURVIVING CORPORATION'S BOARD OF DIRECTORS.

(A) Subject to (i) compliance with all of obligations under this Agreement by the Former Trilogy Stockholders, Trilogy and the Surviving Corporation, including, without limitation, those involving provision of audited financial statements for Trilogy's operations for the time period and in the form required by Commission Regulation S-B for purposes of the Merger, (ii) compliance by the members of the board of directors of the Surviving Corporation with their fiduciary obligations to AmeriNet as the Surviving Corporation's stockholder and with applicable laws and (iii) the attainment by the Surviving Corporation, on a quarterly basis of at least 80% of the financial projections established in Schedule 5.14 (the "Projections"), AmeriNet hereby covenants and agrees that it will maintain membership on the board of directors of the Surviving Corporation in the following ratio: two thirds of the members will be designees of Mr. Dennis A. Berardi and Ms. Carol A. Berardi and one third will be designees of AmeriNet, provided, however, that:

         (1) A quorum for meetings of the board of directors of the Surviving Corporation and action by such board of directors will require the participation of Amerinet's designees; provided further, that, if a meeting deemed to involve material issues is adjourned due to the inability to attain a quorum as a result of the absence of the AmeriNet designees, then, upon receipt of written notice from the Surviving Corporation's board of directors, AmeriNet must assure that its designees attend the reconvened meeting, which will be held by telephone conference at a time during a business day designated by AmeriNet within three days after AmeriNet is provided with the written notice of the adjourned meeting.

         (2) The board of directors of the Surviving Corporation will not, without AmeriNet's prior written consent specifying the action authorized, be authorized to engage in any material change in the Surviving Corporation's business not contemplated by the Projections, to sell a material portion of the Surviving Corporation's assets outside the normal course of business, to issue any securities, to authorize the borrowing of any funds or pledge of any assets, for so long as the Surviving Corporation remains a subsidiary of AmeriNet; and

         (3)      (a)      The  initial   determination  by  AmeriNet  as to the
                           attainment of the Projections shall not be made until two complete fiscal quarters have passed since the Effective Date;

                  (b) After the first year following the Effective Date, the Projections may be modified periodically by unanimous action (including the affirmative votes of all AmeriNet designees) of the board of directors of the Surviving Corporation.

                  (c) In the event that the right of Mr. & Mrs. Berardi to designate two thirds of the membership on the board of directors of the Surviving Corporation is suspended due to failure to meet the Projections, such right shall be reinstated at such time as the deficiency in meeting the Projections, on a cumulative basis, has been cured.

5.15     CREDIT FOR TIME EMPLOYED.

         For purposes of determining the eligibility of any Trilogy employee to receive benefits under any employee benefit plan, or for determining the amount or scope of any such benefit for which a Trilogy employee is eligible, the time such employee was employed by Trilogy shall be credited to such employee as if such employee had been EMPLOYED BY THE SURVIVING CORPORATION FOR SUCH PERIOD; AND, in addition, the Surviving Corporation shall credit Trilogy employees with all vacation accrued as of the Effective Date.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

6.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.

         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

(A)      Stockholder Approval.

         This Agreement and the Merger and other transactions contemplated hereby (including without limitation the Employment Agreements) shall have been approved and adopted by the requisite vote of the stockholders of Trilogy at the Trilogy Stockholders' Meeting or through the written consent in lieu of meeting.

(B)      No Injunctions or Restraints: Illegality.

         No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

(C)      Trilogy Information Required by Commission Regulation S-B

         The provision by Trilogy on a timely basis in full compliance with the requirements of Commission Regulation S-B of all information concerning its past operations, including audited Trilogy Financial Statements, shall constitute a condition subsequent to the obligations of AmeriNet and Trilogy Acquisition under this Agreement and in the event of the failure of such condition subsequent, then, at AmeriNet's sole option:

         (1) The Merger may be rescinded, and all funds advanced by AmeriNet to the Surviving Corporation shall be repaid, with interest at the annual rate of 8%, to AmeriNet within 30 days after such rescission; or

         (2) The Escrow Shares shall be deemed defaulted to AmeriNet and the Merger shall be restructured in a manner complying with AmeriNet's reporting and other obligations under the Exchange Act, including the sale by AmeriNet of the Surviving Corporation.

6.2      ADDITIONAL CONDITIONS TO OBLIGATIONS OF TRILOGY.

         The obligations of Trilogy to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any of which may be waived, in writing, exclusively by Trilogy:

(A)      Representations, Warranties and Covenants.

         The representations and warranties of AmeriNet in this Agreement shall be true and correct in all material respects on and as of the Effective Date as though such representations and warranties were made on and as of such time and AmeriNet shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Date.

(B)      Certificate of AmeriNet.

         Trilogy shall have been provided with a certificate executed on behalf of AmeriNet by its President and its Chief Financial Officer, Treasurer or officer exercising such functions to the effect that, as of the Effective Date:

         (1) All representations and warranties made by AmeriNet and Trilogy Acquisition under this Agreement are true and complete in all material respects; and

         (2) All covenants, obligations and conditions of this Agreement to be performed by AmeriNet and Trilogy Acquisition on or before such date have been so performed in all material respects.

(C)      Satisfactory Form of Legal Matters.

         The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Effective Date shall be reasonably acceptable to counsel to Trilogy.

(D)      Legal Opinion.

         Trilogy shall have received a legal opinion from legal counsel to Trilogy Acquisition and AmeriNet, substantially in the form of Exhibit 6.2(D) hereto.

(E)      No Material Adverse Changes.

         There shall not have occurred any event, fact or condition that has had or reasonably would be expected to have a material adverse effect on AmeriNet.

(F)      Tax Opinion.

         (1) Trilogy shall have received a written opinion from Trilogy Acquisition's Counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

         (2) In rendering such opinion counsel may rely on (and to the extent reasonably required, the Parties and Trilogy's stockholders shall make) reasonable representations related thereto.

6.3      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF AMERINET AND TRILOGY
         ACQUISITION.

         The obligations of AmeriNet and Trilogy Acquisition to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any of which may be waived, in writing, exclusively by AmeriNet:

(A)      Representations, Warranties and Covenants.

         (1) The representations and warranties of Trilogy in this Agreement shall be true and correct in all material respects on and as of the Effective Date as though such representations and warranties were made on and as of such time and Trilogy shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Date.

         (2) AmeriNet shall have no remedy against the Escrow Fund in respect of an untrue representation or warranty if prior to the Effective Date Trilogy delivers to AmeriNet in accordance with Section 9.2 a written statement:

                  (a) Advising AmeriNet that an event (a "Post-Execution Event") has occurred (specifying in reasonable detail such event) subsequent to the date of execution of this Agreement that would render any representation or warranty made by Trilogy in this Agreement untrue if such representation or warranty were made as of the Effective Time; and

                  (b) Confirming that such representation or warranty was true as of the date of execution of this Agreement, and

                  (c) AmeriNet subsequently waives the failure to satisfy the condition set forth in Section 6.3(A) with respect to such representation or warranty.

(B)      Certificate of Trilogy.

         AmeriNet shall have been provided with a certificate executed on behalf of Trilogy by its President and Chief Financial Officer to the effect that, as of the Effective Date, all:

         (1)   Representations   and  warranties  made  by  Trilogy  under  this
               Agreement are true and complete in all material respects; and

         (2) Covenants, obligations and conditions of this Agreement to be performed by Trilogy on or before such date have been so performed in all material respects.

(C)      Third Party Consents.

         Any and all consents, waivers and approvals required from third Parties relating to the contracts and agreements of Trilogy so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, Trilogy thereunder shall have been obtained.

(D)      Satisfactory Form of Legal and Accounting Matters.

         The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Effective Date shall be reasonably acceptable to AmeriNet's counsel (provided that the condition subsequent concerning the compliance of information provided by Trilogy with the requirements of Commission Regulation S-B, on a timely basis, shall survive the Merger).

(E)      Legal Opinion.

         AmeriNet shall have received a legal opinion from legal counsel to Trilogy, in substantially the form of Exhibit 6.3(E) hereto.

(F)      No Material Adverse Changes.

         There shall not have occurred any event, fact or condition which has had or reasonably would be expected to have a material adverse effect on Trilogy.

(G)      Affiliate Agreements.

         AmeriNet shall have received from each of the Affiliates of Trilogy an executed Affiliate Agreement which shall be in full force and effect.

(H)      Dissenters.

         The number of shares of Trilogy's Common Stock held by holders who either (i) have exercised appraisal rights or (ii) retain the ability to exercise such appraisal rights shall not exceed nineteen percent of Trilogy's outstanding Common Stock, by class and series, in the aggregate.

(I)      Employment Agreements.

         The Employment Agreements shall have been duly executed and delivered and shall be in full force and effect.

(J)      Minimum Net Worth.

         Trilogy shall on the Effective Date have net tangible assets of at least $300,000 and will have received at least $800,000 in proceeds form the sale of its securities or capital contributions from its founders

(K)      Tax Opinion.

         (1) AmeriNet shall have received a written opinion of Trilogy Counsel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

         (2) In rendering such opinion, counsel may rely on (and to the extent reasonably required, the Parties and Trilogy's stockholders shall make) reasonable representations related thereto.

(L)      Confidentiality Agreements.

         Each current employee, consultant or other person having access to trilogy's confidential information shall have executed a confidentiality agreement in the form annexed hereto as Exhibit 6.3(L).

(M)      Accredited Investors.

         Except as specifically disclosed in Schedule 6.3(M), immediately prior to the Effective Time, there shall be no stockholders of Trilogy who are not "accredited investors," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                                   ARTICLE VII
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

7.1      SURVIVAL OF CONDITION SUBSEQUENT;  REPRESENTATIONS AND WARRANTIES.

(A) All conditions subsequent to the Merger and covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the date the audit of AmeriNet's financial statements for the year ending June 30, 2000 has been completed and AmeriNet has received a signed opinion from its independent auditors certifying such financial statements (the "2000 Audit Date").

(B) All covenants to be performed after the Effective Time shall continue indefinitely.

7.2      ESCROW ARRANGEMENTS.

(A)      Escrow Fund.

         (1) As soon as practicable after the Effective Date, a portion of the shares of AmeriNet's Common Stock to be issued in the Merger equal to the Escrow Number [as defined in paragraph 1.1(B)] (plus any additional New Shares (as defined below) as may be issued in respect thereof after the Effective Date) (collectively, the "Escrow Shares"), without any act of any stockholder, will be registered in the name of a person or legal entity selected by AmeriNet prior to the Effective Time as escrow agent (the "Escrow Agent"), and will be deposited with a financial institution acceptable to AmeriNet and the Agent [as defined in Section 7.2(H) below)], such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at AmeriNet's sole cost and expense.

         (2)   (a)  The  portion of  AmeriNet  Common  Stock in the Escrow  Fund contributed on behalf of each stockholder of Trilogy is listed opposite such stockholders' name on Exhibit 7.2(A).

               (b) The Escrow Fund shall be available to compensate AmeriNet and its affiliates for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees that AmeriNet or any of its affiliates has incurred or reasonably anticipates incurring by reason of the breach by Trilogy of any representation, warranty, covenant or agreement of Trilogy contained herein, (collectively, "Losses"), but only to the extent that such Losses exceed $40,000 in the aggregate.

               (c) AmeriNet and Trilogy each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares of AmeriNet Common Stock AmeriNet would have agreed to issue in connection with the Merger.

         (3) Nothing herein shall limit the liability of Trilogy for any breach of any representation, warranty or covenant if the Merger does not close. Resort to the Escrow Fund shall be the exclusive contractual remedy of AmeriNet and its affiliates for any such breaches and misrepresentations if the Merger DOES CLOSE; PROVIDED, HOWEVER, that nothing herein shall limit any noncontractual remedy for fraud.

(B) Escrow Period; Distribution upon Termination of Escrow Periods.

         (1) Subject to the following requirements, the Escrow Fund shall remain in existence until the 2000 Audit Date (the "Escrow Period").

         (2) Upon the expiration of such Escrow Period, the Escrow Fund shall terminate with respect to all ESCROW SHARES; PROVIDED, HOWEVER, that the number of Escrow Shares, which, in the reasonable judgment of AmeriNet, subject to the objection of the Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(G) hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the 2000 Audit Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved.

         (3) As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Former Trilogy Stockholders all AmeriNet Common Stock and other property remaining in the Escrow Fund and not required to satisfy such claims.

         (4) Deliveries of AmeriNet Common Stock and other property to the Former Trilogy Stockholders pursuant to this Section 7.2(B) shall be made in proportion to their respective original contributions to the Escrow Fund.

(C)      Protection of Escrow Fund.

         The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of AmeriNet and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(D)      Distributions; Voting.

         (1)      (a)      Any   shares   of   AmeriNet  Common  Stock  or other
                           equity  securities  issued or distributed by AmeriNet
                           (including  shares  issued upon a stock  split) ("New
                           Shares") in respect of AmeriNet Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof.

                  (b) New Shares issued in respect of AmeriNet Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the holders thereof.

                  (c) When and if cash dividends on AmeriNet Common Stock in the Escrow Fund shall be declared and paid, they shall not be added to the Escrow Fund but shall be paid to those on whose behalf such AmeriNet Common Stock is held who, prior to the Merger, held Trilogy's Common Stock.

         (2) Each stockholder of Trilogy shall have voting rights with respect to the shares of AmeriNet Common Stock contributed to the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of AmeriNet Common Stock) so long as such shares of AmeriNet Common Stock or other voting securities are held in the Escrow Fund.

(E)      Claims Upon Escrow Fund.

         Subject to the objection procedure established in Section 7.2(F) below, the Escrow Agent shall deliver to AmeriNet out of the Escrow Fund, as promptly as practicable, shares of AmeriNet Common Stock or other assets held in the escrow fund in an amount equal to losses by Amerinet, provided that

         (1) A written claim of loss has been provided by AmeriNet to the Escrow Agent at any time on or before the last day of the Escrow Period in the form of a certificate signed by any officer of AmeriNet (an "Officer's Certificate"), with a copy to the Surviving Corporation:

                  (a) Stating that AmeriNet has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and

                  (b) Specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(F) hereof.

         (2) For the purposes of determining the number of shares of AmeriNet Common Stock to be delivered to AmeriNet out of the Escrow Fund pursuant to Section 7.2(E)(1), the shares of AmeriNet Common Stock shall be valued at the price actually received therefor upon their disposition, which shall be effected as follows:

              (a) First the shares will be offered, pro rata, to the Former Trilogy Stockholders, based on their respective ownership of shares then comprising the Escrow Fund, at a price equal to the closing transaction price for AmeriNet's Common Stock as reported on the OTC Bulletin Board or if the shares are not quoted on the OTC Bulletin Board, on such public quotation medium, other stock market or stock exchange on which AmeriNet's Common Stock is publicly traded, on the day following the day on which written notice of such offer is sent by AmeriNet (the "Notice of Sale");

               (b) On the close of business on the tenth day after the Notice of Sale has been sent the offer included in the Notice of Sale shall lapse and AmeriNet may thereafter sell all shares of the Escrow Stock required to discharge the obligation involved that have not been subscribed and paid for by the Former Trilogy Stockholders, on such terms as AmeriNet deems appropriate under the circumstances, including volume discounts, discounts based on the absence of registration under applicable securities laws and discounts based on factors designed to avoid negative impact on the price of AmeriNet's publicly trading Common Stock.

(F)       Objections to Claims.

         (1) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Agent [as defined in Section 7.2(H)] and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to AmeriNet of shares of AmeriNet Common Stock, pursuant to Section 7.2(E) hereof unless the Escrow Agent shall have received written authorization from the Agent to make such delivery.

         (2) After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the shares of AmeriNet
                  Common Stock or other property in the Escrow Fund in accordance with Section 7.2(E) hereof, provided that no such payment or delivery may be made if the Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.


(G)      Resolution of Conflicts; Arbitration.

         (1)      (a)      In  case  the  Agent  shall so  object in  writing to
                           any   claim   or   claims   made  in  any   Officer's
                           Certificate, the Agent and AmeriNet shall attempt in good faith to agree upon the rights of the respective
                           Parties with respect to each of such claims.

                  (b) If the Agent and AmeriNet should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties and shall be furnished to the Escrow Agent.

                  (c) The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of AmeriNet Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

         (2)      (a)      If  no  such  agreement  can  be  reached  after good
                           faith negotiation, either AmeriNet or the Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both Parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators.

                  (b)      AmeriNet   and  the  Agent   shall  each  select  one
                           arbitrator, and the two arbitrators so selected shall select a third arbitrator.

                  (c) The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing Parties about the subject matter of the dispute.

                  (d) The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.

                  (e) The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the Parties to this Agreement, and notwithstanding anything in Section 7.2(F) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                  (f) Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

         (3)      (a)    (i) Judgment upon any award rendered by the arbitrators
                             may be entered in any court having jurisdiction.

                         (ii) Any such  arbitration shall  be  held  in  Broward
                              County, Florida, under the rules then in effect of the American Arbitration Association.

                  (b) For purposes of this Section 7.2(G), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, AmeriNet shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award AmeriNet less than the sum of 50% of the disputed amount plus any amounts not in dispute; otherwise, the Former Trilogy Stockholders as represented by the Agent shall be deemed to be the Non-Prevailing Party.

                  (c) The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

(H) Agent of the Stockholders: Power of Attorney.

     (1)  (a)  (i)  In the event that the  Merger is  approved,  effective  upon such vote, and without further act of any stockholder, Carol
                    A. Berardi (or in her absence, Dennis A. Berardi) shall be appointed as agent and attorney-in-fact (the "Agent") for each stockholder of Trilogy (except such stockholders, if any, as shall have perfected their appraisal rights under the Florida Corporate Merger Laws, for and on behalf of the Former Trilogy Stockholders, to give and receive notices and communications, to authorize delivery to AmeriNet of AmeriNet Common Stock or other property from the Escrow Fund in satisfaction of claims by AmeriNet, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Agent for the accomplishment of the foregoing.

               (ii) Such   agency  may  be   changed   by  the  Former   Trilogy
                    Stockholders  from time to time  upon not less  than  thirty
                    (30) days prior written notice to Amerinet; provided that the Agent may not be removed unless holders of a two-thirds interest of the Common Stock comprising the Escrow Fund agree to such removal and to the identity of the substituted agent.

              (iii) No bond shall be required of the Agent,  and the Agent shall not receive compensation for his or her services. Notices or communications to or from the Agent shall constitute notice to or from each of the Former Trilogy Stockholders.

          (b) The Agent shall be entitled to submit a claim and receive reimbursement from the Escrow Fund for all reasonable, documented out-of-pocket expenses incurred by the Agent as a result of his acting as the agent; provided, however, that such right to reimbursement shall be subordinate to AmeriNet's claims on the Escrow, if any, and shall be paid only after all such claims have been satisfied.

          (c) Any such reimbursement shall be paid in shares of AmeriNet Common Stock out of the Escrow Fund.

          (d) For purposes of such reimbursement of the Agent only, such shares shall be valued at the average of the closing prices of AmeriNet Common Stock for the fifteen trading days ending on the day prior to the date the Escrow Agent pays such reimbursement amount.

     (2) (a) The Agent shall not be liable for any act done or omitted hereunder as Agent while acting in good faith and in the exercise of reasonable judgment.

          (b) The Former Trilogy Stockholders on whose behalf shares of AmeriNet Common Stock were contributed to the Escrow Fund shall severally indemnify the Agent and hold the Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Agent and arising out of or in connection with the acceptance or administration of the Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Agent.

(I) Actions of the Agent.

     (1) A decision, act, consent or instruction of the Agent shall constitute a decision of all the stockholders for whom shares of AmeriNet Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and AmeriNet may rely upon any such decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of every such stockholder.

     (2) The Escrow Agent and AmeriNet are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

(J)  Third-Party Claims.

     (1) In the event AmeriNet becomes aware of a third-party claim which AmeriNet believes may result in a demand against the Escrow Fund, AmeriNet shall notify the Agent of such claim, and the Agent and the Former Trilogy Stockholders shall be entitled, at their expense, to participate in any defense of such claim.

     (2) Amerinet shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the validity of any claim against the Escrow Fund.

     (3) In the event that the Agent has consented to any such settlement, the Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by AmeriNet against the Escrow Fund with respect to such settlement.

(k)  Escrow Agent's Duties.

     (1) (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of AmeriNet and the Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or Parties.

          (b) The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

     (2) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the Parties or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

    (3) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the Parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

     (4) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

     (5)  The Escrow  Agent may resign at any time upon  giving at least  thirty
          (30) days written notice to Amerinet and the Agent to this Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows:

          (a) AmeriNet and the Agent shall use their best efforts to mutually agree upon a successor agent within thirty (30) days after receiving such notice.

          (b) If the Parties fail to agree upon a successor escrow agent within such time, AmeriNet shall have the right to appoint a successor escrow agent authorized to do business in Florida.

          (c) The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent.

          (d) Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

8.1      TERMINATION.

         This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, as follows:

(A)      By mutual consent of Trilogy and AmeriNet.

(B) By AmeriNet if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Trilogy and such breach has not been cured within fifteen days after notice to Trilogy.

(C) By Trilogy if it is not in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of AmeriNet or Trilogy Acquisition and such breach has not been cured within 15 days after notice to AmeriNet;

(D)      By any Party if:

         (1)      The Merger has not occurred by November 30, 1999;

          (2) There shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger;

         (3) There shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or
                                       98

         (4) There shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would:

                  (a)      Prohibit   AmeriNet's   or  Trilogy's   ownership  or
                           operation of all or a material portion of the business of Trilogy, or compel AmeriNet or Trilogy to dispose of or hold separate all or a material portion of the business or assets of Trilogy or AmeriNet as a result of the Merger; or

                  (b)      Render  AmeriNet,   Trilogy  Acquisition  or  Trilogy
                           unable to consummate the Merger, except for any waiting period provisions.

(E)      Where  action is taken to  terminate  this  Agreement  pursuant to this
         Section 8.1, it shall be sufficient for such action to be authorized by the board of directors (as applicable) of the Party taking such action.

8.2      EFFECT OF TERMINATION.

         In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of AmeriNet, Trilogy Acquisition or Trilogy or their respective officers, directors or stockholders, except if such termination results from the breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement (it being understood that termination of this Agreement because of failure of Trilogy to satisfy the condition set forth in Section 6.3(A) as a result of the occurrence of a Post-Execution Event shall not be deemed to be a termination resulting from such a breach of representation or warranty.)

8.3      AMENDMENT.

(A) This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Merger by the stockholders of those Parties required by applicable law to so approve but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders of a party without obtaining such further approval.

(B) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4      EXTENSION; WAIVER.

(A) At any time prior to the Effective Time any Party may, to the extent legally allowed:

          (1) Extend the time for the performance of any of the obligations or other acts of the other Parties;

          (2) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; or

          (3) Waive compliance with any of the agreements or conditions for the benefit of such Party contained herein.

(B) Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   ARTICLE IV
                               GENERAL PROVISIONS

9.1      INTERPRETATION.

(A) When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated.

(B)      The words "include,"  "includes" and "including" when used herein shall
         be  deemed  in  each  case  to  be  followed  by  the  words   "without
         limitation."

(C) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(E) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.2      NOTICE.

(A) All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (1)      To AmeriNet:

                            AMERINET GROUP.COM, INC.
        2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431
                   ATTENTION: MICHAEL HARRIS JORDAN, PRESIDENT
            Telephone (561) 998-3435, Fax (561) 998-3425; and, e-mail
                      CARRINGTON@FLINET.COM; with a copy to
                 G. RICHARD CHAMBERLIN, ESQUIRE; GENERAL COUNSEL

                            AMERINET GROUP.COM, INC.
               14950 South Highway 441; Summerfield, Florida 34491
           TELEPHONE (352) 694-6714, FAX (352) 694-9178; AND, E-MAIL,
                             GRICHARD@ATLANTIC.NET.

         (2)      To Trilogy:

                           TRILOGY INTERNATIONAL, INC.
               526 Southeast Dixie Highway; Stuart, Florida 34494
                     ATTENTION: CAROL A. BERARDI, PRESIDENT
 Telephone (561) 781-7278; Fax (561) 781-7282; web site www.trilogyonline.com;
                                 with a copy to

                MICHAEL D. HARRIS, ESQUIRE; MICHAEL HARRIS, P.A.
   1645 Palm Beach Lakes Boulevard, Suite 550; West Palm Beach, Florida 33401 Telephone (561) 478-7077; Fax (561) 478-1817; and, e-mail mharris@flseclaw.com

         (3)      To Agent:

                              MS. CAROL A. BERARDI
               526 Southeast Dixie Highway; Stuart, Florida 34494
 Telephone (561) 781-7278; Fax (561) 781-7282; web site www.trilogyonline.com;
                                 with a copy to

                MICHAEL D. HARRIS, ESQUIRE; MICHAEL HARRIS, P.A.
   1645 Palm Beach Lakes Boulevard, Suite 550; West Palm Beach, Florida 33401 TELEPHONE (561) 478-7077; FAX (561) 478-1817; AND, E-MAIL MHARRIS@FLSECLAW.COM

         (4)      To the Escrow Agent:

                To the person and at the contact information provided for such purpose by AmeriNet.

         (5)      To Yankees:

                           THE YANKEE COMPANIES, INC.
         2500 North Military Trail, Suite 225; Boca Raton, Florida 33431
                   ATTENTION: LEONARD MILES TUCKER, PRESIDENT
                  TELEPHONE (561) 702-3631, FAX (561) 998-3425;
                       AND, E-MAIL CARRINGTON@FLINET.COM;

         or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(B)      At the request of any Party,  notice will also be provided by overnight
         delivery,   facsimile   transmission   or  e-mail,   provided   that  a
         transmission receipt is retained.

(C)      (1)   The  Parties  acknowledge  that  Yankees  serves  as a  strategic consultant to AmeriNet and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

         (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

         (3) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at their own risk, each Part acknowledging that applicable rules of the Florida Bar prevent AmeriNet's general counsel, who has reviewed, approved and caused modifications on behalf of AmeriNet, from representing anyone other than AmeriNet in this transaction.

9.3      MERGER OF ALL PRIOR AGREEMENTS HEREIN.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and shall be of no force or effect.

9.4      SURVIVAL.

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and the Merger and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

9.5      SEVERABILITY.

         If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

9.6      GOVERNING LAW.

         This Agreement shall be construed in accordance with the substantive and procedural laws of the State of Delaware (other than those regulating Taxation and choice of law).

9.7      INDEMNIFICATION.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

9.8      DISPUTE RESOLUTION.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Broward County, Florida, and the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not any formal proceedings are initiated.

(B) Except for the arbitration procedures outlined in paragraphs 7.2(G)(2) and 7.2(G)(3) which shall govern any arbitration proceeding described therein, in the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (1)   (a)  First,  the issue shall be submitted  to mediation  before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, three by AmeriNet and Three by the Surviving Corporation.

               (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, three by AmeriNet and Three by the Surviving Corporation.

         (3)   (a)  Expenses of mediation shall be borne equally by the Parties, if successful.

               (b) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

               (c)  If the  terms  of the  arbitral  award  do not  establish  a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties involved.

9.9      BENEFIT OF AGREEMENT.

         The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

9.10     FURTHER ASSURANCES.

         The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

9.11     COUNTERPARTS.

(A)      This Agreement may be executed in any number of counterparts.

(B)      All   executed    counterparts    shall    constitute   one   Agreement
         notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement which shall be the document filed with the Commission.

9.12     LICENSE.

(A) This form of agreement is the property of Yankees and has been customized for this transaction with the consent of Yankees by G. Richard Chamberlin, Esquire.

(B) The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

(C) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.


     In Witness Whereof, AmeriNet, Trilogy Acquisition and Trilogy have caused this Agreement to be executed by their duly authorized respective officers, all as of the last date set forth below:

SIGNED, SEALED AND DELIVERED
         IN OUR PRESENCE:

                                                        AMERINET GROUP.COM, INC.
_________________________________                       (A Delaware corporation)

_________________________________        By:      ______________________________
                                                    MICHAEL H. JORDAN, PRESIDENT

         (CORPORATE SEAL)

                                         Attest:  ______________________________
                                                  G. Richard Chamberlin, Esquire


Dated:   November 26, 1999

STATE OF FLORIDA           }
COUNTY OF MARION           } SS.:

         On this 26th day of November, 1999, before me, a notary public in and for the county and state aforesaid, personally appeared Michael H. Jordan and G. Richard Chamberlin, Esquire, to me known, and known to me to be the president and general counsel, respectively, of AmeriNet Group.com, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument and acknowledged the execution thereof to be their free act and deed, and the free act and deed of AmeriNet Group.com, Inc., for the uses and purposes therein mentioned.

         In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of ______________, ____.

         {Seal}

                        --------------------------------
                        Vanessa H. Lindsey, Notary Public

                                                 TRILOGY ACQUISITION CORPORATION
_________________________________                        (a Florida corporation)

_________________________________        By:      ______________________________
                                                     CAROL A. BERARDI, PRESIDENT

         (CORPORATE SEAL)

                                         Attest:  ______________________________


Dated:   November 27, 1999

STATE OF FLORIDA           }
COUNTY OF PALM BEACH       } SS.:

         On this 27th day of November, 1999, before me, a notary public in and for the county and state aforesaid, personally appeared Carol A. Berardi and John Holmes, to me known, and known to me to be the president and secretary of Trilogy Acquisition Corporation, the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of Trilogy Acquisition Corporation, for the uses and purposes therein mentioned.

         In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _____________, ____.

         (Seal)

                          -----------------------------

                                  Notary Public


                                                   TRILOGY INTERNATIONAL, INC.
________________________________                         (a Florida corporation)

_________________________________         By:      _____________________________
                                                    CAROL A. BERARDI, PRESIDENT

         (CORPORATE SEAL)

                                          Attest:  _____________________________
                                                          JOHN HOLMES, SECRETARY

Dated:   November 27, 1999

STATE OF FLORIDA           }
COUNTY OF PALM BEACH       } SS.:

         On this 27th day of November, 1999, before me, a notary public in and for the county and state aforesaid, personally appeared Carol A. Berardi and John Holmes, to me known, and known to me to be the president and secretary of Trilogy International, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of Trilogy International, Inc., for the uses and purposes therein mentioned.

     In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the ___day of _______________, ____.


         (Seal)

                          -----------------------------
                                  Notary Public

Schedules and Exhibits to Agreement of Merger and Plan of Reorganization Agreement dated December 1, 1999.


                           ARTICLES OF INCORPORATION

                                       OF

                        TRILOGY ACQUISITION CORPORATION

                                Article I - Name

     The name of this corporation is Trilogy Acquisition Corporation.

                         Article II - Principal Address

     The principal address of the corporation shall be 526 SE Dixie Highway, Stuart, Florida 34994.

                           Article III - Commencement

     This   corporation   shall   commence   on  the  date  of   execution   and
acknowledgement of these Articles.

                              Article IV - Purpose

     This corporation is organized for the purpose of transacting any or all lawful business.

                           Article V - Capital Stock

     This corporation is authorized to issue 7,500 shares of $1.00, par value, common stock.

                Article VI - Initial Registered Office and Agent

     The street address of the initial registered office of this corporation is 1645 Palm Beach Lakes Blvd., Suite 550, West Palm Beach, Florida 33401 and the name and address of the initial registered agent is Michael D. Harris, 1645 Palm Beach Lakes Blvd., Suite 550, West Palm Beach, Florida 33401.

                    Article VII - Initial Board of Directors

     This corporation shall have between one and nine directors. There shall be initially one director and the name and address of the initial director is:
Michael Harris Jordan, 902 Clint Moore Road, Suite 136, Boca Raton, FL 33487. The initial director shall serve until the next annual meting of shareholders or until his successor is duly elected and seated. The number of directors may be increased or decreased from time to time in the manner provided in the Bylaws.

                           Article VIII - Incorporator

     The name and address of the person signing these articles is:

                               Michael D. Harris
                     1645 Palm Beach Lakes Blvd. Suite 550

                         West Palm Beach, Florida 33401

                               Article IX - Bylaws

     The power to adopt, alter, amend or repeal bylaws shall be vested in the shareholders.

                           Article X - Indemnification

     Subject to the qualifications contained in Section 607.0850, Florida Statutes, the Company shall indemnify its officers and directors and former officers and directors (the "Indemnitee") to the fullest extent against expenses (including attorneys fees), judgments, fines and amounts paid in settlement arising out of his or her services as an officer or director of the Company.

                             Article XI - Amendment

     The corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 19th day of November, 1999.

                                                 Michael D. Harris, Incorporator

                                                           /S/ Michael D. Harris

STATE OF FLORIDA      )
COUNTY OF PALM BEACH  ) SS.:

     Before me, a notary public authorized to take acknowledgments in the state and county set forth above, personally appeared Michael D. Harris, known to me and known by me to be the person who executed the foregoing articles of incorporation, and he acknowledged before me that he executed those articles of incorporation.

     In witness whereof, I have hereunto set my hand and affixed my official seal this 19th day of November, 1999.

Notary Public

My commission expires:

         Certificate designating place of business or domicile for the service of process within Florida, naming agent upon whom process may be served.

     In compliance with Section 48.091, Florida Statutes, The following is submitted:

First-that               Trilogy Acquisition Corporation
                             (Name of Corporation)

desiring to organize or qualify under the laws of the state of Florida, with its principal place of business at the City of , State of Florida , has named Michael D. Harris located at 1645 Palm Beach Lakes Boulevard, Suite 550, City of West Palm Beach, Florida 33401, State of Florida, as its agent to accept service of process within Florida.

                                    SIGNATURE:___________________________

                                    TITLE:   Incorporator                .

                                    DATE:    November 19,  1999

     Having been named to accept service of process for the above stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                    SIGNATURE:

Registered Agent

                                    DATE:  _______________________________

         Schedule 1.6(B)(3) Trilogy's Options and Warrants Outstanding

Name                                    $.25                $.25
                                        Warrants            Options

Investors

Arthur Calabro                          20,000
George Campen                           10,000
Antares Capital Management             141,818
Daniel Conroy                           30,000
William DeRosa                          15,000
Donald Downs                            38,000
Peter Glint                             40,000
John Goodman                            60,000
Max Hazelwood                           15,000
John Holmes                             60,000
Stephen Holmes                          60,000
Robert Imparato                         15,000
SOG Investments                         60,000
Robert Lewis                            60,000
John Meeks                              10,000
Ronald Musich                           60,000
Bernard Rudd                            30,000
James Engstrom                          20,000

Sub Total                              744,818

Employees & Consultants
Stephen Berardi                                             50,000
Dale Hernandez                                              15,000
Jane Bicks                                                  50,000
Mi Pro Inc                                                  80,000
Rock n Rowe                                                  8,667
Business Design & Development                                3,334    See Note
Tom Bashara                                                 20,000
John Quigley                                                20,000
Earl Pike                                                   20,000
Michael Harris                                               5,000

                                        744,818             272,001   1,016,819

Note: Debbie George of Business Design & Development was granted 20,000 Options on December 31, 1998. 3,334 options vested upon grant with 3,333 to vest each 6 months if consultant was still retained by the Company. Consultant was no longer associated with Company after April 1999 so balance of options were canceled. Consultant is contesting cancelation but Company believes there is no merit to her claim.

       Schedule 2.2(B) Trilogy's Capital Structure as of October 26, 1999

Name                                                   Common        Series A
                                                       Shares        Preferred

Arthur Calabro                                          40,000            20,000
George Campen                                           20,000            10,000
Antares Capital Management                             283,636           141,818
Daniel Conroy                                           60,000            30,000
William DeRosa                                          30,000            15,000
Donald Downs                                            76,000            38,000
Peter Glint                                             80,000            40,000
John Goodman                                           120,000            60,000
Max Hazelwood                                           30,000            15,000
John Holmes                                            120,000            60,000
Stephen Holmes                                         120,000            60,000
Robert Imparato                                         30,000            15,000
SOG Investments                                        120,000            60,000
Robert Lewis                                           120,000            60,000
John Meeks                                              20,000            10,000
Ronald Musich                                          120,000            60,000
Bernard Rudd                                            60,000            30,000
James Engstrom                                          40,000            20,000

Sub Total                                           1,489,636            744,818

Dennis Berardi                                        1,577,591
Carol Berardi                                         1,577,590
Stephen Berardi                                           3,000
Dale Hernandez                                            3,000
Sheila Honan                                              2,160
Lester Thornhill                                          2,160
Jane Bicks                                                2,000
David Cantley                                            26,000
Margaret McEver                                           1,159
Linda Logue                                               1,159
Ruth Shinnick                                             1,546
Donald Downs                                             20,000

                                                      3,217,365

Total                                                 4,707,001          744,818

                  Schedule 2.4(D) - Conflicts with Obligations

Equipment and Property leases currently held by Trilogy International, Inc. state that any assignment must be approved by Lessor. Trilogy does not believe that the proposed Merger & Reorganization Plan constitutes an assignment of obligations in as much as surviving entity will still have the same name and business address.




                          Schedule 2.5 (a) Financials

Balance Sheet & Income Statement Year Ending December 31, 1998 (Unaudited)

Balance Sheet for 6 Months Ending June 30, 1999 (Unaudited)

Profit and Loss for 6 Months Ending June 30, 1999 (Unaudited)
Statement of Cash Flows January 1 through June 30, 1999 (Unaudited)

Balance Sheet for 9 Months Ending September 30, 1999 (Unaudited) (Revised as of November 4, 1999)

Profit and Loss for 3 Months Ending September 30, 1999 (Unaudited)

Statement of Cash Flow July 1, 1999 through September 30, 1999 (Unaudited)

Profit and Loss for 9 Months Ending September 30, 1999 (Unaudited). (Revised as of November 4, 1999)

Statement of Cash Flows January 1 through September 30, 1999 (Unaudited).

Undisclosed Liabilities

TRILOGY INTERNATIONAL, INC.

Balance Sheet As of June 30, 1999


     ASSETS

        Current Assets
           Checking/Savings

             1015o  Fleet Bank                                          1,000.00
             1010o  Riverside National 1142                           228,339.03
           Total Checking/Savings                                     229,339.03

           Other Current Assets

             1100o  Product inventory                                  22,271.49
             1105o  Sales materials                                    11,143.37
           Total Other Current Assets                                  33,414.86

        Total Current Assets                                          262,753.89

        Fixed Assets

           1310o  Computer software                                    35,012.34
           1320o  Computer hardware                                    64,158.28
           1330o  Office equipment                                      1,152.52
           1350o  Office furniture                                      1,859.49
           1360o  Telephone equipment                                  13,310.00
        Total Fixed Assets                                            115,492.63

        Other Assets

           1050o  S.H. Loans receivable                                 3,240.00
           1040o  Start-up expenses                                    85,617.94
           1005o  Organizational costs                                    575.00
           1020o  Deposits                                             18,648.06
        Total Other Assets                                            108,081.00

     TOTAL ASSETS                                                     486,327.52

     LIABILITIES & EQUITY

        Liabilities
           Current Liabilities

             Other Current Liabilities

                2300o  Accrued salaries payable                       270,747.08
                2400o  Officer loans payable                            2,043.30
                2405o  Other loans payable                              7,668.86
                2100 o  Payroll liabilities

                   2125o  Medicare                                        757.17
                   2140o  Fla unemployment                              1,109.07
                   2130o  Ffuta                                           328.63
                   2120o  Fica                                          3,237.31
                   2110o  Fed witholding                                4,145.88
                   2100o  Payroll Liabilities - Other                  10,004.19
                Total 2100o  Payroll Liabilities                       19,582.25

             Total Other Current Liabilities                          300,041.49

           Total Current Liabilities                                  300,041.49

        Total Liabilities                                             300,041.49

        Equity

           3006 o  Series a preferred                                 330,000.00
           3005 o  Common stock                                         4,560.00
           3010 o  Paid in capital                                    420,737.10
           3900 o  Retained Earnings                                   -3,513.19
           Net Income                                                -565,497.88

        Total Equity                                                  186,286.03

     TOTAL LIABILITIES & EQUITY                                       486,327.52

TRILOGY INTERNATIONAL, INC.
Balance Sheet as of September 30, 1999

  ASSETS
        Current Assets
           Checking/Savings
             1025o  Nations Bank                                       1,086.58
             1010o  Riverside National 1142                            1,160.12
           Total Checking/Savings                                      2,246.70

           Accounts Receivable
             1200 o  Accounts Receivable                                2,132.12
           Total Accounts Receivable                                    2,132.12

           Other Current Assets
             1111o  Dep.in transit/ (inc. clearing)                     3,531.15
             1100o  Product inventory                                 109,910.61
             1105o  Sales materials                                   33,428.50
           Total Other Current Assets                                 146,870.26
        Total Current Assets                                          151,249.08

        Fixed Assets
           1310o  Computer software                                   53,134.84
           1320o  Computer hardware                                   68,910.24
           1330o  Office equipment                                     1,152.52
           1350o  Office furniture                                     2,995.83
           1360o  Telephone equipment                                 15,115.99
           1370o  Leasehold improvements                               5,757.65
           1400o  Less Depreciation                                   -8,646.67
        Total Fixed Assets                                           138,420.40

        Other Assets
           1005o  Organizational costs                                   575.00
           1020o  Deposits                                            15,674.62
        Total Other Assets                                            16,249.62
     TOTAL ASSETS                                                    305,919.10

     LIABILITIES & EQUITY

        Liabilities
           Current Liabilities
             Accounts Payable
                2000 o  Accounts Payable                              138,815.40
             Total Accounts Payable                                   138,815.40

             Other Current Liabilities
                2410o  Commissions payable                              1,553.38
                2300o  Accrued salaries payable                       349,582.64
                2400o  Officer loans payable                            3,000.00
                2405o  Other loans payable                             28,617.58
                2406o  Accrued interest payable                           675.05
                2100o  Payroll liabilities
                   2140o  Fla unemployment                                 -0.01
                   2130o  Futa                                           -220.04
                   2100o  Payroll Liabilities - Other                     476.81
                Total 2100o  Payroll Liabilities                          256.76

                2200 o  Sales Tax Payable                               2,708.66
             Total Other Current Liabilities                          386,394.07
           Total Current Liabilities                                  525,209.47
        Total Liabilities                                             525,209.47

        Equity
           3006 o  Series a preferred                                 346,500.00
           3005 o  Common stock                                         4,626.00
           3010 o  Paid in capital                                    437,525.68
           3900 o  Retained earnings                                   -3,513.19
           Net Income                                              -1,004,428.86
        Total Equity                                                 -219,290.37
     TOTAL LIABILITIES & EQUITY                                       305,919.10

TRILOGY INTERNATIONAL, INC.

Statement of Cash Flows January through June 1999

                                                             Jan - Jun '99

OPERATING ACTIVITIES

    Net Income                                               -565,497.88
    Adjustments to reconcile Net Income
    to net cash provided by operations:

        1100o  product inventory                              -22,271.49
        1105o  Sales materials                                -11,143.37
        2300o  Accrued salaries payable                       270,747.08
        2400o  Officer loans payable                            2,043.30
        2405o  Other loans payable                              7,668.86
        2100o  Payroll Liabilities                             10,004.19
        2100o  Payroll Liabilities:2125o  Medicare                757.17
        2100o  Payroll Liabilities:2140o  Fla unemployment      1,109.07
        2100o  Payroll Liabilities:2130o  Futa                    328.63
        2100o  Payroll Liabilities:2120o  Fica                  3,237.31
        2100o  Payroll Liabilities:2110o  Fed Witholding        4,145.88
     Net cash provided by Operating Activities               -298,871.25

           INVESTING ACTIVITIES

             1310o  Computer software                        -35,012.34
             1320o  Computer hardware                        -64,158.28
             1330o  Office equipment                          -1,152.52
             1350o  Office furniture                          -1,859.49
             1360o  Telephone equipment                      -13,310.00
             1050o  S.H. loans receivable                     -3,240.00
             1040o  Start-up expenses                        -85,617.94
             1005o  Organizational costs                        -575.00
             1020o  Deposits                                 -18,648.06
           Net cash provided by Investing Activities        -223,573.63

           FINANCING ACTIVITIES

             3006o  Series a preferred                      330,000.00
             3005o  Common stock                              4,560.00
             3010o  Paid in capital                         420,737.10
             3900o  Retained Earnings                        -3,513.19
           Net cash provided by Financing Activities        751,783.91

        Net cash increase for period                        229,339.03

     Cash at end of period                                  229,339.03

TRILOGY INTERNATIONAL, INC.

12/10/99 Statement of Cash Flows January through September 1999

                                                            Jan - Sep '99

           OPERATING ACTIVITIES

             Net Income                                           -1,004,428.86
             Adjustments to reconcile Net Income

             to net cash provided by operations:

                1200o  Accounts Receivable                            -2,132.12
                1111o  Dep.in transit/ (inc. clearing)                -3,531.15
                1100o  Product inventory                            -109,910.61
                1105o  Sales materials                               -33,428.50
                2000o  Accounts payable                              138,815.40
                2410o  Commissions payable                             1,553.38
                2300o  Accrued salaries payable                      349,582.64
                2400o  Officer loans payable                           3,000.00
                2405o  Other loans payable                            28,617.58
                2406o  Accrued interest payable                          675.05
                2100o  Payroll Liabilities                               476.81
                2100o  Payroll Liabilities:2140o  Fla Unemployment        -0.01
                2100o  Payroll Liabilities:2130o  Futa                  -220.04
                2200o  Sales Tax Payable                               2,708.66
           Net cash provided by Operating Activities                -628,221.77

           INVESTING ACTIVITIES

             1310o  Computer software                                 -53,134.84
             1320o  Computer hardware                                 -68,910.24
             1330o  Office equipment                                   -1,152.52
             1350o  Office furniture                                   -2,995.83
             1360o  Telephone equipment                               -15,115.99
             1370o  Leasehold improvements                             -5,757.65
             1400o  Less depreciation                                   8,646.67
             1005o  Organizational costs                                 -575.00
             1020o  Deposits                                          -15,674.62
           Net cash provided by Investing Activities                 -154,670.02

           FINANCING ACTIVITIES

             3006o  Series a preferred                                346,500.00
             3005o  Common stock                                        4,626.00
             3010o  Paid in capital                                   437,525.68
             3900o  Retained Earnings                                  -3,513.19
           Net cash provided by Financing Activities                  785,138.49

        Net cash increase for period                                    2,246.70

     Cash at end of period                                              2,246.70

TRILOGY INTERNATIONAL, INC.

Statement of Cash Flows July through September 1999

                                                                Jul - Sep '99

           OPERATING ACTIVITIES

             Net Income                                              -438,930.98
             Adjustments to reconcile Net Income

             to net cash provided by operations:

                1200o  Accounts Receivable                             -2,132.12
                1111o  Dep.in transit/ (inc. clearing)                 -3,531.15
                1100o  Product inventory                              -87,639.12
                1105o  Sales materials                                -22,285.13
                2000o  Accounts payable                               138,815.40
                2410o  Commissions payable                              1,553.38
                2300o  Accrued salaries payable                        78,835.56
                2400o  Officer loans payable                              956.70
                2405o  Other loans payable                             20,948.72
                2406o  Accrued interest payable                           675.05
                2100o  Payroll Liabilities                             -9,527.38
                2100o  Payroll Liabilities:2125o  Medicare               -757.17
                2100o  Payroll Liabilities:2140o  Fla Unemployment     -1,109.08
                2100o  Payroll Liabilities:2130o  Futa                   -548.67
                2100o  Payroll Liabilities:2120o  Fica                 -3,237.31
                2100o  Payroll Liabilities:2110o  Fed Witholding       -4,145.88
                2200o  Sales Tax Payable                                2,708.66
           Net cash provided by Operating Activities                 -329,350.52

           INVESTING ACTIVITIES

             1310o  Computer software                                 -18,122.50
             1320o  Computer hardware                                  -4,751.96
             1350o  Office furniture                                   -1,136.34
             1360o  Telephone equipment                                -1,805.99
             1370o  Leasehold improvements                             -5,757.65
             1400o  Less Depreciation                                   8,646.67
             1050o  S.H. Loans receivable                               3,240.00
             1040o  Start-up expenses                                  85,617.94
             1020o  Deposits                                            2,973.44
           Net cash provided by Investing Activities                   68,903.61

           FINANCING ACTIVITIES

             3006o  Series a preferred                                 16,500.00
             3005o  Common stock                                           66.00
             3010o  Paid in capital                                    16,788.58
           Net cash provided by Financing Activities                   33,354.58

        Net cash increase for period                                 -227,092.33

        Cash at beginning of period                                   229,339.03
     Cash at end of period                                              2,246.70

TRILOGY INTERNATIONAL, INC.

Profit and Loss January through June 1999

                                                                  Jan - Jun '99

        Ordinary Income/Expense
             Expense

                6000 o  Finance Department

                   6005 o  Outside Accountants                          1,890.00
                total 6000 o  Finance Department                        1,890.00

                6100 o  Call Center

                   6130 o  Payroll

                      6131 o  Salaries & wages                         31,666.69
                   total 6130 o  Payroll                               31,666.69

                   6150o  Consulting fees                              18,527.13
                   6170o  Telephone                                     2,914.37
                   6180 o  Travel

                      6185o  Car rental                                   682.81
                      6181o  Airfares                                   2,268.00
                      6182o  Lodging                                      563.27
                   Total 6180o  Travel                                  3,514.08

                Total 6100o  Call Center                               56,622.27

                6300 o  Corp. Headquarters
                   6330 o  Payroll Expense

                      6335o  Officers' salaries                       110,833.34
                      6332o  Payroll taxes                              3,215.56
                   Total 6330o  Payroll expense                       114,048.90

                   6350o  Consulting fees                              35,079.96
                   6311o  Bank charges                                     66.92
                   6361o  Security                                      1,237.50
                   6388o  Contributions                                    45.00
                   6379o  Employment expense                            1,088.43
                   6351o  Training                                        750.01
                   6310o  Promotion                                        94.60
                   6340o  Legal fees                                    7,664.03
                   6345o  Professional fees                               500.00
                   6352o  Dues and subscriptions                          414.95
                   6355o  equipment leasing                             2,509.51
                   6360o  Facilities maintenance                        1,200.00
                   6370 o  Insurance

                      6372 o  Liability ins                             1,640.00
                   Total 6370 o  Insurance                              1,640.00

                   6380o  Miscellaneous expense                         1,286.24
                   6381o  Office supplies                               6,972.48
                   6382o  Postage & courier                             2,851.92
                   6383o  Rent                                          6,534.36
                   6385o  Telephone                                     5,148.15
                   6387o  Licenses & fees                               1,601.50
                   6390 o  Travel

                      6391o  Airfares                                   1,645.00
                      6392o  Lodging                                    1,201.32
                      6393o  Meals & entertainment                      3,872.80
                      6394o  Mileage & auto                               226.80
                      6390o  Travel - other                             2,737.79
                   total 6390o  Travel                                  9,683.71

                total 6300o  Corp. Headquarters                       200,418.17

                6400 o  Marketing

                   6410 o Payroll expense

                      6411o  Salaries & wages                          70,076.92
                      6412o  Payroll taxes                              1,458.11
                   total 6410o  Payroll expense                        71,535.03

                   6450o  Consulting fees                              42,800.58
                   6470o  Collateral material                             180.00
                total 6400o  Marketing                                114,515.61

                6500 o  Mis department

                   6520o Consulting fees                               8,178.04
                   6575o  Repairs & maintenance                           235.00
                   6550o  Internet expense                                295.75
                   6570o  Supplies                                        155.66
                total 6500o  Mis Department                             8,864.45

                6600 o  Operations dept
                   6610 o  payroll expense

                      6611o  Salaries & wages                         113,750.03
                      6612o  Payroll taxes                              1,679.39
                      6613o  Employee benefits                          3,500.80
                   total 6610o  Payroll expense                       118,930.22

                   6620o Supplies                                         273.45
                   6630o  Telephone                                     4,114.97
                   6640 o  Travel

                      6645o  Car rental                                 1,806.41
                      6644o  Mleage & auto                              1,731.76
                      6643o  Meals & entertainment                        875.20
                      6642o  Lodging                                      274.40
                      6641o  Airfares                                   3,137.00
                  Total 6640o  Travel                                  7,824.77

                   6660 o Misc.                                           233.39
                Total 6600 o  Operations Dept                         131,376.80

                6700 o  Product Development
                   6710 o  Payroll Expense

                      6711o  Salaries & wages                          25,000.02
                      6712o  Payroll taxes                              1,679.39
                   Total 6710o  Payroll expense                        26,679.41

                Total 6700o  Product Development                       26,679.41

             Total Expense                                            540,366.71

        Net Ordinary Income                                          -540,366.71

        Other Income/Expense
           Other Expense

             9600o  Offering costs                                     24,739.08
             9100o  Interest expense                                      213.09
             9800 o  Taxes

                9810o  Fla intangible tax                                 179.00
            Total 9800o  Taxes                                           179.00

           Total Other Expense                                         25,131.17

        Net Other Income                                              -25,131.17

     Net Income                                                      -565,497.88

TRILOGY INTERNATIONAL, INC.

Profit and Loss January through September 1999

                                                                Jan - Sep '99

        Ordinary Income/Expense
             Income

                4015o  Sample packs                                     9,246.30
                4010o  Product sales                                   18,860.04
                4020o  Starter kits                                     3,584.00
                4030o  Sales aids                                       3,174.55
                4040o  Shipping & handling                              3,706.41
             Total Income                                              38,571.30

             Cost of Goods Sold

                5005o  Product cost                                     5,754.34
                5006o  Sales aids cost                                  4,986.56
                5020o  Credit card fees                                 1,390.05
                5030o  Shipping charges                                 2,594.93
                5035o  Sales commisssions                               2,512.93
                5040o  Royalty expense                                    108.79
                5015o  Quick start bonus                                2,750.00
                5010o  Packaging                                          393.79
                5050o  Shrinkage/inv.write down                           396.75
             Total COGS                                                20,888.14

           Gross Profit                                                17,683.16

             Expense

                6000 o  Finance department
                   6030 o  Payroll expense

                      6031o  Salaries & wages                          15,384.60
                      6032o  Payroll taxes                              1,127.70
                   total 6030o  Payroll expense                        16,512.30

                   6005o  Outside accountants                           2,361.00
                   6050o  Supplies                                         81.41
                total 6000o  Finance department                        18,954.71

                6100 o  Call center

                   6130 o  Payroll

                      6131o Salaries & Wages                           73,309.49
                      6132o  Payroll Taxes                              3,772.40
                   total 6130o  Payroll                                77,081.89

                   6150o  Consulting fees                              18,947.80
                   6160o  Supplies                                        543.19
                   6170o  Telephone                                     3,587.83
                   6180 o  Travel

                      6185o  Car Rental                                   859.94
                      6181o  Airfares                                   3,261.58
                      6182o  Lodging                                      663.71
                      6184o  Mileage & auto                                 8.60
                   total 6180o  Travel                                  4,793.83
                total 6100o  Call Center                              104,954.54

                6300 o  Corp. Headquarters
                   6330 o  Payroll expense

                      6336o  Temporary labor                            4,096.98
                      6335o  Officers' salaries                       158,698.72
                      6331o  Salaries & wages                             848.13
                      6332o  Payroll taxes                              4,777.69

                   total 6330o  Payroll expense                       168,421.52

                   6350o  Consulting fees                              78,004.81
                   6311o  Bank charges                                    281.72
                   6361o  Security                                      1,841.27
                   6388o  Contributions                                    95.00
                   6379o  Employment expense                            1,529.43
                   6351o  Training                                        975.01
                   6310o  Promotion                                     2,816.22
                   6340o  Legal fees                                   25,975.05
                   6345o  Professional fees                               812.50
                   6352o  Dues and subscriptions                        1,098.55
                   6355o  Equipment leasing                            12,385.84
                   6360o  Facilities maintenance                        2,612.20
                   6370 o  Insurance

                      6372o  Liability ins                              3,368.81
                      6375o  Workers comp ins                           1,149.00
                   Total 6370o  Insurance                               4,517.81

                   6380o  Miscellaneous expense                         1,867.64
                   6381o  Office supplies                              11,447.41
                   6382o  Postage & courier                             7,339.04
                   6383o  Rent                                         16,122.16
                   6384o  Service contracts                                98.45
                   6385o  Telephone                                    28,364.07
                   6387o  Licenses & fees                               2,052.75
                   6390 o  Travel

                      6391o  Airfares                                   4,501.19
                      6392o  Lodging                                    2,013.43
                      6393o  Meals & entertainment                     12,360.00
                      6394o  Mileage & auto                             1,786.45
                      6395o  Rental car                                   678.99
                      6390o  Travel - other                            17,133.32
                   Total 6390o  Travel                                 38,473.38

                   6386 o  Utilities                                    2,056.11
                Total 6300 o  Corp. headquarters                      409,187.94

                6400 o  Marketing

                   6410 o  Payroll expense

                      6411o  Salaries & wages                          98,346.14
                      6412o  Payroll taxes                              3,564.82
                  Total 6410o  Payroll expense                       101,910.96

                   6450o  Consulting fees                              43,860.58
                   6425o  Design services                               2,125.00
                   6430o  Supplies                                         72.87
                   6460o  Printing                                      9,136.38
                   6470o  Collateral material                           1,980.00
                Total 6400o  Marketing                                159,085.79

                6500 o  Mis department

                   6585o  Telephone                                       140.13
                   6510 o  Payroll expense

                      6511o  Salaries & wages                          20,192.34
                      6512o  Payroll taxes                              1,679.39
                   Total 6510o  Payroll expense                        21,871.73

                   6520o  Consulting fees                               9,088.04
                   6575o  Repairs & maintenance                           640.70
                   6550o  Internet expense                              5,093.70
                   6570o  Supplies                                        674.19
                Total 6500o  Mis department                            37,508.49

                6600 o  Operations dept
                   6610 o  Payroll expense

                      6611o  Salaries & wages                         163,269.29
                      6612o  Payroll taxes                              3,010.80
                      6613o  Employee benefits                          4,647.88
                   Total 6610o  Payroll expense                       170,927.97

                   6620o  Supplies                                        572.85
                   6630o  Telephone                                     9,853.26
                   6640 o  Travel

                      6645o  Car rental                                 6,005.21
                      6644o  Mileage & auto                             2,622.76
                      6643o  Meals & entertainment                      1,287.39
                      6642o  Lodging                                      765.74
                      6641o  Airfares                                  10,458.87
                   Total 6640o  Travel                                 21,139.97

                   6660 o  Misc.                                          233.39
                Total 6600 o  Operations dept                         202,727.44

                6700 o  Product Development

                   6740o  Supplies                                        151.53
                   6735o  Telephone                                        85.07
                   6730o  Research aand development                         9.50
                   6710 o  Payroll expense

                      6711o  Salaries & wages                          50,769.27
                      6712o  Payroll taxes                              3,157.94
                   Total 6710o  Payroll expense                        53,927.21

                   6720 o  Travel

                      6725o  Meals & entertainment                        171.00
                      6724o  Auto                                          33.81
                      6723o  Rental car                                   178.82
                      6722o  Lodging                                      407.28
                      6721o  Airfares                                     276.00
                   Total 6720o  Travel                                  1,066.91

                Total 6700o  PRoduct development                       55,240.22

             Total Expense                                            987,659.13

        Net Ordinary Income                                          -969,975.97

        Other Income/Expense
           Other Expense

             9500o  Depreciation                                        8,646.67
             9600o  Offering costs                                     24,739.08
             9100o  Interest expense                                      888.14
             9800 o  Taxes

                9810o  Fla Iintangible Tax                                179.00
             Total 9800o  Taxes                                           179.00

           Total Other Expense                                         34,452.89

        Net Other Income                                              -34,452.89

     Net Income                                                    -1,004,428.86

TRILOGY INTERNATIONAL, INC.

Profit and Loss July through September 1999

                                                                Jul - Sep '99

        Ordinary Income/Expense
             Income

                4015o  Sample packs                                     9,246.30
                4010o  Product sales                                   18,860.04
                4020o  Starter kits                                     3,584.00
                4030o  Sales aids                                       3,174.55
                4040o  Shipping & handling                              3,706.41
             Total Income                                              38,571.30

             Cost of Goods Sold

                5005o  Product cost                                     5,754.34
                5006o  Sales aids cost                                  4,986.56
                5020o  Credit card fees                                 1,390.05
                5030o  Shipping charges                                 2,594.93
                5035o  Sales commisssions                               2,512.93
                5040o  Royalty expense                                    108.79
                5015o  Quick start bonus                                2,750.00
                5010o  Packaging                                          393.79
                5050o  Shrinkage/inv.write down                           396.75
             Total COGS                                                20,888.14

           Gross Profit                                                17,683.16

             Expense

                6000 o  Finance department
                   6030 o Payroll expense

                      6031o  Salaries & wages                          15,384.60
                      6032o  Payroll taxes                              1,127.70
                   total 6030o  Payroll expense                        16,512.30

                   6005o  Outside accountants                             471.00
                   6050o  Supplies                                         81.41
                total 6000o  Finance department                        17,064.71

                6100 o  Call center

                   6130 o  Payroll

                      6131o  Salaries & wages                          41,642.80
                      6132o  Payroll taxes                              3,772.40
                   total 6130o  Payroll                                45,415.20

                   6150o  Consulting fees                                 420.67
                   6160o  Supplies                                        543.19
                   6170o  Telephone                                       673.46
                   6180 o  Travel

                      6185o  Car rental                                   177.13
                      6181o  Airfares                                     993.58
                      6182o  Lodging                                      100.44
                      6184o  Mileage & auto                                 8.60
                   total 6180o  Travel                                  1,279.75

                Total 6100o  Call center                               48,332.27

                6300 o  Corp. headquarters
                   6330 o  Payroll expense

                      6336o  Temporary labor                            4,096.98
                      6335o  Officers' salaries                        47,865.38
                      6331o  Salaries & wages                             848.13
                      6332o  Payroll taxes                              1,562.13
                   total 6330o  Payroll expense                        54,372.62

                   6350o  Consulting fees                              42,924.85
                   6311o  Bank charges                                    214.80
                   6361o  Security                                        603.77
                   6388o  Contributions                                    50.00
                   6379o  Employment expense                              441.00
                   6351o  Training                                        225.00
                   6310o  Promotion                                     2,721.62
                   6340o  Legal fees                                   18,311.02
                   6345o  Professional fees                               312.50
                   6352o  Dues and subscriptions                          683.60
                   6355o  Equipment leasing                             9,876.33
                   6360o  Facilities maintenance                        1,412.20
                   6370 o  Insurance

                      6372o  Liability ins                              1,728.81
                      6375o  Workers comp ins                           1,149.00
                   total 6370o  Insurance                               2,877.81

                   6380o  Miscellaneous expense                           581.40
                   6381o  Office supplies                               4,474.93
                   6382o  Postage & courier                             4,487.12
                   6383o  Rent                                          9,587.80
                   6384o  Service contracts                                98.45
                   6385o  Telephone                                    23,215.92
                   6387o  Licenses & fees                                 451.25
                   6390 o  Travel

                      6391o  Airfares                                   2,856.19
                      6392o  Lodging                                      812.11
                      6393o  Meals & entertainment                      8,487.20
                      6394o  Mileage & auto                             1,559.65
                      6395o  Rental car                                   678.99
                      6390o  Travel - Other                            14,395.53
                   Total 6390o  Travel                                 28,789.67

                   6386 o  Utilities                                    2,056.11
                Total 6300 o  Corp. Headquarters                      208,769.77

                6400 o  Marketing

                   6410 o  Payroll expense

                      6411o  Salaries & wages                          28,269.22
                      6412o  Payroll taxes                              2,106.71
                   Total 6410o  Payroll Expense                        30,375.93

                   6450o  COnsulting fees                               1,060.00
                   6425o  Design services                               2,125.00
                   6430o  Supplies                                         72.87
                   6460o  Printing                                      9,136.38
                   6470o  Collateral material                           1,800.00
                Total 6400o  Marketing                                 44,570.18

                6500 o  Mis department

                   6585o  Telephone                                       140.13
                   6510 o  Payroll expense

                      6511o  Salaries & wages                          20,192.34
                      6512o  Payroll taxes                              1,679.39
                   Total 6510o  Payroll expense                        21,871.73

                   6520o  Consulting fees                                 910.00
                   6575o  Repairs & maintenance                           405.70
                   6550o  Internet expense                              4,797.95
                   6570o  Supplies                                        518.53
                Total 6500o  Mis department                            28,644.04

                6600 o  Operations dept
                   6610 o  Payroll expense

                      6611o  Salaries & wages                          49,519.26
                      6612o  Payroll taxes                              1,331.41
                      6613o  Employee benefits                          1,147.08
                   total 6610o  Payroll expense                        51,997.75

                   6620o  Supplies                                        299.40
                   6630o  Telephone                                     5,738.29
                   6640 o  Travel

                      6645o  Car rental                                 4,198.80
                      6644o  Mileage & auto                               891.00
                      6643o  Meals & entertainment                        412.19
                      6642o  Lodging                                      491.34
                      6641o  Airfares                                   7,321.87
                   total 6640o  Travel                                 13,315.20

                total 6600o  Operations Dept                           71,350.64

                6700 o  Product development

                   6740o  Supplies                                        151.53
                   6735o  Telephone                                        85.07
                   6730o  Research aand development                         9.50
                   6710 o  Payroll expense

                      6711o  Salaries & wages                          25,769.25
                      6712o  Payroll taxes                              1,478.55
                   Total 6710o  Payroll expense                        27,247.80

                   6720 o  Travel

                      6725o  Meals & entertainment                        171.00
                      6724o  Auto                                          33.81
                      6723o  Rental car                                   178.82
                      6722o  Lodging                                      407.28
                      6721o  Airfares                                     276.00
                   Total 6720o  Travel                                  1,066.91

                Total 6700o  Product development                       28,560.81

             Total Expense                                            447,292.42

        Net Ordinary Income                                          -429,609.26

        Other Income/Expense
           Other Expense

             9500o  Depreciation                                        8,646.67
             9100o  Interest expense                                      675.05
           Total Other Expense                                          9,321.72

        Net Other Income                                               -9,321.72

     Net Income                                                      -438,930.98

TRILOGY INTERNATIONAL, INC.
ADJUSTMENTS TO SEPTEMBER 30, 1999 FINANCIALS SUBSEQUENT
TO OCTOBER 17 SUBMISSION TO AMERINET

Balanace Sheet Changes

                                         AS OF          AS OF          CHANGE   FOOTNOTE
                                         OCT 17         NOV 2                   NUMBER
ASSETS

1025 Nations Bank                         1,086.58       1,086.58           -
1010 Riverside Bank                        (46.77)        555.37        602.14
1200 Accounts receivable                  2,132.12       2,132.12           -
1111 Deposits in transit                  5,155.30       4,377.27      (778.03)
1100 Product inventory                    104,588.96     109,910.61   5,321.65  (1)
1105 Sales materials                      32,695.81      33,428.50      732.69  (2)
1310 Computer software                    53,134.84      53,134.84         -
1320 Computer hardware                    67,425.59      68,910.21    1,484.62  (3)
1330 Office equipment                     1,152.52       1,152.52        -
1350 Office furniture                     2,995.83       2,995.83        -
1360 Telephone equipment                  15,115.99      15,115.99       -
1370 Leasehold improvments                 5,757.65       5,757.65       -
1400 Less: depreciation                  (8,646.67)     (8,646.67)              (4)
1005 Organizational costs                   575.00         575.00  -
1020 Deposits                            18,728.06      15,674.62    (3,053.44) (5)
                                        --------------------------------------------

TOTAL ASSETS                            310,497.48     306,160.44    (4,337.04)

LIABILITIES
2000 Accounts payable                   133,597.30     138,907.21      5,309.91 (6)
2100 Payroll liabilities                    256.76         256.76        -
2200 Sales tax payable                    2,708.66       2,708.66        -
2300 Accrued salaries                   349,582.64     349,582.64        -
2400 Officers loans payable                              3,000.00      3,000.00 (7)
2405 Other loans payable                  6,117.58      28,617.58     22,500.00 (8)
2406 Accrued interest                                      675.05        675.05 (9)
2410 Commissions payable                                 1,553.38      1,553.38 (10)

TOTAL LIABILITIES                       492,262.94     525,301.28     33,038.34

(1)  Adjusted to Physical+Add Dr Jane
(2)  Adjusted for Promo items
(3)  On Late April-Sept Expense Statement
(4)  Schedules not previously completed
(5)  Rent Expense not previously deducted
(6)  $25,500 reclassified to Loan Payable
     $9,879.23 add. Inventory purchase
     $1,484.62 add. hardware purch
     $19,202.25 add. Expense
(7)  Reclassified from A/P
(8)  Reclassified from A/P
(9)  Not previously booked
(10) Not run until 10/20

TRILOGY INTERNATIONAL, INC.
ADJUSTMENTS TO SEPTEMBER 30, 1999 FINANCIALS SUBSEQUENT
TO OCTOBER 17 SUBMISSION TO AMERINET

PROFIT AND LOSS JANUARY THROUGH SEPTEMBER 1999


                                        AS OF          AS OF          CHANGE    FOOTNOTE
                                        OCT 17         NOV 4                    NUMBER

INCOME
                                        38,571.30      38,571.30          -
                                     -------------------------------------------

COST OF GOODS SOLD
        5005 Product cost                5,012.05      5,754.34        742.29   (1)
        5006 Sales aids cost             4,986.56      4,986.56            -
        5020 Credit card fees            1,109.88      1,258.05        148.17   (2)
        5030 Shipping charges            2,567.21      2,594.93         27.72   (3)
        5035 Sales commissions             959.55      2,512.93      1,553.38   (4)
        5040 Royalty expense                    -        108.79        108.79   (5)
        5015 Quick start bonus           2,750.00      2,750.00            -
        5010 Packaging                     393.79        393.79            -
        5050 Write down of inv.                          396.75        396.75
TOTAL COGS                              17,779.04     20,756.14      2,977.10

GROSS PROFIT                            20,792.26     17,815.16     (2,977.10)

EXPENSE

        6000 Finance dept               18,954.71      18,954.71           -
        6100 Call center               104,954.54     104,954.54           -
        6300 Corporate hdqts.
             6310-Promotion              2,135.37       2,816.22       680.85
             6382-Postage                7,247.24       7,339.04        91.80
             6383-Rent                  13,068.72      16,122.16     3,053.44   (6)
             6385-Telephone             24,369.52      28,455.88     4,086.36   (7)
             6386-Utilities              1,585.64       2,056.11       470.47   (8)
        6400 Marketing
             6425-Design                1,990.00        2,125.00       135.00
             6460-Printing              7,131.38        9,136.38     2,005.00   (9)
             6470-Collateral              880.00        1,980.00     1,100.00   (10)
        6500 Mis dept                  37,508.49       37,508.49            -
        6600 Operations dept
            6620-Supplies                 463.02          572.85       109.83   (11)
             6630-Telephone             5,636.88        9,853.26     4,216.38   (11)
             6640-Travel               12,409.80       21,139.97     8,730.17   (11)
        6700 Product development
             6720-Travel                  906.25        1,066.91       160.66   (12)
             6735-Telephone                                85.05        85.05   (12)
             6740-Supplies                                151.53       151.53   (12)
        9500 Depreciation                      -        8,646.67     8,646.67   (13)
        9100 Interest expense             213.09          888.14       675.05   (14)

TOTAL INCREASE IN EXPENSES                                           34,398.26

NET INCOME                           (966,903.95)  (1,004,279.33)  (37,375.38)


(1)  Inc. in cost of Starter Pack
(2)  Amex Charges Not Booked
(3)  Missing UPS Invoice
(4)  Missing UPS Invoice
(5)  Not Previously booked
(6)  Not Previously Deducted from Deposit
(7)  Sept chgs on Oct invoice
(8)  Invoice not received
(9)  Dr. Jane letters not deducted from inventory
(10) Old A/P not previously booked
(11) April-Sept Expense Account
(12) Late Expense Account
(13) Schedules Not Completed as of 10/17
(14) Int on Notes not previously booked

                             Undisclosed Liabilities

As of September 30, 1999, as disclosed on the Company's unaudited Financial Statements, Trilogy has a liability for the payment of $349,582.64 in accrued Salaries and Consulting Fees. These accrued obligations have been booked based upon base salary or base fee only without provision for payroll taxes that may be due at time of payment.

Of the $349,582.64 total, $141,791.70 is due to independent contractors who worked for the Company as consultants for a period of time prior to the Company's actually opening for business. When paid, these fees will not be subject to any employer paid payroll taxes.

Of the $207,790.94 owed to Company employees as of September 30, 1999, $169,816.59 is owed to employees whose base yearly salary substantially exceeds the upper limit for FICA tax obligations. The Company believes, therefore that at the time of payment of these deferred sums, the Company will not incur FICA expense in excess of its obligations for FICA tax on the employees regular annual salary. As there is no upper limit on Medicare tax payments, the Company would incur additional expense in the amount of $2,462.34 (1.45% of deferred salary payment) at the time of payment.

The remaining $37,974.35 is owed to employees at lower salaries that do not exceed the FICA limitation. The Company, therefore, could incur payroll tax expense on this amount, at the time paid in the amount of $2,905.04. (7.65% of deferred salary payment.)

Total potential additional liability for employer paid payroll taxes, over and above what would be paid on salaries in the normal course of business in the year that the deferred compensation is paid, as of September 30, 1999 the Company believes will not exceed $5,367.38

Nora F. Catano, CPA, PA
PO Box 507
Stuart, Florida 34995-0507
561-286-5669
Fax 561-286-6537

Member:

American Institute of Certified Public Accountants
Florida Institute of Certified Public Accounts

To the Board of Directors
Trilogy International, Inc.
Palm City, Florida

I have compiled the accompanying statement of assets, liabilities & equity - income tax basis of Trilogy International, Inc. (a corporation) as of December 31, 1998, and the related statement of revenue & expenses - income tax basis from the period of inception (August 7, 1998) through December 31, 1998, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The financial statements have been prepared on the accounting basis used by the Company for income tax purposes which is a comprehensive basis of accounting other than generally accepted accounting principles.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures ordinarily included in financial statements. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, capital, revenue and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.

Nora F. Catano, CPA, PA
March 5, 1999

                              Financial statements
                                       Of
                          Trilogy Iinternational, Inc.
                     For the Period Ended December 31, 1998

See Accountant's Compilation Report

TRILOGY INTERNATIONAL, INC.

Statement of Assets, Liabilities & Equity
Income Tax Basis

December 31, 1998

Liabilities and Stockholder's Equity

Stockholder's Equity
 Common Stock                                               3,240.00

           Paid-In Capital                                  89,706.13
         Current Income (Loss)                              (3,513.19)

          Total Stockholder's Equity                        89,432.94

        Total Liabilities & Stockholder's Equity            $89,432.94

See Accountant's Compilation Report

TRILOGY INTERNATIONAL, INC.

Statement of Revenue & Expenses
Income Tax Basis
For the Period Ended December 31, 1998

     5 Months Ended
       Dec. 31, 1998Pct

Other Income (Expense)
            Loss-LHI Abandoned                         3,513.190.00

         Total Other Income (Expenses)                 (3,513.19)0.00

          Net Income (Loss)                            (3,513.19)0.00

See Accountant's Compilation Report

TRILOGY INTERNATIONAL, INC.

Paid-in Capital Disbursement

   Consulting Expenses                                 $38,832.85
   Dues & Subscription                                 $   131.70

  Entertainment & Meals                                $ 5,741.42
   Lease Equipment                                     $ 2,239.99

  Mileage Reimbursement                                $ 1,365.00
   Office Expenses                                     $ 1,691.87
   Organizational Costs                                $   575.00

    Postage                                            $ 1,681.49
   Professional Fees                                   $11,870.00
   Promotional Expense                                 $   426.65

    Repairs                                            $   615.24
   Supplies & Expenses                                 $   146.66

    Telephone                                          $ 6,479.54
     Travel                                            $14,395.53

  Lease Hold Improvements                              $ 3,513.19

Total                                                  $89,706.13

                                  Schedule 2.7
       Changes Since Trilogy's Financial Statements of September 30, 1999

(A) At a meeting held Friday November 5, 1999, Trilogy's Board of Directors approved the granting of the following shares of the Company's Common Stock for services previously rendered by Company Employees, Directors and
     Consultants:

          Stephen Berardi - Compensation for salary deferral     3,000
          Dale Hernandez - Compensation for salary deferral      3,000
          Sheila Honan - Compensation for salary deferral        2,160
          Lester Thornhill - Compensation for salary  deferral   2,160
          Jane Bicks - Compensation for salary  deferral         2,000
          David  Cantley - Compensation for salary deferral      1,000
          David Cantley - Employment Incentive                   25,000
          Margaret McEver - service  beyond scope of employment  1,159
          Linda Logue -service beyond scope of employment        1,159
          Ruth Shinnick - Consulting Services                    1,546
          Donald Downes - Personal Guarantee of Equipment Lease  20,000

Total                                                            62,184

     All of the above shares of stock grants had been previously negotiated by management to be granted subject to Board approval and the shares underlying the grants were included in the original share count given to AmeriNet as part of the Due Diligence materials supplied by the Company.

(M) On October 15, 1999 the Company borrowed $7,000 from Michael Lobosco and on November 10, 1999 the Company borrowed $12,000 from Arthur Calabro (a Director of the Company). Both loans were made on a demand basis to be paid upon closing of the proposed Merger.

(N) Trilogy's Board of Directors approved a plan whereby former investors in the Company would be offered participation in a 2nd round of financing on the same terms as the Company's February 22, 1999 Participating Preferred Offering. The offering as approved called for a maximum of $240,000 of total subscriptions that could be accepted. Board's approval was also contingent upon Carol Berardi's being willing to contribute 50% of the Common Shares of Trilogy Common Stock to be issued as a result of subscriptions received as a result of this offering.

     As of November 3, 1999, subscriptions received by the Company totaled $84,818.18 which resulted in the issuance of 84,818 additional shares of Common stock, 84, 818 shares of Series A Preferred Stock and 84,818 Warrants to purchase Common Stock at $.25 per share.

     The Subscribers to the Offering were:
        Arthur Calabro                       10,000.00
        Donald Downes                        23,000.00
        Antares Capital Management           21,818.18
        James Engstrom                       10,000.00
        Ronald Musich                        20,000.00

(O) On October 26, 1999 Trilogy signed a Consulting Agreement with Dr. Komau Kokayi wherein the Company will pay Dr. Kokayi a royalty to 2% of the Company's cost for all of the Company's product "Trilogy's Essence of Life" colostrum for humans that is sold by the Company.

REVISED NOVEMBER 10, 1999

                    Schedule 2.8 (A) Tax Disclosure Schedule

(5) Trilogy has collected the appropriate sales tax for each state where Company sales have been made. The sales tax liability as shown on the Company's September 30, 1999 Balance Sheet represents the total liability for payment of said taxes as shown on the attached schedule.

     The tax as due to the State of Florida was paid on a timely basis prior to the due date of October 20, 1999.

     Certificate of Authority was received from the State of California November 3, 1999 and taxes due in the amount of $393.00 were paid on November 4, 1999, leaving a balance due to all other states through September 30, 1999 of $1777.45.

     The Company is awaiting registration from New Jersey for which it has applied. It is the intention of the Company to pay the amount due upon receipt of said registration and believes that the initial return to New Jersey will not be considered a late or delinquent filing.

     The Company is in the process of obtaining license to collect and pay sales tax in the other 37 states wherein it has made sales to date. The process of obtaining such license is time consuming and expensive, so the Company has chosen to prioritize its obtaining such licenses in those states wherein there have been significant sales. The Company does not believe that the collected but unpaid taxes in the 37 jurisdictions other than Florida, California and New Jersey are material nor does it believe that it has a material contingent liability for late filings over and above the amount due as carried on the Company's books when those taxes are reported and paid

     In accordance with the terms of office premises lease, the Company is responsible for two thirds of the common expenses including real estate tax. The landlord has not yet received the tax assessment for 1999. The Company has been accruing this unknown liability for its pro rata share of real estate taxes since taking occupancy on September 17. This liability has not been reflected on the financial statements of the Company as of September 30, 1999.

REVISED NOVEMBER 10, 1999

                                 Schedule 2.10A
                              Leased Real Property

     Trilogy International leases offices a 526 SE Dixie Highway, Stuart, Florida 34994

Annual Rent is $54,000.

                                 Schedule 2.10(C)
                                   Equipment

Panasonic Digital 816 Telephone System

Electronics for 8 Lines and 8 Stations
One (1)     KX-TVS75 2-Port Voice Mail System

Two (2)     KX-T7235 Display Speakerphones
Three (3)   KX-T7220 Display Telephones

One (1)     Battery Backup Unit
One (1)     A/C Surge Protection Unit

One (1)     C.O. Surge Protection Unit

Bankers Leasing Association - $207.00/month (36 months)
       1st payment - 8/14/98

Executone Telephone System

One (1)   IDS/Operator Terminal Kit
One (1)   IDS/108 Cabinet Assembly Kit
One (1)   ACPU w/Eclipse 2.0 4 Meg Ram
One (1)   IDS/Expanded VCM Card
Two (2)   ISD/Digital Station Card (LS1/11)
One (1)   IDS/ISDN Pri Trunk Card Kit
One (1)   I/O - MDF Package
Two (2) IDS/DIG Voice Announcer 120 Sec One (1) Custom ACD (5) One (1) EVX 4PT 100HR REL 7

JDR Capital- $975.84/month (36 months)
                1st payment  - 10/99

Toshiba Copy Machine

One (1) Model DP2570 wRADF, ADU, Finisher, LCT, embedded controller, 2 paper pedestal

Copyco Inc.  - $192.00/month (60 months)
                        1st payment  - 11/99

Dell Laptop Computer

One (1)   Model #Inspiron D266XT

Dell Financial Services Acceptance Co. - $182.66/month (24 months)
                                           1st payment  - 5/15/98

Computer Hardware

Two (2)   Desktop Publishing Workstations w/Intel Pentium III 450Mhz processor
One (1)   Jazz Drive Disks

Three (3) Field  Rep.  Workstations  w/Intel  Pentium II 400Mhz  processor
One (1)   Internet  Server w/2 Intel  Pentium  III Xeon  processors  w/512 cache
One (1)   Ascend Pipeline 130
One (1)   DFE - 26216 Fast Ethernet Hub
One (1)   HP Laserjet 1100X1 8ppm Printer
One (1)   3COM AF-200 Anti-Glare/Radiation
One (1)   APC BackUPS 300

Furniture

One (1)   Oversized  Reception Counter Desk w/Keyboard Drawer
Three (3) Peninsula Desks w/Keyboard Drawer
Three (3) Oversized Computer Desks w/Keyboard Drawer
One (1)   Oversized  "U"  Shape  Workstation   w/Keyboard  Drawer
Four (4)  Computer Workstations  w/Keyboard Drawer
One (1)   Access Table
Three(3)  Field Support 24" x 60" Desks w/Keyboard Drawers
Five (5)  High Back Executive Seats
Six (6)   Side Chairs
Twelve(12)High-Back Conference Room Chairs
Eight(8)  Task Seats
Four (4)  Filing Units

All of above included on:

Linc Comstock- $1144.84/month (60 months)
                     1st payment 9/7/99

One (1)   HP Scanjet 6200C Scanner
Five (5)  Encore Binaural Headsets w/modular adapters
Two (2)   HP Deskjet Inkjet Printers
One (1)   Brother All-In-One Machine Model #MFC 4350
One (1    Laser Scanner, Scale and Thermal Printer
One (1)   CAT 5 48 Port Patch Panel
One (1    Relay Rack
Two (2)   Toshiba Tecra Laptop Computers w/Zip Drive and Mouse
Two (2)   128 Meg Ram for Tecra 8000
Two (2)   Network  DockPortRep for Tecra 8000
Three (3) Executive Workstation
One (1)   Dlink DFE2616IX 16 port hub
Three (3) US  Robotics 56K External V90 56K modem
One  (1)  Omniview SE PS/2 AT 4PT w/ 4 cables
One (1)   APCC Matrix 5000XR UPS Lineint
Three (3) SYNCMASTER 9000P 19IN
One (1)   Workstation Computer P II 350MHZ System  W/Intel Ethernet Card
One (1)   Credit Card Server
One (1)   Apaptec #2940UW PCI Ultra Wide SCSI
One (1)   Webramp 3101 RTR 4PT HUB
One (1)   EXABYTE  EZ17SK 8900S EXT Autoldr Tape Library
One (1)   EXABYTE EXAPAK For Mammouth EZ17
One (1)   HP Color Laserjet 4500N One (1) Server for Backup, DNS and IMAL
One (1)   Dual Xeon 500 MHZ Server w/15" Monitor
Six (6)   APCC Backup 300VA
Two (2)   Samsung Syncmaster 900P 19" Monitor
One (1)   Viewsonic Optiquest 17" Monitor
One (1)   Executive Workstation w/speakers
Two (2)   400MHZ Computer Workstation-Intel 400MHZ System
One (1)   GE TV/VCR 13"
One (1)   Storage Cabinet 72"

 All equipment listed above owned by Trilogy International Inc.

                      Schedule 2.11 Intellectual Property

 (A) (2,10)    Trilogy will be a reseller of Internet  "Replicator  Sites" to be used by Field Representatives. This software is copyrighted by the original company Vanguard Technology Group. Trilogy has been licensed to use various business and graphics software packages by Microsoft, Corel and others. The agreement with Dr. Jane Bicks gives Trilogy the rights through license and assignment to all of Dr. Jane, Inc. formulas and any product, formulation, formula, invention, procedure, know-how, concept or other invention or proprietary information developed during the 5 year term of her agreement. In the event Trilogy ceases operations for any reason other than the sale of all or substantially all of the assets of the Company or the merger of the Company into another entity where the products will no longer be sold by the Company, all formulas owned by Dr. Jane prior to this agreement that were licensed and assigned to the Company shall become the property of Dr. Jane.

               In addition Trilogy has applied for trademarks for the following:
               Trilogy and Design in both Nutritional Supplements and Pet Food and Supplies

                (12)     Confidentiality Agreements

               Confidentiality Agreements have been signed by all employees listed in schedule 2.20 (e). See sample of the agreement in schedule 2.12. In addition, consultants and advisors have signed similar confidentiality agreements.

(B) (2,3&5)    Trilogy  currently  has six (6)  computers  that  have  Microsoft
               Office 2000 that are not licensed. Some of these computers may not require the full version of Microsoft Office 2000 but rather a specific software like Microsoft Word. A complete review will be conducted and unnecessary software will be removed. Those that do require the full version of Microsoft Office 2000 will be licensed.

                     Schedule 2.12 Contracts and Agreements

(A) (2) The deferred compensation agreements with Rock n Rowe and Business Design and Development, Inc. have not been signed. The Proceeds from the agreement with Rock n Rowe is in the process of being assigned to Mr. Rowe's ex wife as part of a revision to alimony payments. Mr. Rowe does not contest the amount or terms of the agreement but has been advised by his attorney that the agreement must be signed by his ex wife after the order has been entered. The agreement with Business Design and Development, Inc. is under dispute at this time. Debbie George, the principle has made a claim that hours beyond her agreed upon fee were expended. Management had a similar discussion with Ms. George at the time she was paid for April and May and had resolved the issue. Ms. George reopened the issue within the last 10 days and management is in the process of attempting to resolve her concerns. The amount claimed by Ms. George over the currently accounted for accruals for Business Design and Development is $24,000.

     (3) Trilogy has deferred employee compensation through October 1,1999 as follows:

               Name                                    Amount

               Carol Berardi                           $  51,943.53
               Dennis Berardi                          $  51,943.53
               Stephen Berardi                         $  47,948.74
               Dr. Jane Bicks                          $  12,692.33
               Dale Hernandez                          $  36,820.51
               David Cantley                           $   3,846.15
               Lester Thornhill                        $   1,442.32
               Sheila Honan                            $   1,153.84

         Total                                         $207,790.94

     (3) Trilogy has deferred advisor/consultant pay through October 1, 1999 as follows:

          Name                                         Amount
          Rock'N Rowe                                  $  50,625.00
          Business Design                              $  12,000.00
          MiPro, Inc.                                  $  79.166.70

          Total                                        $141,791.70

 (A) (4) A general commitment was made to the non-employee members of the Board of Directors and the Pet Advisory Board that they would be compensated for their time and commitment through a stock option grant. No specific amount was mentioned or agreed to. This remains an open issue to be addressed by management.

     (4)  The  following  are  the  current  consulting,   advisor  and  royalty
          agreements:

               Fawcett Video Marketing - Video Tape
               Richard Berardi - Trilogy Theme Song
               Dr. Kamau Kokaui - Royalty for human colostrums
               MiPro, Inc. - consulting/advisor agreement
               Tana Henke - Royalty for dog and cat colostrums
               AVN Communications - Trilogy-by-phone Voicemail System

             The following employees currently have employment agreements:

             Dennis Berardi
             Carol Berardi
             Dr. Jane Bicks

     (7)  The following leases have are valued at greater than $2,000:

          COPYCO - Copier
          Dell  Financial  Services - Computer
          JDR  Capital - Telephone System
          Bankers Leasing Association - Original Telephone System Linc Comstock - Computers and Furniture

     (13) Outstanding purchase order for over $1,000:

          Pharma Chemie- Colostrum                          $ 8,508.40
          Capitol Printing- Colostrum Brochures             $ 1,080.31

     Trilogy's confidentiality agreement is attached.

TRILOGY INTERNATIONAL, INC.
SUMMARY OF ACCRUED SALARIES & CONSULTING FEES
AS OF SEPTEMBER 30, 1999

NAME                Dec-98   Jan-99     Feb-99    Mar-99    Apr-99    May-99    Jun-99    Jul-99    Aug-99    Sep-99    9/30/99

Employees
Carol Berardi       7,916.67 7,916.67   7,916.67  7,916.67  1,978.67  1,978.67  1,978.67  1,978.67  7,916.67  4,445.51  51,943.53
Dennis Berardi      7,916.67 7,916.67   7,916.67  7,916.67  1,978.67  1,978.67  1,978.67  1,978.67  7,916.67  4,445.51  51,943.53
Stephen Berardi     8,333.33 8,333.33   8,333.33  8,333.33  2,083.34  2,083.34  2,083.34  1,634.61  1,923.08  4,807.70  47,948.74
Jane Bicks                                                  2,083.34  2,083.34  2,083.34  1,634.61  1,923.08  2,884.62  12,692.33
Dale Hernandez      6,666.67 6,666.67   6,666.67  6,666.67  1,666.67  1,666.67  1,666.67  1,307.69  1,538.46  2,307.69  36,820.51
David Cantley                                                                                       1,538.46  2,307.69   3,846.15
Lester Thornhill                                                                                              1,442.32   1,442.32
Sheila Honan                                                                                                  1,153.84   1,153.84

Consultants
Rock N Rowe        11,250.00 11,250.00  11,250.00 11,250.00 2,812.50  2,812.50                                            50,625.00
Business Design     3,000.00  3,000.00   3,000.00  3,000.00                                                               12,000.00
Mi Pro Inc          7,916.67  7,916.67   7,916.67  7,916.67 7,916.67  7,916.67   7,916.67  7,916.67  7,916.67  7,916.67   79,166.70

                   53,000.00 53,000.00  53,000.00 53,000.00 20,519.86 20,519.86  17,707.36 16,450.92 30,673.09 31,711.55 349,582.64
                            106,000.01 159,000.01 212,000.01 232,519.87 253,039.73 270,747.08 287,198.00 317,871.09 349,582.64

              MUTUAL CONFIDENTIAL DISCLOSURE AND BUSINESS AGREEMENT
                                     BETWEEN
                    TRILOGY INTERNATIONAL INC. (Trilogy) AND

                    ----------------------------------------


1.0 PURPOSE:

     Trilogy and ______________________________ wish to explore a business relationship under which each may disclose certain business information, some of which is confidential, to the other.

2.0 DEFINITION

     "Confidential Information" means any information, technical data, or know-how, including, but not limited to, that which relates to research, product software, services, development, inventions, processes, designs, drawings, food technology, marketing, or finances, which such Confidential Information is designated as unique and individual to the business operation of Trilogy or _______________________________ would be considered to be confidential or proprietary. Confidential Information does not include information, technical data or know-how which (i) was in the possession of the receiving party before the beginning of a business relationship as shown by the receiving party's files and records immediately prior to the time of disclosure; or (ii) prior or after the time of disclosure becomes a part of the public knowledge or literature, not as a result of any inaction or action of the receiving party, or (iii) approved for release by the disclosing party.

3.0 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

     The parties hereto agree not to use the Confidential Information disclosed to each other for his own use or for any purpose except to carry out discussions concerning the completion of any business relationship between the two. Neither will disclose the Confidential Information of the other to third parties or to its employees unless mutually agreed upon in writing. Each agrees that it will take all reasonable steps to protect the secrecy of and avoid falling into the public domain or the possession of unauthorized persons. Each agrees to notify the other in writing of any misuse or misappropriation of such Confidential Information of the other which may come to its attention.

4.0 RETURN OF MATERIALS

     Any material or document of which have been furnished by one party to the other will be promptly returned, accompanied by all copies of such documentation after the business possibility has been rejected or concluded.

5.0 PATENT OR COPYRIGHT INFRINGEMENT

     Nothing in this agreement is intended to grant any rights under any patent or copyright of Trilogy .

6.0 TERM

     The foregoing commitments in this Agreement shall terminate five (5) years following the date of this Agreement but may be renewed at that time for any additional period to be mutually determined by both parties.

7.0 MISCELLANEOUS

     This Agreement shall be binding upon and for the benefits of the undersigned parties, their successors and assigns, provided that Confidential Information may not be assigned without consent of the disclosing party. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.

     The undersigned officer of Trilogy being a duly authorized company representative, and the party who has a business relationship with Trilogy, both agree to the conditions set forth herein.

Signature_______________________________ Date______________________

Signature_______________________________ Date______________________

              Schedule 2.12 (A)(12) Debt and Guarantee Instruments

(12) Loans payable to Employees and Consultants in accordance with Deferred Compensation Agreements in the amount of $349,582.64 as of September 30, 1999. (Per Attached Exhibit)

     Demand Loans from Officers, Employees, Directors and Others payable from proceeds of Merger closing:

          Stephen Berardi - September 3, 1999               $17,500.00
          John Holmes - June 15, 1999                         6,117.58
          Carol  Berardi  -  September  20,  1999             3,000.00
          Leona  Van De  Velde -September 21, 1999            5,000.00
          Michael Lobosco- October 15, 1999                   7,000.00
          Arthur Calabro - November 12, 1999                 12,000.00

     Accounts Payable $142,450.62 as of October 31, 1999 per attached listing. Additionally, attorney fees for this merger will be due to Michael Harris and is footnoted in the use of proceeds schedule 5.13 (Exh).

     Dennis and/or Carol Berardi have personally guaranteed the following:

     Dell Computer - Laptop computer
     Promise  Printing - Printed materials and brochures Merchant Accounts from:

               Bank of Oakland                    4616773010000499
               Superior Bankcard Services         4492600147059844
               Riverside National bank            4301357800199346
               First Bank of Beverly Hill         4223693000076699
               Cardservices International         5433420100704782
     Building lease for 526 SE Dixie Hwy, Stuart Florida
     Bankers Leasing  Association - Original  phone  system
     Video Plus - Audio tape  duplication
     Office  Depot - Trilogy  Revolving  Credit Card
     JDR Capital - New office phone  system
     American Express Credit Card

     David Cantley personally guaranteed the Copyco lease for the copy machine.

     Donald Downes personally guaranteed the Linc Comstock lease for office furniture and some computer equipment.

     Post Merger the Surviving Company will use its best efforts to have the personal guarantees listed above removed.

    TRILOGY INTERNATIONAL, INC.

     12/10/99            Unpaid Bills

          Type                Date      Due Date       Agi       Open Balance

        BELL SOUTH

           Bill               11/7/1999      12/7/1999         3       544.76
           Bill               11/14/1999     12/14/1999                 35.81
           Bill               11/22/1999     12/22/1999                219.75
        Total BELL SOUTH                                                  800.32

        BROWARD PAPER & PACKAGING

           Bill               11/19/1999     12/4/1999         6       101.58
           Bill               11/26/1999     12/11/1999                127.12
        Total BROWARD PAPER & PACKAGING                                   228.70

        CAROL BERARDI*

           Credit             9/23/1999                             -8,000.00
           Bill               9/23/1999      10/3/1999        68     8,000.00
        Total CAROL BERARDI*                                                0.00

        CIBERLYNX

           Bill               12/1/1999      12/16/1999                295.75
        Total CIBERLYNX                                                   295.75

        CONSOLIDATED LABEL

           Credit              8/4/1999                                 -71.22
        Total CONSOLIDATED LABEL                                          -71.22

        Copyco

           Bill                11/5/1999      11/15/1999       25         7.00
        Total Copyco                                                        7.00

        DELL FINANCIAL SERVICES

           Bill                12/2/1999      12/2/1999         8       185.40
        Total DELL FINANCIAL SERVICES                                     185.40

        EARL PIKE

           Bill                8/8/1999       8/18/1999       114        52.90
           Bill                10/4/1999      10/14/1999       57        65.26
        Total EARL PIKE                                                   118.16

        FEDERAL EXPRESS

           Bill                10/12/1999     10/27/1999       44       296.20
           Bill                11/16/1999     12/1/1999         9       461.87
           Bill                11/23/1999     12/8/1999         2       134.50
        Total FEDERAL EXPRESS                                             892.57

        GENESIS

           Bill                7/15/1999      8/14/1999       118    17,156.66
        Total GENESIS                                                  17,156.66

        GRIMES & REESE

           Bill                7/21/1999      7/21/1999       142       180.00
        Total GRIMES & REESE                                              180.00

        HARBOR SPECIALTY INS CO

           Bill                11/17/1999     12/17/1999                383.00
        Total HARBOR SPECIALTY INS CO                                     383.00

        JANE BICKS -

           Bill                10/4/1999      10/4/1999        67       328.27
           Bill                10/18/1999     10/18/1999       53       677.28
        Total JANE BICKS -                                              1,005.55

        JOHN HOLMES

           Bill                9/30/1999      10/30/1999       41    14,541.00
        Total JOHN HOLMES                                              14,541.00

        KEVIN J NOLAN

           Bill                11/30/1999     12/10/1999                 50.00
        Total KEVIN J NOLAN                                                50.00

        LESTER THORNHILL - X

           Bill                11/4/1999      11/14/1999       26       136.79
        Total LESTER THORNHILL - X                                        136.79

        MCHALE & SLAVIN

           Bill                8/3/1999       8/13/1999       119       310.00
        Total MCHALE & SLAVIN                                             310.00

        MICHAEL HARRIS

           General Journal     12/2/1999                             -29681.16
           Bill                7/27/1999      8/26/1999       106     2,563.38
           Bill                7/27/1999      8/26/1999       106     3,387.64
           Bill                10/15/1999     11/14/1999       26        85.96
           Bill                10/15/1999     11/14/1999       26     1,946.17
           Bill                11/19/1999     12/19/1999                123.25
           Bill                11/19/1999     12/19/1999             16,113.01
           Bill                11/30/1999     12/30/1999              5,461.75
        Total MICHAEL HARRIS                                                0.00

        NEWCOURT FINANCIAL

           Bill                11/16/1999     12/11/1999                205.44
        Total NEWCOURT FINANCIAL                                          205.44

        PENGUIN PUTNAM INC

           Bill                10/12/1999     11/11/1999       29       705.83
           Bill                10/22/1999     11/21/1999       19     1,003.80
           Bill                10/22/1999     11/21/1999       19       368.40
        Total PENGUIN PUTNAM INC                                        2,078.03

        PETER GLINT

           Bill                8/5/1999       8/5/1999        127       793.00
        Total PETER GLINT                                                 793.00

        PRUDENTIAL GEISINGER REALTY

           General Journal     10/5/1999                             -3,053.44
           Bill                8/24/1999      9/3/1999         98     3,053.44

        Total PRUDENTIAL GEISINGER REALTY                                   0.00

        RICHARD BERARDI x

           Bill                7/14/1999      7/24/1999       139     1,100.00
           Bill                9/30/1999      10/10/1999       61        61.60
        Total RICHARD BERARDI x                                         1,161.60

        SOURCE INFORMATION SERVICES

           Bill                11/1/1999      11/1/1999        39        94.64
           Bill                12/1/1999      12/1/1999         9        94.64
        Total SOURCE INFORMATION SERVICES                                 189.28

        STEPHEN BERARDI -  X

           Credit              9/23/1999                             -17500.00
           Bill                9/23/1999      10/3/1999        68    17,500.00
        Total STEPHEN BERARDI -  X                                          0.00

        TABCO, INC

           Bill                10/12/1999     11/11/1999       29       989.21
        Total TABCO, INC                                                  989.21

        TANA HENKE

           Bill                9/30/1999      10/10/1999       61        47.19
        Total TANA HENKE                                                   47.19

        TERREL F. TRANSTRUM

           Bill                9/7/1999       10/7/1999        64       312.50
        Total TERREL F. TRANSTRUM                                         312.50

        THE BUREAU

           Bill                8/16/1999      8/26/1999       106     1,571.34
        Total THE BUREAU                                                1,571.34

        UPS

           Bill                8/7/1999       8/17/1999       115        61.00
        Total UPS                                                          61.00

        ZEPHYRHILLS

           Bill                11/18/1999     12/3/1999         7        92.23
        Total ZEPHYRHILLS                                                  92.23

     TOTAL                                                             43,720.50

                    Schedule 2.13 Related Party Transactions

     A member of Trilogy's Board of Directors, Arthur Calabro, is an insurance agent and has arranged for some of the insurance coverage for the Company.

     An investor, Scott Seltzer, through his company AVN provides the Trilogy by-Phone service for Trilogy field representatives.


                    Schedule 2.14 Governmental Authorization

Martin County Occupational License #2000 275 017

City of Stuart Occupational License #1190

City of Stuart Alarm Users Permit #1494

Federal Tax ID #65-0879154

Florida Sales Tax Resale #53-07-026043-48-1

Florida Articles of Incorporation filed 8/7/98 - Doc.# P98000070358

Individual State Registrations as a Multilevel Marketing Company - See attached document

GRIMES & REESE
A PROFESSIONAL COMPANY
ATTORNEYS AND COUNSELORS
I 270 SOUTH WOODRUFF AVENUE
IDAHO FALLS, IDAHO 83404-5544
TELEPHONE (208) 524-0699
INTERNET - http://www.mlmlaw.com
FACSIMILE (208) 524-5686
E-mail - kgrimes@nicoh.com

October 27, 1999

Via E-Mail and Facsimile - (877) 329-8745

Ms. Dale Martin
Director of Compliance
Trilogy International, lnc.
526 SE Dixie Highway
Stuart, Florida 34994

Re: MLM State Registration

Dear Dale,

This letter is in response to your inquiry regarding the status of Trilogy International's ("Trilogy") registration as a multilevel marketing ("MLM") company in the states that require such registration.

We prepared the MLM registration documents for the states of Georgia, Louisiana, Massachusetts, and Wyoming, which we forwarded to Trilogy on May 17, 1999. On or about June 17, 1999, we received a letter dated June 11, 1999 from Georgia's Office of the Secretary of State indicating receipt of the registration documents for Trilogy. On or about June 20, 1999, we received a letter dated June 14, 1999 from Massachusetts's Office of the Attorney General indicating receipt of the registration documents for Trilogy. We have never heard from Wyoming, however, we have confirmed that its Office of the Attorney General has received Trilogy's registration documents.

In early August, we received a letter dated July 26, 1999 from Louisiana's Office of the Attorney General. The letter explained that the nature of Trilogy's products were not clear from the information that was submitted with the registration packet, and further claimed that Trilogy's contractual documents did not comport with Louisiana's jurisdictional requirement. As you are aware, every MLM registrant has had problems with Louisiana, because the individuals in the office who process MLM registrations do not read the submitted documents. In any event, we responded to Louisiana's letter on August 13 and showed the reviewer where Trilogy's document complied with Louisiana's jurisdictional requirements. In early September, we received a letter dated August 25, 1999 from Louisiana's Office of the Attorney General which indicated that Trilogy's registration was effectives.

Earlier this year, Montana enacted an MLM registration requirement that became effective October 1, 1999. I have forwarded the registration documents to you, which I understand Trilogy will complete, execute, and submit to Montana.

Dale, if you have any further questions or concerns, please do not hesitate to call me.

Sincerely,
Kevin Grimes

                          Schedule 2.15(A) Litigation.


     Trilogy has been notified of pending legal action by Debbie George. This information and the documents received by Trilogy has been previously submitted to AmeriNet.

                                 Schedule 2.19
                            Brokers and Finders Fees

None


                        Schedule 2.20 List of Employees

(E)                List of Current Employees

     Name                Annual  Salary           Remaining  1999 Vacation (*)
     Carol  Berardi      $ 95,000                 3 weeks
     Dennis  Berardi     $ 95,000                 3 weeks
     Stephen  Berardi    $100,000                 2.8  weeks
     Dr. Jane Bicks      $100,000                 3 weeks
     David Cantley       $ 80,000                 0 weeks
     Dale Hernandez      $ 80,000                 2.8 weeks
     Lester  Thornhill   $ 75,000                 2
     Sheila Honan        $ 60,000                 0
     Linda Logue         $ 45,000                 0
     Ann McEver          $ 35,000                 0
     Donna Ragosa        $ 11.50 per hour         0
     Bonney Sattler      $ 11.50 per hour         0

(*) No written vacation policy has been developed, however, Trilogy management has discussed and in some cases communicated to employees the following:

     1.   Employees   would  be  eligible  for  vacation  after  six  months  of employment.

     2. When employees, other than those listed above, are hired prior to July 1st of a year, that years vacation would be prorated for the number of months of employment i.e. an employee working 8 months would be eligible for 3/4th of their vacation time.

     3. Recognizing that 1999 is a start up year for Trilogy management's intent is that when employees are unable to take vacation because of business necessity that unused vacation will be carried over to 2000. At the end of 2000 all vacation will have been taken or employees will be compensated.

     4. The vacation eligibility is Officers 4 weeks; Heads of Departments 3 weeks; all other salary employees 2 weeks; hourly employees 1 week.

In addition, as part of the original agreement with Stephen Berardi, the Company reimburses Mr. Berardi for $382.36 per month for family health care.

                            Schedule 2.21 Insurances

Nautilus Insurance Company - commercial general liability

General Star Indemnity Company - commercial property insurance

Harbor Specialty Insurance Company - workman's compensation

Keyman Life Insurance Policies  - $ 1,000,000 policies for Carol Berardi and
     Dennis Berardi have been issued.

Certificates of Liability Insurance from the following Manufacturers:

     1.   Professional Pet Products
     2.   Pharma Chemie
     3.   Innovative Chemical Corp.
     4.   Eco-Aromatic System, Inc.

Certificate of Liability Insurance from Seagull Industries (our Fulfillment Center) for loss or damage of inventory


                      Schedule 2.27 Employee Benefit Plans

(A) The only formalized benefit plan that Trilogy has is the "1998 Stock Plan". An incentive (bonus) plan was discussed with some employees but a formal plan was never developed.



                     Schedule 2.28 Distribution Agreements

Omitted due to confidentiality and competition purposes.

Enclosed is Trilogy's Distributor Agreement.

TERMS OF AGREEMENT

I understand and agree to the following:

1. Trilogy's Commission Structure and Policies and Procedures, which I have carefully read, are incorporated into and made a part of, and are collectively referred to as the "Agreement," and constitute the entire agreement between Trilogy International, Inc. and myself. Any promises, representations, offers, or other communications not expressly set forth in this Agreement are of no force or effect.

2. I understand that these Terms and Conditions, the Policies and Procedures, or the Commission Structure may be amended from time to time, and I agree that any such amendment will apply to me. Notification of amendments shall be published in official Trilogy materials and sent to all Field Representatives. The continuation of my Trilogy distributorship or my acceptance of bonuses or commissions shall constitute my acceptance of any and all amendments.

3. To the extent of any conflict or inconsistency between this Agreement and any other agreement (other than the Policies and Procedures), this Application/Agreement shall supersede and prevail over any term of any other agreement as to the matters addressed herein. To the extent of any conflict or inconsistency between this Agreement and the Policies and Procedures (current form or as subsequently modified), the Policies and Procedures shall in all instances supersede and prevail over any term of this Agreement as to the matters addressed herein.

4. No other promises, representations, guarantees or agreements of any kind shall be valid unless in writing and signed by Trilogy and myself.

5.   I am of legal age in the state of my residency.

6. If applying as an entity (partnership, corporation or business trust), I have the legal right to represent the entity in this Agreement, and I have attached to this Application a Trilogy Entity Addendum form.

7. Upon acceptance of this Application by Trilogy International, Inc. ("company") at its offices in Stuart, Florida, I will become an Independent Trilogy Field Representative ("Representative"), with the right to sell Trilogy products and services, and benefit from the Trilogy Commission Structure. Trilogy reserves the right to approve or decline any Application at its discretion.

8. I may not assign any rights or delegate my duties under this Agreement without the prior written consent of Trilogy. Any attempt to transfer or assign this Agreement without the express written consent of Trilogy renders this Agreement voidable at the option of Trilogy and may result in termination of my Trilogy business.

9. Trilogy is not responsible for any Application and/or funds not delivered directly to the company. Should an Applicant allow another person to forward his or her Application/funds to Trilogy, it is at their own risk.

10. No purchase or investment is necessary to become a Trilogy Representative, other than the purchase of a Trilogy Starter Kit, which is sold at cost and contains Trilogy's Policies, Commission Structure, and marketing materials not for resale.

11. Becoming a Trilogy Representative does not constitute the sale of a franchise or security. As a Trilogy Representative I am an independent contractor, and not an employee, agent, partner, legal representative, or franchisee of Trilogy.

12. I am not authorized to and will not incur any debt, expense, obligation, or open a checking account on behalf of, for, or in the name of Trilogy.

13. I shall control the manner and means by which I operate my Trilogy business, subject to my compliance with this Agreement.

14. I will be solely responsible for paying all expenses incurred by myself, including but not limited to travel, food, lodging, secretarial, office, long distance phone and other expenses.

15. I shall not be treated as an employee of trilogy for federal or state tax purposes. Trilogy is not responsible for withholding, and shall not withhold or deduct from my bonuses and commissions, FICA, or taxes of any kind, unless such withholding becomes legally required. I agree to be bound by sales tax collection agreements between Trilogy, Inc. and all appropriate taxing jurisdictions, and all related rules and procedures.

16. Neither Trilogy nor any Trilogy Field Representative has made any claims to me of guaranteed earnings that might result from my efforts as a Representative, nor will I make such claims to others.

17. This Agreement will be renewed upon the timely payment of an annual renewal fee, which is due on each 12-month anniversary of the month my Application is accepted by Trilogy. Failure to renew will result in termination of this Agreement.

18. Before marketing Trilogy products or services and sponsoring others into Trilogy, I will familiarize myself with the Policies and Procedures and the Commission Structure.

19. I will only use materials produced by Trilogy when Trilogy's name or logo is displayed, and will market Trilogy on the Internet only in conjunction with Trilogy's corporate site.

20. I will represent the Trilogy Commission Structure fairly and completely, emphasizing that retail sales are a requirement, and that no fee can be derived from the mere act of sponsoring.

21. I do not hold, nor will hold, a beneficial interest in any other Field Representative's Trilogy business, with the exception of my spouse, under whom I may be directly sponsored on this Application, or whom I may directly sponsor.

22. Violation of any terms of this Agreement may result in disciplinary action, including monetary fines, suspension or termination of this Agreement. If this Agreement is terminated for any reason, voluntarily or involuntarily, I understand that I will permanently lose my rights as a Field Representative, including rights to my downline organization, bonuses and commissions pursuant to the Commission Structure.

23. In order to be eligible to receive bonuses and commissions, I must develop and service customers. At least 70% of my Personal Volume must be sold to an end consumer. I will not purchase products solely to qualify for commissions or bonuses.

24. After six months, I must maintain five customers per month in order to receive commissions or bonuses.

25. I must provide support to Trilogy Field Representatives whom I sponsor, and who are in my commissionable downline.

26. If any provision of this Agreement is found to be invalid, illegal or unenforceable, only the invalid portion(s) of the provision shall be severed and the remaining terms and provisions shall remain in full force and effect and shall be construed as if such invalid, illegal or unenforceable provision(s) never comprised a part of the Agreement.

27. Field Representatives must attempt to resolve directly with Trilogy's corporate office any claim, dispute, or other difference they may have with the company. If found not to be resolvable to the satisfaction of either party, all disputes and claims relating to Trilogy, the Representative
     Agreement, the Commission Structure or its products and services, the rights and obligations of an independent Field Representative and Trilogy, or any other claims or causes of action relating to the performance of either an independent Representative or Trilogy under the Agreement or the Trilogy Policies and Procedures shall be settled totally and finally by arbitration in Stuart, Florida, or such other location as Trilogy prescribes, in accordance with the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except as set forth in the Trilogy Policies and Procedures, or unless the laws of the state in which I reside expressly prohibit the consensual jurisdiction and venue provisions of this Agreement, in which case its laws shall govern. If a Representative files a claim or counterclaim against Trilogy, a Representative shall do so on an individual basis and not with any other Representative or as part of a class action. The decision of the arbitrator shall be final and binding on the parties and may, if need be, be reduced to a judgment in any court of competent jurisdiction. If any legal action is brought to enforce the terms and conditions of the Agreement, the prevailing party (as determined by the arbitrator or the Court) shall be entitled to its costs and expenses (including reasonable attorneys' fees) in addition to any other relief to which it may be entitled. This agreement to arbitrate shall survive any termination or expiration of the Agreement.

28. In the event that a provision of this Agreement is held to be invalid or unenforceable, such provision shall be reformed only to the extent necessary to make in enforceable, and the balance of the Agreement will remain in full force and effect.

29. I understand that I have the right to terminate my distributorship at any time, with or without reason. I agree that such termination must be in writing.

                   Schedule 4.1 Permitted Pre-Merger Actions

(9) Trilogy's Board of Directors approved a plan whereby former investors in the Company would be offered participation in a 2nd round of financing on the same terms as the Company's February 22, 1999 Participating Preferred Offering. The offering as approved called for a maximum of $240,000 of total subscriptions that could be accepted. Board's approval was also contingent upon Carol Berardi's being willing to contribute 50% of the Common Shares of Trilogy Common Stock to be issued as a result of subscriptions received as a result of this offering.

     As of October 27, 1999, subscriptions received by the Company totaled $84,818.18 which resulted in the issuance of 84,818 additional shares of Common stock, 84, 818 shares of Series A Preferred Stock and 84,818 Warrants to purchase Common Stock at $.25 per share.

(13) In connection with the deferred compensation agreements with Trilogy employees, the Company continues to incur debt to such employees on a regular bi-weekly basis. The compensation accrued and the corresponding increase in the Company's debt since September 30, 1999 and through November 12, 1999 will be $26,907.03

     On October 15, 1999 the Company borrowed $7,000 from Michael Lobosco. Demand Note was issued with a per annum interest rate of 12%. Loan to be repaid from proceeds of closing of merger.

     On November 10, 1999 the Company borrowed $12,000 from Arthur Calabro. Demand Note was issued with a per annum interest rate of 12%. Loan to be repaid from proceeds of closing of merger.

     In addition to deferring 25% of their salaries per agreement, Carol and Dennis Berardi drew no pay for the periods ending October 29, 1999 and November 12, 1999. $5480.77 will be payable to each of them from the proceeds of the Merger Funding upon closing. (75% of their salaries for the four subject weeks.)

REVISED NOVEMBER 19, 1999

                   Schedule 3.4(I) Outstanding Comment Letter


                            OFFICER'S ACKNOWLEDGMENT

                                       for

                            AMERINET GROUP.COM, INC.

         Before me, the undersigned authority, on this date personally appeared Michael Harris Jordan, ("Mr. Jordan") who first being duly sworn, deposes, and says: that he is the duly elected President and Chief Financial Officer for Amerinet Group.com, InC., and that he has read and reviewed the following documents listed below:

                  A.       Agreement of Merger & Plan of Reorganization;
                  B.       Affiliate Agreement;
                  C.       Article of Merger.

          To the best of my knowledge after due inquiry, no representation, warranty or statement by AmeriNet or Trilogy Acquisitions, in any of the above documents contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

          Mr. Jordan further states that all representations and warranties made by AmeriNet or Trilogy Acquisition under the Agreement of Merger & Plan of Reorganization is true and complete in all material respects; and

          All covenants, obligations and conditions of the Agreement of Merger & Plan of Reorganization; to be performed by AmeriNet and Trilogy Acquisition on or before such date have been so performed in all material respects.

          Sworn to and subscribed before me this 30th day of November 1999.

                             /s/ Michael H. Jordan
                        ________________________________
                        Michael Harris Jordan, President

         Before me, the undersigned authority, on this date personally appeared Michael Harris Jordan who first being duly sworn, deposes, and says: that he has read the same, knows the contents thereof, and that the same is true and correct to the best of her knowledge and belief.

         Sworn to and subscribed before me this___ day of November, 1999

My commission expires:

                             ----------------------
                                  Notary Public

Personally Known    or produced I.D.         Type of I.D. Produced:

                             OFFICER'S CERTIFICATION

                                       for

                            AMERINET GROUP.COM, INC.

                      a publicly held Delaware corporation

                        EXHIBIT 2.1: WARRANTY EXCEPTIONS

         I, Michael H. Jordan, President, elected and currently serving President of Amerinet Group.com, Inc., a publicly held Delaware corporation, (hereinafter referred to as the "Corporation"), hereby certify, they reasonably believe that the following is a true and correct listing of all Warranty Exceptions as of November 29, 1999 for the Corporation:

         General: We call your attention to the fact that any information filed with the Securities and Exchange Commission to the extent that it is contrary to the information provided in this Agreement of Merger and Plan of Reorganization, the Affiliate Agreement, or the Articles of Merger, is a warranty exception to Agreement of Merger and Plan of Reorganization, the Affiliate Agreement, or the Articles of Merger signed and executed between the parties.

         In witness whereof, we have hereunto set our hand and seal, effective as of the 29th day of November, 1999.

                            AMERINET GROUP.COM, INC.

                              /s/ Michael H. Jordan
                           ___________________________
                          Michael H. Jordan, President
                                    President

         Before me, the undersigned authority, on this date personally appeared Michael H. Jordan who first being duly sworn, deposes, and says: that he is the duly elected and currently serving President of AmeriNet Group.com, Inc., a publicly held Delaware, corporation ; and he has read the same, know the contents thereof, and that the same is true and correct to the best of his knowledge and belief. Sworn to and subscribed before me this 29th day of November 1999.

My commission expires:

                           ---------------------------
                                  Notary Public

Personally Known           or produced I.D.            Type of I.D. Produced:

                      Schedule 5.7 - Third Party Consents

Commercial Lease between H.N.S. Properties (Landlord) and Trilogy International (Tenant) requires approval of Landlord for subletting of premises or assignment of lease. Since merger does not entail either of these actions and the personal guarantees of Dennis and Carol Berardi remain in effect, Trilogy does not believe approval is required from H.N.S Properties.

                            Schedule 5.8 Affiliates

Board of Directors:

Dennis Berardi
Carol Berardi
Arthur Calabro
Donald Downes
Peter Glint
John Holmes
Ron Musich
Bernard Rudd
Ken Wang


            Schedule 5.12 List and Summary of Employment Agreements

Dennis Berardi, Carol Berardi and Dr. Jane Bicks have Employment Agreements. See
Exhibit 5.12 for copies of each.

                          Schedule 5.13-Use of Proceeds

Initial $250,000:

As detailed on the attached schedule of Unpaid Bills as of October 31, 1999, Trilogy has accounts payable in the amount of $142,450.62, a large portion of which is overdue. It is the intention of the company to bring all accounts payable current by use of a portion of the $250,000 proceeds of the Merger closing.

Sales Tax liability in the amount of $2,189.03 would be satisfied.

As detailed on Schedule 2.12, during the period September 3, 1999 and November 15, 1999 the Company borrowed $44,500 from officers, family of officers and employees on a demand basis. The company is committed to repaying these loans from the proceeds of the Merger closing.

In addition to deferring 25% of their salaries per agreement, Carol and Dennis Berardi also deferred the other 75% of their salaries for the two week periods ending October 29 and November 12, 1999 in order to conserve cash for the Company until the closing of the Merger. The Company is obligated to pay each of them $5480.77 (4 weeks @ 75%) from the proceeds of the closing.

The Company is committed to paying the legal fees incurred as a result of the proposed merger at the time of closing. $7,500 has been allocated on the attached Use of Proceeds for this purpose, but the fees incurred may exceed this amount.

At the currently reduced salary structure negotiated in accordance with the deferred compensation agreements in place between the Company and its officers and employees, the Company will incur payroll expense in the amount of approximately $26,500 every two weeks. Payroll is paid in arrears every two weeks. The payroll for the period ending November 26 and all subsequent two week periods through December 110, 1999 will be paid and all payroll taxes and employee withholdings will be deposited as required.

The Company will incur ongoing expenses, as detailed on the Pro Forma Income statements attached to Schedule 5.15, for which no extended credit terms are available. These expenses will be paid on a current basis and are not reflected in the attached listing of unpaid bills as of October 28, 1999. These required payments include rent and utility expense, telephone, postage and courier, lease payments, insurance premiums and travel expense among others.

Out of pocket cost of sales including shipping, credit card expense and commissions will be funded by revenues from sale of product. The company does not expect to incur any expense for replacement of product inventory during the next 60 to 90 days. This could change, however, if the future sales exceed expectations or the sales mix of products varies materially from that projected.

As detailed on the attached Exhibit to Schedule 5.15, the company expects the gross profit on sales and reduction of inventory through December 31, 1999 to provide positive cash flow of approximately $31,886. This amount combined with the $250,000 proceeds of the Merger closing will not be sufficient to fund projected negative cash flow beyond mid-December 1999. The Company plans to renew efforts to obtain lease-back financing on some of the equipment currently owned to provide additional working capital. There is no assurance, however, that this financing will become available.

Subsequent Investment by AmeriNet

The additional $650,000 to be invested in the Surviving Corporation by AmeriNet will be used as working capital to fund the negative cash flow resulting from expenses exceeding revenues as projected on Schedule 5.14 - Projections. In addition, a portion of the funds provided will be used for acquisition of additional computer hardware, computer software and office equipment and furniture needed as the business expands and staffing increases. Use of funds for purposes other than expenses projected on Schedule 5.14, replacement of inventory and capital expenditures required in the normal course of business, must be approved by the Board of Directors of the surviving Corporation.

Trilogy International, Inc.
Proposed Use of Proceeds

Proceeds of November 22, 1999 Closing                                   250,000

Use of Proceeds:
Accounts Payable as of Oct 31                     142,451
Merger Legal Expense                                7,500   149,951
Repayment of Short Term Loans                      44,500   194,451
Unpaid Portion of 10/29 and 11/12 Payroll          17,000   211,451
Payroll at Reduced Rates November 26               26,500   237,951
November Lease Payments                             2,510   240,461
November Rent and Utilities                         2,534   242,995
November Phones                                     3,000   245,995
November Insurance                                    960   246,955
November Travel                                     2,000   248,955
November Postage, Courier, Supplies                   500   249,455
Keyman Life Premium                                 2,114   251,569
Payroll at Reduced Rates December 10               26,500   278,069
December Rent and Utilities                         5,117   283,186
December Lease Payments                             2,510   285,696
December Phones                                     3,000   288,696
December Insurance                                    960   289,656
December Travel                                     2,000   291,656
December Postage, Courier, Supplies                   500   292,156
Payroll at Reduced Rates December 24               26,500   318,656

Gross Profit on Sales and Reduction of Inventory                          31,886

                                                                         281,886

Shortage                                                            36,770

                   Schedule 5.14 Trilogy Financial Projections

Trilogy Management has reassessed its business plan and analyzed its limited operating history to date and as of November 4, 1999 has prepared revised projections of income and expense for the three years beginning November 1, 1999 and ending October 31, 2002. Those projections are attached herewith.

The projections are based upon management's expectations for attainable future levels of sales and profits. However, the Company has a limited operating history and there is no assurance that the projections can be met.

TRILOGY INTERNATIONAL
PRO FORMA INCOME AND EXPENSE STATEMENT
NOVEMBER 1999 THROUGH OCTOBER 2000

                       REPS   NOV   DEC    JAN    FEB    MAR    APR     MAY      JUN     JUL      AUG      SEP    OCT
                          1    35    35    150    225    300    450     600      950     1150     1200     1000   600
                          2   143    35     35    150    225    300     450      600      950     1150     1200  1000
                          3         143     35     35    150    225     300      450      600      950     1150  1200
                          4                       143     35     35     150      225      300      450      600   950      1150
                   5 or more                      143    143    178     328      553      853     1303     1903  2853

GROWTH RATE                   65%   20%    70%    62%    45%    53%     46%      50%      40%      30%      19%   10%
DISTRIBUTORS                  178   213    363    588    853   1303    1903      2853    4003     5203     6203  6803
INCOME                        NOV   DEC    JAN    FEB    MAR    APR     MAY      JUN      JUL      AUG      SEP   OCT    1st Year
           SAMPLE PACKS      4375  2188   9375  14063  16563   28125   37500    59375   71875    75000    62500 37500     418438
           PRODUCT SALES     6840 19850  15475  26750  48400   64475   98225   157725  234850   343350   484350 657600   2157890
           SHIPPING          1122  2204   2485   4081   6496    9260   13573    21710   30673    41835    54685  69510    257633
           INTRO KITS        2450  1225   5250   7875   9275   15750   21000    33250   40250    42000    35000  21000    234325
           WEB SITE SIGN UP                                     1682    2243     3551    4298     4485     3738   2243     22238
           WEB SITE MTH                    994   1610   2335    3567    5209     7810   10958    14243    16981  18623     82330
           SALES AIDS        1026  2978   2321   4013   7260    9671   14734    23659   35228    51503    72653  98640    323684
                             -------------------------------------------------------------------------------------------------------
                     TOTAL  15813 28444  35900  58391  90329   132530 192483   307079  428131   572416   729906 905116   3496537

COST OF SALES
           PRODUCT COST      2057  3657  4539   7374   11388   16504   23966    38299   53389    71436    91246  113466    437319
           SHIPPING COST     1009  1983  2237   3673    5847    8334   12215    19539   27605    37652    49217   62559    231869
           KIT COST          1960   980  4200   6300    7420   12600   16800    26600   32200    33600    28000   16800    187460
           WEB SITE COST        0     0   800    800     800     800     800      888    1075     1121      934     561      8578
           SALES AIDS COST    718  2084  1625   2809    5082    6770   10314    16561   24659    36052    50857   69048    226578
           Q. START BONUS    1750   875  3750   5625    6625   11250   15000    23750   28750    30000    25000   15000    167375
           SALES BONUS       1368  3970  3095   6688   14520   22566   39290    63090   93940   137340   193740  263040    842647
           CREDIT CARD EXP.   474   853  1077   1752    2710    3976    5774     9212   12844    17172    21897   27153    104896
           ROYALTIES           32    57    72    117     181     265     385      614     856     1145     1460    1810      6993
                           ---------------------------------------------------------------------------------------------------------

                     TOTAL   9337 14403  21322 35020   54391   82800   124159   197939  274461  364373   460891  567627  206723  63%
                           ---------------------------------------------------------------------------------------------------------

GROSS PROFIT                 6476 14041  14578 23371   35938   49731    68324   109141  153670  208043   269015  337489  1289814 37%
PAYROLL EXPENSE
           HEADQUARTERS     17045 17045  17045 17045   19191   19191    19191    19191   21337   21337    21337   21337    230292
           OPERATIONS       17493 17493   8971  8971    8971    8971     8971     8971    8971    8971     8971    8971    124696
           PRODUCT DEVEL.    8971 8971    8971  8971    8971    8971     8971     8971    8971    8971     8971    8971    107652
           MARKETING         9419 9419    9419  9419    9419    9419     9419     9419    9419    9419     9419    9419    113028
           MIS               6728 6728    6728  6728    6728    6728     6728     6728    6728    6728     6728    6728     80736
           CALL CENTER      11648 11648  11648 11648   11648   13794    13794    15940   15940   18086    18086   20232    174112
           FINANCE           7177  7177   7177  7177    7177   10317    10317    10317   10317   10317    10317   10317    108104
                           ---------------------------------------------------------------------------------------------------------
                            78481 78481  69959 69959   72105   77391    77391    79537   81683   83829    83829   85975   938620 27%



                                      156

TRILOGY INTERNATIONAL
PRO FORMA INCOME AND EXPENSE STATEMENT
NOVEMBER 1999 THROUGH OCTOBER 2000

                           NOV    DEC    JAN   FEB     MAR     APR      MAY       JUN     JUL     AUG     SEP     OCT    1st Year
GENERAL & ADMIN. EXPENSE
TRAVEL                     2000   2000   7000  7000  13000     13000    13000    13000   13000   13000   13000   13000    130600
RENT, UTILITIES & MAINT    5000   6500   6500  6500   6500      6500     6500     6500    6500    6500    6500    6501     76501
TELEPHONE                  2974   3353   3577  4252   4126      4886     5965     8027   10206   12803   15638   18792     94600
INSURANCE                  1775   1775   1775  1775   1775      1775     1775     1775    1265    1564    1879    2240     21148
EQUIPMENT LEASES           2700   2700   2700  2700   2700      2700     2700     2700    2700    2700    2700    2700     32400
POSTAGE & COURIER           428    463    613   838   1103      1553     2153     3103    4253    5453    6453    7053     33466
SUPPLIES                    579    642    679   792    952      1163     1462     2035    2641    3362    4150    5026     23483
PRINTING                   1000   1000   1363  1000   1000      2303     1000     1000    5003    1000    1000    1000     17669
CORP LEGAL                 2000   2000   2000  2000   2000      2000     2000     2000    2000    2000    2000    2000     24000
NETWORK MRKT LEGAL          500    500    500   500    500       500      500      500     500     500     500     500      6000
AUDIT                      1500   1500   1500  1500   2500      2500     2500     2500    2500    2500    2500    2500     26000
PROMOTIONAL EXPENSE        1500   1500    179   292    452       663      962     1535    2141    2862    3650    4526     20261
INTERNET                                   99   161    234       262      373      568     763     936    1036    1043      5475
CONTINGENCY               1996    2193   2149  2231   2384      2680     2789     3224    4047    4218    4801    5388     38100
                          ----------------------------------------------------------------------------------------------------------
                          23952  26127  30635 31541  39225     42485    43679    48469   57518   59399    65806  72269    541104 15%

EXPENSE SUB TOTAL        102433 104608 100594 101500 111330    119876   121070   128006  139201  143228   149635 158244  1479724 42%

                          ----------------------------------------------------------------------------------------------------------
NET INCOME               -95957 -90567 -86016 -78129 -75392    -70145   -52746   -18865  14469   64815   119380  179245 -189909  -5%


CASH FLOW
Investment by AmeriNet     250000                   325000                        325000
Beginning Cash               7769
October 31 A/P             -146524
Short Term Loan Repayment   -44500
Merger Legal Expense        -15000
Unpaid Portion of 10/29 PR   -5900
Net Income                  -95957   90567 -86016    -78129    -75392    -70145    -52746    -18865    14469     64815    119380
Deferred Salaries            19551   22460                                                                                 -59690
Partial 11/12 Payroll Paid   13777
Inventory Reduction           4735    6722  10363
Increase in Month End A/P    23952   12713   4508       906      7684      3260      1194      4790     9050      1881      6407
Capital Expenditures                                                      -2500     -2500               -2500    -2500     -2500
Software                                                                                     -11000
MONTHLY CASH FLOW            11903  -48673  -71144    247777    -70208    -69385    262448    -16575    21018     64195     66097
WORKING CAPITAL BALANCE      11903  -36770 -107914    139863     69655       269    262718    246142   267160    331356    397453
                              NOV     DEC    JAN       FEB       MAR       APR       MAY       JUN      JUL       AUG       SEP


ACCRUED SALARIES            390223  412684 412684    412684    412684    412684    412684    412684   412684    412684    352994

Investment by AmeriNet                  900000
Beginning Cash                            7769
October 31 A/P                         -146524
Short Term Loan Repayment
Merger Legal Expense
Unpaid Portion of 10/29 PR
Net Income                   179245    -189909
Deferred Salaries            -89622    -107302
Partial 11/12 Payroll Paid
Inventory Reduction                      21820
Increase in Month End A/P      6463      82807
Capital Expenditures          -2500     -15000
Software                                -11000
MONTHLY CASH FLOW             93585     491038
WORKING CAPITAL BALANCE       491038
                              OCT       1st Year


ACCRUED SALARIES             263371

                                      157

TRILOGY INTERNATIONAL
PRO FORMA INCOME AND EXPENSE STATEMENT (DETAIL)
NOVEMBER 2000 THROUGH OCTOBER 2001
               REPS  NOV      DEC      JAN     FEB      MAR      APR     MAY     JUN     JUL      AUG     SEP      OCT
                  1  680      720      566     383      753      776     801     825     852      884     916      475
                  2  600      680      720     566      383      753     776     801     825      852     884      916
                  3  1000     600      680     720      566      383     753     776     801      825     852      884
                  4  1200    1000      600     680      720      566     383     753     776      801     825      852
          5 or more  3715    4544     5089    5180     5342     5527    5540    5369    5585     5803    6023     6246


GROWTH RATE            6%       5%       1%     -2%       3%       3%     3%      3%       4%       4%    4%      -1%
DISTRIBUTORS          7195     7543     7654    7528     7763     8005   8253    8524     8840     9165  9501     9374
INCOME                 NOV      DEC      JAN     FEB      MAR      APR    MAY     JUN     JUL      AUG   SEP      OCT    2nd Year
SAMPLE PACKS         42500    44969    35358   23920    47051    48519  50032   51580   53275    55247  57281    29691   539422
PRODUCT SALES       865750  1011600  1127090 1191120  1210950  1235001 1258084 1267219 1282683  1332396 1382826  1434229 14598949
SHIPPING             90825   105657   116245  121504   125800   128352  130812  131880  133596   138764  144011   146392  1513837
INTRO KITS           23800    25183    19800   13395    26349    27170   28018   28885   29834    30938   32077    16627   302077
WEB SITE SIGN UP      2542     2689     2114    1430     2814     2901    2992    3084    3186     3304    3425     1776    32257
WEB SITE MTH         18615    19696    20649   20954    20608    21251   21914   22592   23335    24198   25089    26010   264911
SALES AIDS          129863   151740   169064  178668   181643   185250  188713  190083   92402   199859  207424   215134  2189842
                --------------------------------------------------------------------------------------------------------------------
      TOTAL        1173894  1361534  1490320 1550991  1615215  1648445 1680564 1695324 1718311  1784707 1852133  1869859 19441295

COST OF SALES
PRODUCT COST        156953   182315   199738  207992   216683   221110  225382  227291  230309   239214  248255   250648  2605888
SHIPPING COST        81743    95091   104620  109354   113220   115517  117730  118692  120236   124888  129610   131753  1362453
KIT COST             19040    20146    15840   10716    21079    21736   22414   23108   23867    24751   25662    13302   241661
WEB SITE COST         8717     9223     9317    9097     9650     9951   10261    0579   10927    11331   11748    11292   122093
SALES AIDS COST      90904   106218   118344  125068   127150   129675  132099  133058  134682   139902  145197   150594  1532890
Q. START BONUS       17000    17988    14143    9568    18820    19407   20013   20632   21310    22099   22912    11876   215769
SALES BONUS         346300   404640   450836  476448   484380   494001  503234  506888  513073   532958  553130   573692  5839579
CREDIT CARD EXP.     35217    40846    44710   46530    48456    49453   50417   50860   51549    53541   55564    56096   583239
ROYALTIES             4696     5446     5961    6204     6461     6594    6722    6781    6873     7139    7409     7479    77765
               ---------------------------------------------------------------------------------------------------------------------

        TOTAL      755872   876467   957548  994771  1039439  1060850 1081550  1091107 1105954  1148684 1192078 1199252 12503573 64%
               ---------------------------------------------------------------------------------------------------------------------

GROSS PROFIT        418022   485067   532772  556219   575775   587595  599014   604217  612357   636023  660055  670607 6937722 36%
PAYROLL EXPENSE
HEADQUARTERS         41147    43962    45894   46804    47767    48266   48747    48969   49314    50310   51321    51587   574087
OPERATIONS           14354    14354    14354   14354    14354    14354   14354    14354   14354    14354   14354    14354   172248
PRODUCT DEVEL.        9868     9868     9868    9868     9868     9868    9868     9868    9868     9868    9868     9868   118416
MARKETING            13456    13456    13456   13456    13456    13456   13456    13456   13456    13456   13456    13456   161472
MIS                  11886    11886    11886   11886    16372    16372   16372    16372   16372    16372   16372    16372   178520
CALL CENTER          22378    24524    26670   26670    28816    30962   33108    35254   37400    39546   41692    41692   388712
FINANCE              17807    17807    17807   17807    17807    17807   17807    17807   17807    17807   17807    17807   213684
               ---------------------------------------------------------------------------------------------------------------------
                    130896   135857   139935  140845   148440   151085  153712   156080  158571   161713  164870   165136 1807139 9%


                     NOV      DEC      JAN     FEB      MAR      APR     MAY      JUN     JUL      AUG     SEP      OCT    2nd Year
GENERAL & ADMIN EXPENSE
TRAVEL               7000    11000     9000    7000    13000    13000   13000    13000   13000    13000   13000    13000   138000
RENT, UTILIT & MAINT 5000     6500     6500    6500     6500     6500    6500     6500    6500     6500    6500     6501    76501
TELEPHONE           37717    43346    47210   49030    31574    32172   32750    33016   33430    34625   35838    36157   446864
INSURANCE            3002     3402     3680    3806     3973     4052    4130     4171    4229     4378    4529     4565    47918
EQUIPMENT LEASES    12000    12000    12000   12000    12000    12000   12000    12000   12000    12000   12000    12000   144000
POSTAGE & COURIER    7445     7793     7904    7778     8013     8255    8503     8774    9090     9415    9751     9624   102345
SUPPLIES             6369     7308     7952    8255     8576     8742    8903     8977    9092     9424    9761     9849   103206
PRINT & ADVERTISE   11739    13615    14903   15510    16152    16484   16806    16953   17183    17847   18521    18699   194413
CORP LEGAL           3000     3000     3000    3000     3000     3000    3000     3000    3000     3000    3000     3000    36000
NETWORK MRKT LEGAL   1000     1000     1000    1000     1000     1000    1000     1000    1000     1000    1000     1000    12000
AUDIT                3000     3000     3000    3000     3000     3000    3000     3000    3000     3000    3000     3000    36000
PROMOTIONAL EXPENSE  5869     6808     7452    7755     8076     8242    8403     8477    8592     8924    9261     9349    97206
INTERNET             1500     1500     1500    1500     1500     1500    1500     1500    1500     1500    1500     1500    18000
CONTINGENCY          9764    10927    11610   11913    10336    10495   10649    10737   10861    11161    11466    11524   131445
                  ------------------------------------------------------------------------------------------------------------------
                   114406   131199   136711  138047   126700   128443  130143   131104  132476   135773  139127   139769  1583900 8%

EXPENSE SUB TOTAL  245302   267056   276646  278892   275140   279528  283856   287184  291047   297486  303997   304905 3391039 17%

                  ------------------------------------------------------------------------------------------------------------------
NET INCOME         172719   218011   256126  277327   300635   308067  315158   317033  321310   338537  356058   365702 3546683 18%



                                      158

TRILOGY INTERNATIONAL
PRO FORMA INCOME AND EXPENSE STATEMENT (DETAIL)
NOVEMBER 2001 THROUGH OCTOBER 2002
            REPS     NOV      DEC     JAN      FEB      MAR      APR     MAY      JUN     JUL       AUG     SEP      OCT
              1      937     1000     799      555     1125     1198    1275     1357    1446      1543    1647      879
              2      475      937    1000      799      555     1125    1198     1275    1357      1446    1543     1647
              3      916      475     937     1000      799      555    1125     1198    1275      1357    1446     1543
              4      884      916     475      937     1000      799     555     1125    1198      1275    1357     1446
      5 or more     6786     7331    7881     7962     8501     9076    9422     9505   10155     10845   11579    12357

GROWTH RATE          7%       7%      4%       1%       6%       6%      6%       7%      7%        7%      7%       2%
DISTRIBUTORS        9999    10660   11093    11253    11980    12753   13575    14461   15432     16468   17572    17872
INCOME               NOV      DEC     JAN      FEB      MAR      APR     MAY      JUN     JUL       AUG     SEP      OCT   3rd Year
SAMPLE PACKS       58587    62494   49967    34664    70332    74877   79709    84843   90383     96451  102923    54913   860144
PRODUCT SALES    1477379  1578959 1683216  1771819  1835586  1935400 2036942  2123455 2222463   2373243 2533496  2703952 24275910
SHIPPING          153597   164145  173318   180648   190592   201028  211665   220830  231285    246969  263642   275886  2513605
INTRO KITS         32809    34997   27982    19412    39386    41931   44637    47512   50615     54013   57637    30751   481681
WEB SITE SIGN UP    3504     3737    2988     2073     4206     4478    4767     5074    5405      5768    6155     3284    51437
WEB SITE MTH       25661    27372   29181    30366    30806    32796   34912    37161   39588     42246   45080    48104   423273
SALES AIDS        221607   236844  252482   265773   275338   290310  305541   318518   333369   355986  380024   405593  3641386
                 -------------------------------------------------------------------------------------------------------------------
        TOTAL    1973144  2108548 2219134  2304756  2446245  2580820 2718172  2837394  2973108  3174676 3388958  3522483 32247437

COST OF SALES
PRODUCT COST     264630   282797  297639   309182   328226   346240  364613   380501   398607   425635  454367   472302  4324738
SHIPPING COST    138237   147731  155986   162584   171533   180925  190499   198747   208156   222272  237278   248298  2262245
KIT COST          26247    27997   22385    15530    31509    33545   35709    38010    40492    43210   46109    24601   385345
WEB SITE COST     12016    12818   13166    13183    14425    15357   16348    17401    18538    19782   21109    20883   195028
SALES AIDS COST  155125   165791  176738   186041   192736   203217  213879   222963   233359   249191  266017   283915  2548971
Q. START BONUS    23435    24998   19987    13866    28133    29951   31883    33937    36153    38581   41169    21965   344058
SALES BONUS      590952   631584  673286   708728   734234   774160  814777   849382   888985   949297 1013399  1081581  9710364
CREDIT CARD EXP.  59194    63256   66574    69143    73387    77425   81545    85122    89193    95240  101669   105674   967423
ROYALTIES          7893     8434    8877     9219     9785    10323   10873    11350    11892    12699   13556    14090   128990
             ----------------------------------------------------------------------------------------------------------------------

        TOTAL   1269836  1356971 1425762  1478255  1574184  1660820 1749253  1826063  1913483  2043208 2181117  2259219 20738171 64%
             -----------------------------------------------------------------------------------------------------------------------

GROSS PROFIT    703308   751578  793372   826501   872061   920001  968919  1011330  1059625   1131468 1207841  1263264 11509267 36%
PAYROLL EXPENSE
HEADQUARTERS     54597    56628   58287    59571    61694    63712   65773    67561    69597    72620   75834    77837   783712
OPERATIONS       18660    18660   18660    18660    18660    18660   18660    18660    18660    18660   18660    18660   223920
PRODUCT DEVEL.   12828    12828   12828    12828    12828    12828   12828    12828    12828    12828   12828    12828   153936
MARKETING        17493    17493   17493    17493    17493    17493   17493    17493    17493    17493   17493    17493   209916
MIS              21284    21284   21284    21284    21284    21284   21284    21284    21284    21284   21284    21284   255408
CALL CENTER      48146    50646   53146    55646    58146    60646   63146    65646    68146    70646   73146    75646   742752
FINANCE          23149    23149   23150    23151    23152    23153   23154    23155    23156    23157   23158    23159   277843
             ----------------------------------------------------------------------------------------------------------------------
                196157   200688  204848   208633   213257   217776  222338   226627   231164   236688  242403   246907  2647487   8%


                   NOV      DEC     JAN      FEB      MAR      APR     MAY      JUN      JUL      AUG     SEP      OCT    3rd Year
GENERAL & ADMIN EXPENSE
TRAVEL            15000     15000  15000    15000    15000    15000   15000    15000    15000    15000   15000    15000   180000
RENT,UTILI&MAINT   9750      9750   9750     9750     9750     9750    9750     9750     9750     9750    9750     9750   117000
TELEPHONE         61694     65756  69074    71643    46532    48955   51427    53573    56016    59644   63501    65905   713721
INSURANCE          4927      5221   5463     5653     5959     6251    6548     6808     7102     7533    7990     8280    77732
EQUIPMENT LEASES  15000     15000  15000    15000    15000    15000   15000    15000    15000    15000   15000    15000   180000
POSTAGE &COURIER  10249     10910  11343    11503    12230    13003   13825    14711    15682    16718   17822    18122   166118
SUPPLIES          10366     11043  11596    12024    12731    13404   14091    14687    15366    16373   17445    18112   167237
PRINTING          19731     21085  22191    23048    24462    25808   27182    28374    29731    31747   33890    35225   322474
CORP LEGAL         5000      5000   5000     5000     5000     5000    5000     5000     5000     5000    5000     5000    60000
NETWORK MRKT LEGAL 2000      2000   2000     2000     2000     2000    2000     2000     2000     2000    2000     2000    24000
AUDIT              4000      4000   4000     4000     4000     4000    4000     4000     4000     4000    4000     4000    48000
PROMOTION EXPENSE  9866     10543  11096    11524    12231    12904   13591    14187    14866    15873   16945    17612   161237
INTERNET           2000      2000   2000     2000     2000     2000    2000     2000     2000     2000    2000     2000    24000
CONTINGENCY       15458     16231  16851    17314    15190    15808   16441    17009    17651    18564   19534    20101   206152
                --------------------------------------------------------------------------------------------------------------------
                 185042    193538 200363   205458   182086   188883  195855   202099   209164   219202  229877   236106  2447672  8%

EXPENSE SUB
      TOTAL      381199    394227 405211   414091   395343   406659  418192   428726   440327   455890  472280   483014  5095159 16%
              ----------------------------------------------------------------------------------------------------------------------
NET INCOME       322109    357351 388161   412409   476719   513342  550726   582604   619298   675578  735561   780250  6414108 20%


                    Schedule 6.3(M) Non-accredited investors

Trilogy International, Inc.
Common Stock held by other than Accredited Investors

Name                                  Relationship               Number of
                                      to Company                 Shares

Dennis Berardi                        Founder                    1,577,591
Carol Berardi                         Founder                    1,577,590
Stephen Berardi                       Employee                       3,000
Dale Hernandez                        Employee                       3,000
Sheila Honan                          Employee                       2,160
Lester Thornhill                      Employee                       2,160
Jane Bicks                            Employee                       2,000
David Cantley                         Employee                      26,000
Margaret McEver                       Employee                       1,159
Linda Logue                           Employee                       1,159
Ruth Shinnick                         Consultant                     1,546




                    Exhibit 2.25 - The Form 8-K Information

Trilogy International, through its response to AmeriNet's requests for Due Diligence, has provided to AmeriNet essentially all of the information relative to its business that it believes will be required by AmeriNet as part of the information required for filing of Form 8-K reporting the acquisition of Trilogy by AmeriNet.

Some of the information provided to AmeriNet may not be in the format required. Following the Effective Date, the information required by AmeriNet relative to the business of Trilogy will be resubmitted as requested by AmeriNet if necessary to conform to the format required for filing with the SEC. Unaudited Financial Statements will be prepared as of the Effective Date by Trilogy's CFO and submitted to AmeriNet for inclusion in their 8-K filing within 15 days of the Effective Date. Audit procedure will be initiated as soon as practical after the Effective Date to assure completion of audited financials within 75 days of the Effective Date.

                        Exhibit 5.8 Affiliate Agreements

The form of the Affiliate Agreement is attached. All Trilogy International Board of Directors members as shown in Schedule 5.8 have executed this agreement.

                              Affiliate Agreement

     This Affiliate Agreement (this "Agreement") is made and entered into by and between Trilogy International, Inc., a Florida corporation ("Trilogy "), AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively), and person identified in the signature page of this Agreement as the Affiliate (the "Affiliate").

                                   Preamble:

     WHEREAS, concurrently with the execution of this Agreement, Trilogy and AmeriNet have entered into an Agreement & Plan of Merger (the "Reorganization Agreement") which contemplates that Trilogy will be merged into Trilogy Acquisition Corporation, a Florida corporation ("Trilogy Acquisition") and all outstanding capital stock of Trilogy will be converted into AmeriNet common stock (the "Merger"); and

     WHEREAS, the Affiliate is either an officer or director of Trilogy or is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such quantity of common stock in Trilogy as requires that the Affiliate to be deemed an "affiliate" of Trilogy (within the meaning of Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), as a result of which the Affiliate will be subject to restrictions on disposition of the shares of AmeriNet's common stock received as a result of the Merger; and

     WHEREAS, the determination of the accounting and tax treatment of the Merger will depend, in part, upon the accuracy of certain of the representations and warranties made by the Affiliate in this Agreement, as well as upon the Affiliate's compliance with certain of the agreements set forth herein; and

     WHEREAS, Affiliate and AmeriNet further desire to provide for an arrangement under which Affiliate will grant to AmeriNet an irrevocable proxy to vote all of the Affiliate's shares of Trilogy 's common stock in favor of the Merger at a special meeting of the stockholders of Trilogy to be held for the purpose of voting on the Merger.

     NOW, THEREFORE, the Parties agree as follows:

                                   Article I
                          Agreement to Retain Shares.

 1.1 Transfer and Encumbrance.

 (A) As used herein, the term "Determination Date" shall mean the earlier of:

     (1) The date AmeriNet shall have publicly released a report including the combined financial results of AmeriNet and Trilogy for a period of at least thirty (30) days of combined operations of AmeriNet and Trilogy ; or

     (2)  The date the Reorganization  Agreement shall be terminated pursuant to
          Article VIII thereof.

 (B) The Affiliate agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Affiliates Trilogy common stock or the shares of AmeriNet common stock received in exchange therefor as a result of the Merger (collectively or generically hereinafter referred to as the "Shares") or any New Shares (as defined in Section 1.2) acquired or to make any offer or agreement relating thereto:

     (1)  At any time prior to the Determination Date;

     (2)  Except  in  full  compliance   with  the   requirements  of  Rule  144
          promulgated  by  the  Commission   under  authority   granted  by  the
          Securities Act;

     (3) Except in full compliance with the requirements of Sections 13 and 16 of the Exchange Act, including requirements pertaining to timely filing of Commission Forms 3, 4 and 5 or Schedule 13-D; and

     (4) In full compliance with the procedures established by AmeriNet (including requirements imposed upon its transfer agent) to assure compliance with the foregoing.

1.2 New Shares.

     The Affiliate agrees that any shares of capital stock of Trilogy or AmeriNet that Affiliate purchases or with respect to which Affiliate otherwise acquires beneficial ownership after the date of this Agreement ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

                                   Article II
                           Agreement to Vote Shares.

2.1  Voting

     At every meeting of the stockholders of Trilogy called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Trilogy with respect to any of the following, the Affiliate shall vote the Shares and any New Shares, including, with respect to stock options held by Affiliate, only those stock options immediately exercisable:

     (A) In favor of approval of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and

     (B) Against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than AmeriNet and its affiliates and against any liquidation or winding up of Trilogy (each of the foregoing is hereinafter referred to as an "Opposing Proposal").

2.2  Actions

     In amplification of the obligations assumed by this Agreement, the Affiliate agrees not to take any actions contrary to Trilogy 's obligations under the Reorganization Agreement or the Affiliate's obligations under this Agreement.

                                  Article III
                               Irrevocable Proxy.

     Concurrently with the execution of this Agreement, the Affiliate agrees to deliver to AmeriNet a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent permissible under Florida law, with the total number of Shares beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by the Affiliate set forth therein.

                                   Article IV
                                 Tax Treatment.

     The Affiliate understands and agrees that it is intended that the Merger will be treated as a "reorganization" within the meaning of Code Section 368(a) for federal income tax purposes.

                                   Article V
            Reliance Upon Representations, Warranties and Covenants.

     (A) The Affiliate has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of Trilogy maintain a meaningful continuing equity ownership interest in AmeriNet after the Merger.

     (B) The Affiliate understands that the representations, warranties and covenants of the Affiliate set forth herein will be relied upon by AmeriNet, Trilogy and their respective legal counsel and accounting firms.

                                   Article VI
            Representations, Warranties and Covenants of Affiliate.

     The Affiliate represents, warrants and covenants to AmeriNet as follows:

6.1 Power and Authority.

     The Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

6.2 Shares Owned.

     Set forth following the Affiliate's signature below is the number of Shares owned by the Affiliate, including all Shares as to which the Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire Shares owned or held by the Affiliate.

6.3 Restrictions on Transfer.

     The Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of common stock of AmeriNet (the "AmeriNet Common Stock") that the Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of AmeriNet are sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless:

     (A) Such transaction is permitted pursuant to Rule 145(c) and 145(d) under the Securities Act;

     (B) (1) Legal counsel representing the Affiliate (which legal counsel is reasonably satisfactory to AmeriNet), shall have advised AmeriNet in a written opinion letter satisfactory to AmeriNet and AmeriNet's legal counsel, and upon which AmeriNet and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition and that all requirements under the Exchange Act, including Sections 13 and 16 thereof have been complied with; or

          (2) A registration statement under the Securities Act covering AmeriNet's Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission (the "Commission") and made effective under the Securities Act; or

          (3) An authorized representative of the Commission shall have rendered written advice to the Affiliate (sought by Affiliate or Affiliate's legal counsel, with a copy thereof and all other related communications delivered to AmeriNet) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

6.4  No Present Plan of Disposition.

     (A) The Affiliate has, and as of the Effective Time (as defined in the Reorganization Agreement) will have, no present plan or intention (a "Plan") to sell, transfer, exchange, pledge or otherwise dispose of, including by means of a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing being hereinafter referred to generically as a "Sale") of any of the shares of AmeriNet common stock that the Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon with respect thereto or issued or delivered in exchange or substitution therefor, which, when taking into account those Trilogy stockholders who dissent from the Merger, will reduce the Trilogy stockholders' ownership of AmeriNet Stock, in the aggregate, to less than fifty (50%) of the number of shares of AmeriNet Common Stock issued in the Merger.

     (B) (1) The Affiliate is not aware of, or participating in, any Plan on the part of Trilogy stockholders to engage in Sales of the shares of AmeriNet Stock to be issued in the Merger.

          (2) For purposes Section 6.4(B)(1), Shares with respect to which a pre-Merger Sale occurs in a Related Transaction (as defined below), shall be considered to be Shares that are exchanged for AmeriNet Stock in the Merger and then disposed of pursuant to a Plan.

          (3) A Sale of AmeriNet Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction.

          (4) For purposes of this Section 6.4, a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreements.

     (C) If any of the Affiliate's representations in this Section 6.4 cease to be true at any time prior to the Effective Time, the Affiliate will deliver to each of Trilogy and AmeriNet, prior to the Effective Time, a written statement to that effect, signed by the Affiliate.

6.5  Consultation with Counsel.

     (A) The Affiliate has carefully read this Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of AmeriNet Shares to be acquired by Affiliate in the Merger, to the extent the Affiliate felt necessary, with legal counsel for the Affiliate.

     (B) The Affiliate has carefully read the Reorganization Agreement and discussed its requirements and its impacts upon Affiliate's ability to sell, transfer, encumber, pledge or otherwise dispose of the AmeriNet Shares to be acquired by Affiliate in the Merger, to the extent Affiliate felt necessary, with legal counsel for Affiliate.

6.6  Ownership of Shares.

     The Affiliate is the record owner of the Shares shown on the signature page hereto, which at the date hereof and at all times up until the Determination Date will be free and clear of any liens, claims, options, charges or other encumbrances; does not beneficially own any shares of capital stock of Trilogy other than such Shares; and, has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

6.7  No Proxy Solicitations.

     The Affiliate will not, and will not permit any entity under Affiliate's control to:

     (A) Solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement;

     (B) Initiate a stockholders' vote or action by consent of Trilogy stockholders with respect to an Opposing Proposal; or

     (C) Become a member of a "group" [as such term is used in Section 13(d) of the Exchange Act] with respect to any voting securities of Trilogy with respect to an Opposing Proposal.

                                  Article VII
                    No Limitation on Discretion as Director.

     This Agreement is intended solely to apply to the exercise by the Affiliate in his individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of the Affiliate with respect to, any action which may be taken or omitted by him acting in his fiduciary capacity as a director of Trilogy .

                                  Article VIII
                               Rules 144 and 145.

     From and after the Effective Time and for so long as is necessary in order to permit the Affiliate to sell AmeriNet's Stock held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, AmeriNet will use its reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Sections 13 or 15(d) of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit the Affiliate to sell AmeriNet's Stock held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

                                   Article IX
                                Limited Resales.

     The Affiliate understands that, in addition to the restrictions imposed under Section 6 of this Agreement, the provisions of Rule 145 limit Affiliate's public resales of Restricted Securities, in the manner set forth in subsections
(a), (b) and (c) below:

9.1  Rule 145(d)(1).

     (A) Unless and until the restriction "Cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Restricted Securities may only be made by the Affiliate in compliance with the requirements of Rule 145(d)(1).

     (B)  Rule 145(d)(1) permits such resales only:

          (1) While AmeriNet meets the public information requirements of Rule 144(c); (iii) in brokers' transactions or in transactions with a market maker; and

          (2) Where the aggregate number of Restricted Securities sold at any time together with all sales of restricted AmeriNet Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of

               (a)  One percent (1%) of AmeriNet's Common Stock outstanding; or

               (b) The average weekly volume of trading in AmeriNet Common Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

9.2  Rule 145(d)(2).

     The Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(2) if:

     (A) The Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least one year after the Effective Time of the Merger;

     (B)  The Affiliate is not an affiliate of AmeriNet; and

     (C)  AmeriNet meets the public information requirements of Rule 144(c).

9.3  Rule 145(d)(3).

     The Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(3) if the Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least two years and is not, and has not been for the three months preceding the date of sale, an affiliate of AmeriNet.

9.4  Acknowledgment.

     AmeriNet acknowledges that the provisions of Section 6.3 of this Agreement will be satisfied as to any sale by the holder of the Restricted Securities pursuant to Rule 145(d), by a broker's letter and a letter from the undersigned with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that AmeriNet has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d).

                                   Article X
                                    Legends.

     (A) The Affiliate also understands and agrees that stop transfer instructions will be given to AmeriNet's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities legends stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which was structured to comply with the tax free reorganization provisions of Section 368(a) of the Internal revenue Code of 1986, as amended (the "Code") and was not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance on applicable exemptions therefrom and from comparable provisions of the securities laws of the recipients state of domicile, and may not be sold, nor may the owner thereof reduce his or her risks relative thereto in any way, until such time as AmeriNet Group.com, Inc. ("AmeriNet"), has published the financial results covering at least thirty (30) days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act, (2) in accordance with Commission Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of AmeriNet) or Commission Rule 144 (in the case of shares issued to an individual who is an affiliate of AmeriNet) of the rules and regulations of such act, or
          (3) in accordance with a legal opinion satisfactory to counsel for AmeriNet that such sale or transfer is otherwise exempt from the registration requirements of such act."

     (B) (1) Upon the request of the Affiliate, AmeriNet shall cause the certificates resenting the Restricted Securities to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met.

          (2) In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Restricted Securities received by Affiliate pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), or upon registration of my such shares, AmeriNet, upon the request of Affiliate, will cause the certificates representing the Restricted Securities to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d).

                                   Article XI
                           Miscellaneous Provisions.

11.1 Further Assurances.

     The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

11.2 Consent and Waiver.

     The Affiliate hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Affiliate is a party or pursuant to any rights Affiliate may have.

11.3 Binding Agreement.

     This Agreement will inure to the benefit of and be binding upon and enforceable against the Parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of the Affiliate and any pledgee holding Restricted Securities as collateral.

11.4 Waiver.

     No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

11.5 Governing Law.

     This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, except for any choice of law provisions that would result in the application of the law of another jurisdiction, and except for laws involving the fiduciary obligations of Trilogy 's officers and directors, which shall be governed under Florida law.

11.6 Third Party Reliance.

     Legal counsel to and accountants for the Parties shall be entitled to rely upon this Agreement.

11.7 Amendments and Modification.

     This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Parties.

11.8 Specific Performance: Injunctive Relief.

     The Parties acknowledge that AmeriNet will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Affiliate set forth herein; therefore, it is agreed that, in addition to any other remedies that may be available to AmeriNet upon any such violation, AmeriNet shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to AmeriNet at law or in equity.

11.9 Notices.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective Parties as follows:

     (1) To the Affiliate:

     At the contact information provided to the registrar of Trilogy 's shares of common stock and, after the Merger, at the contact information provided to and maintained by AmeriNet's transfer agent.

     (2) To AmeriNet:

                            AmeriNet Group.com, Inc.
902 Clint Moore Road, Suite 136-C; Boca Raton, Florida 33487 Attention: Michael
  Harris Jordan, President Telephone (561) 998-3435, Fax (561) 998-3425; and,
               e-mail webmaster@amerinetgroup.com; with a copy to

                                General Counsel
                            AmeriNet Group.com, Inc.
               1941 Southeast 51st Terrace; Ocala, Florida 34471
           Telephone (352) 694-6714, Fax (352) 694-9178; and, e-mail,
                             grichard@atlantic.net.

     (3) To Trilogy :

                           Trilogy International, Inc.
               526 Southeast Dixie Highway; Stuart, Florida 34994
                     Attention: Carol A. Berardi, President
               Telephone (954) 781-7278, Fax (954) 781-7282; and,
                    web site www.Trilogy@trilogyonline.com;

     (4) To Yankees:

                           The Yankee Companies, Inc.
           902 Clint Moore Road, Suite 136; Boca Raton, Florida 33487
                   Attention: Leonard Miles Tucker, President
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                         e-mail carrington@flinet.com;

or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth, except that notices of change of address shall only be effective upon receipt.

11.10 Interpretation.

     (A) When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated.

     (B) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     (C) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

     (E) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

     (F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.11     Merger of All Prior Agreements Herein.

     (A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

     (B) All prior agreements whether written or oral are merged herein and shall be of no force or effect.

11.12     Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and the Closing hereon and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

11.13     Severability.

     If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

11.14     Indemnification.

     (A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

     (B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

11.15     Dispute Resolution.

     (A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Broward County, Florida, and the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not any formal proceedings are initiated.

     (B) Except for the arbitration procedures outlined in paragraphs 7.2(G)(2) and 7.2(G)(3) which shall govern any arbitration proceeding described therein, in the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

          (1) (a) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, two by the Affiliate, two by AmeriNet and two by Trilogy .

               (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

          (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, two by the Affiliate, two by AmeriNet and two by Trilogy .

          (3) (a) Expenses of mediation shall be borne equally by the Parties, if successful.

               (b) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

               (c)  If the  terms  of the  arbitral  award  do not  establish  a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties involved.

11.16     Benefit of Agreement.

     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

11.17     Counterparts.

     (A)  This Agreement may be executed in any number of counterparts.

     (B)  All   executed    counterparts    shall   constitute   one   Agreement
          notwithstanding that all signatories are not signatories to the original or the same counterpart.

     (C) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement which shall be the document filed with the Commission.

11.18     License.

     (A) This form of agreement is the property of Yankees and has been customized for this transaction with the consent of Yankees by G. Richard Chamberlin, Esquire.

     (B) The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

     (C) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

11.19     Information Concerning the Affiliate's Share Ownership.

     (A)  Shares beneficially owned:

          (1) ___________ shares of Trilogy  Common Stock; and

          (2) ___________ shares of Trilogy Common Stock subject to options, warrants or other rights.

*                         *                               *

                                Execution Pages

     In Witness Whereof, the Affiliate, AmeriNet, and Trilogy have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, sealed and delivered
In Our Presence:

                                                                   The Affiliate

____________________________________                ----------------------------
                                                                      Print name


____________________________________                ----------------------------
                                                                       Signature
 Dated:   November 22, 1999

                                                        AmeriNet Group.com, Inc.

----------------------------

____________________________                         By:________________________
                                                    Michael H. Jordan, President

(Corporate Seal)
                                                 Attest:________________________
                                                   Vanessa H. Lindsey, Secretary
Dated:    November 22, 1999

                                                 Trilogy Acquisition Corporation

_________________________________                        (A Florida corporation)

_________________________________              By:______________________________
                                                     Carol A. Berardi, President

(Corporate Seal)

                                           Attest:______________________________
                                                         John Holmes , Secretary

Dated:    November 22, 1999

                                                     Trilogy International, Inc.

----------------------------

____________________________                   By:______________________________
                                                     Carol A. Berardi, President

(Corporate Seal)

                                           Attest:______________________________
                                                          John Holmes, Secretary

Dated:    November 22, 1999

                                  Exhibit "A"
                               Irrevocable Proxy

     The undersigned stockholder of Trilogy International, Inc., a Florida corporation ("Trilogy"), hereby irrevocably to the extent provided by Florida law) appoints the directors on the Board of Directors of AmeriNet, Inc., a Delaware corporation ("AmeriNet"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Trilogy beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement & Plan of Merger dated as of November 27, 1999 (the "Reorganization Agreement"), among AmeriNet, Trilogy Acquisition Corporation, Inc., a Florida corporation, ("Trilogy Acquisition"), and Trilogy , shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective.

                                     Terms:

1. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

2. This proxy is irrevocable (to the extent provided by Florida law), is granted pursuant to the Affiliate Agreement dated as of November 27, 1999, between AmeriNet, Trilogy , and the undersigned stockholder (the "Affiliate Agreement"), and is granted in consideration of AmeriNet entering into the Reorganization Agreement.

3. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement in accordance with Article VIII thereof to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Trilogy 's stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of Trilogy with any party other than AmeriNet and its affiliates and against any liquidation or winding up of Trilogy .

4. The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Reorganization Agreement in accordance with Article VIII thereof at every annual, special or adjourned meeting of the stockholders of Trilogy and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of Trilogy with any party other than AmeriNet and its affiliates, and against any liquidation or winding up of Trilogy , and may not exercise this proxy on any other matter.

5.   The undersigned stockholder may vote the Shares on all other matters.

6. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

7.   This proxy is irrevocable and coupled with an interest.

8.   Stockholder Data:

     1.   Full name:_____________________________________________
                         First     Middle    Last

     2.   Tax identification number:_____________________________________

     3.   Domicile Address:_____________________________________

     4.   Telephone, fax and e-mail:___________     _______________________

     E. Shares Information:

      (1)   Number of Trilogy Shares owned or controlled as to voting matters:

               -----------------

Signed, sealed and delivered
In Our Presence:

                                                                    Stockholder:

----------------------------

____________________________                 By:______________________________

 Dated:________________

                                  Exhibit 5.12
                        Copies of Employment Agreements

     Employment Agreements for Dennis Berardi, Carol Berardi and Dr. Jane Bicks are attached herewith.

                        Executive's Employment Agreement

     This Executive's Employment Agreement (the "Agreement") is entered into by and among Carol A. Berardi, an individual residing in the State of Florida (the "President"); Trilogy International, Inc., a Florida corporation (collectively and generically hereinafter referred to with its successors in interest, if any, as "Trilogy"; Trilogy and the President being sometimes hereinafter collectively to as the "Parties" or generically as a "Party".

                                    Preamble:

     WHEREAS, Trilogy's board of directors is of the opinion that in conjunction with effectuation of Trilogy's future plans it must memorialize, confirm and assure itself of the continuing the services of Trilogy's founder, who currently serves as its president and director, on a long term basis; and

     WHEREAS, the President is thoroughly knowledgeable with all aspects of Trilogy's operations and plans; and

     WHEREAS, the President is agreeable to serving as Trilogy's president, on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                   Article One
                       Term, Renewals, Earlier Termination

1.1  Term.

     Subject to the provisions set forth herein, the term of the President's employment hereunder shall be deemed to commence on the date of this Agreement's execution by all of the Parties and shall continue until December 31, 2004.

1.2  Renewals.

     This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with Written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

1.3  Earlier Termination.

(a) Trilogy shall each have the right to terminate this Agreement prior to the expiration of its Term, as it applies to them (without affecting the Agreement as it applies to the other, except in conjunction with the compensation aspects thereof), or of any renewals thereof, subject to the provisions of Section 1.4, for the following reasons:

     (1)  For Cause:

          (A) Trilogy may terminate the President's employment under this Agreement at any time for cause.

          (B)  Such termination  shall be evidenced by Written notice thereof to
               the   President,   which  notice  shall  specify  the  cause  for
               termination.

          (C)  For purposes hereof, the term "cause" shall mean:

               (a) The inability of the President, through sickness or other incapacity, to discharge the President's duties under this Agreement for ninety or more consecutive days or for a total of 120 or more days in a period of twelve consecutive months;

     (2) The refusal of the President to follow the directions of Trilogy's board of directors;

     (3)  Dishonesty; theft; or conviction of a crime involving moral turpitude;

     (4) Material default in the performance by the President of the President's obligations, services or duties required under this Agreement (other than for illness or incapacity) or materially breach of any provision of this Agreement, which default or breach has continued for twenty days after Written notice of such default or breach and such material default or breach has resulted in material damage to Trilogy.

          (D) In the event of a dispute concerning termination due to breach or default, the President's compensation shall be continued until resolution of such dispute by a tribunal of competent jurisdiction, it being understood that the President must repay any amounts so paid upon final determination that the President was not entitled to such compensation.

     (2)  Discontinuance of Business:

          In the event that Trilogy discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Trilogy shall not be deemed a termination of its business.

     (3)  Death:

          This Agreement shall terminate immediately on the death of the President; however, all accrued compensation at such time shall be promptly paid to the President's estate.

          (b) The President shall have the right to terminate this Agreement if Trilogy fails to obtain at least $900,000 in funding during the period starting on November 15, 1999 and ending on June 30, 2000; unless the failure to obtain such funding is based on a default by Trilogy or its successors in interest in its obligations under any agreement pursuant to which such funding was to have been provided or the failure of Trilogy to meet the conditions required for such funding.

1.4  Final Settlement.

     Upon termination of this Agreement and payment to the President of all amounts due to the President hereunder, the President or the President's representative shall execute and deliver to the terminating entity on a form prepared by Trilogy, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to Trilogy all records, manuals and Written procedures, as may be desired by it for the continued conduct of its business.

                                   Article Two
                               Scope of Employment

2.1  Retention.

     Trilogy hereby hires the President and the President hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2  General Description of Duties.

     (a) The President shall be employed as the president of Trilogy and perform the duties generally associated with the position of president thereof.

     (b)  Without limiting the generality of the foregoing, the President shall:

          (1) Have control of all aspects of Trilogy's day to day operations, subject only to compliance with the directions of Trilogy's board of directors, applicable laws and fiduciary obligations to Trilogy's stockholders;

          (2)  Supervise all inferior officers;

          (3) Assure Trilogy's compliance with applicable laws and with its obligations under binding agreements unless otherwise directed by Trilogy's board of directors.

          (4) Coordinate the activities of Trilogy with the activities of Trilogy's parent corporation, if any, and of its sibling corporations, if any, especially with reference to timely collection and transmittal of information required to comply with legal obligations, including, without limitation, reporting obligations under federal securities and income tax laws.

     (c) The President covenants to perform the President's employment duties in good faith, devoting substantially all of the President's business time, energies and abilities to the proper and efficient management of the business of Trilogy.

2.3  Status.

     (a) Throughout the term of this Agreement, the President shall serve as a member of the board of directors of Trilogy and as its president.

     (b) In the event that the President is not elected to such positions, then, at the option of the President, this Agreement may be deemed terminated effective as of the earliest time that it can be reasonably determined that such election will not take place, provided that Written notice of such election is provided to Trilogy within 30 days after it failed to elect the President to the required office.

2.4  Exclusivity.

     The President shall, unless specifically otherwise authorized by Trilogy's board of directors, on a case by case basis, devote all of the President's business time exclusively to the affairs of Trilogy.

                                  Article Three
                                  Compensation

3.1  Compensation.

     As consideration for the President's services to Trilogy the President shall be entitled to:

     (a)  A salary in an  aggregate  gross sum  equal to  $80,000  per year (the
          "Base Salary"); provided that, with the consent of Trilogy's stockholders, who will be deemed third party beneficiaries of Trilogy's rights under this Agreement, such compensation may be adjusted at six month intervals to reflect the performance of the President during such period, as reflected in the performance of Trilogy during such period.

     (b) Provided that Trilogy earned a net, pre tax profit for the subject year, an annual bonus payable within 15 days after preparation and delivery of final audited annual financial statements for Trilogy to Trilogy's stockholders:

          (1) In a cash sum equal to 2.5% of the net, pre tax profits of Trilogy and

          (2) In the event that Trilogy or its successors interest are publicly held corporations (or if Trilogy is a subsidiary of a publicly held corporation), a bonus payable in the common stock of the closest level publicly held corporation, equal to the number of shares obtained by dividing 20% of the President's salary for the subject year by the closing transaction price for the issuer's securities involved on the last trading day of the subject year.

3.2  Benefits.

     During the term of this Agreement, the President shall also be entitled to the following benefits:

     (a) Two weeks paid vacation per year subject to adjustment after annually after the first year with the consent of the stockholders of Trilogy.

     (b) Health insurance, provided that when aggregated with health insurance provided to any other member of the President's immediate family, the monthly cost of such aggregate insurance does not exceed $500.

     (c) An automobile allowance, provided that when aggregated with any automobile allowance provided to any other member of the President's immediate family, the monthly cost of such aggregate automobile allowance does not exceed $1,500.

     (d) During the period of the President's employment, the President shall be reimbursed for reasonable traveling, telephone and other direct business expenses required in connection with the performance of the President's duties hereunder, subject to verification required by Trilogy for audit purposes, for tax deduction purposes and in order to assure compliance with applicable laws and regulations.

     (e) The President shall be entitled to receive all benefits of employment generally available to all of Trilogy's employees.

3.3  Indemnification.

     Trilogy will defend, indemnify and hold the President harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by the President in good faith on behalf of Trilogy, its affiliates or for other persons or entities at the request of the board of directors of Trilogy, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for the President to incur any out of pocket expenses; provided, however, that the President permits the majority stockholders of Trilogy to select and supervise all personnel involved in such defense and that the President waive any conflicts of interest that such personnel may have as a result of also representing Trilogy, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  Article Four
                                Special Covenants

4.1  Confidentiality.

     (1) The President acknowledges that, in and as a result of the President's employment hereunder, the President will be developing for Trilogy, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Trilogy's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by Trilogy, the President hereby covenants and agrees that the President shall not, at anytime during or following the terms of the President's employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to the President as a result of the President's employment by Trilogy, or Trilogy's affiliates.

     (2) In the event of a breach or threatened breach by the President of any of the provisions of this Section 4.1, Trilogy, in addition to and not in limitation of any other rights, remedies or damages available to Trilogy, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the President, or by the President's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with the President.

4.2  Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to Trilogy as a result of a breach by the President of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Trilogy's interests, the President hereby covenants and agrees that Trilogy shall have the following additional rights and remedies in the event of a breach hereof:

     (a)  The  President   hereby  consents  to  the  issuance  of  a  permanent
          injunction   enjoining  the  President  from  any  violations  of  the
          covenants set forth in Section 4.1 hereof; and

     (b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Trilogy may sustain prior to the
          effective  enforcement  of  such  injunction,   the  President  hereby
          covenants and agrees to pay over to Trilogy, in the event the President violates the covenants and agreements contained in Section
          4.2 hereof, the greater of:

          (i) Any payment or compensation of any kind received by the President because of such violation before the issuance of such injunction, or

          (ii) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Trilogy as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Trilogy for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Trilogy from the injury caused by such breaches would be injunctive relief.

4.3  Cumulative Remedies.

     The  President  hereby  irrevocably  agrees that the remedies  described in
Section 4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which Trilogy is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4  Acknowledgment of Reasonableness.

     The President hereby represents, warrants and acknowledges that the President has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Trilogy, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the President hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the President hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, the President hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5  Unauthorized Acts.

     The President hereby covenants and agrees that the President will not do any act or incur any obligation on behalf of Trilogy of any kind whatsoever, except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.

                                  Article Five
                                  Miscellaneous

5.1  Notices.

     (a) (1) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To the President:

                                Carol A. Berardi
              1050 Southwest Chapman Way; Palm City, Florida 34990
                  Telephone (561) 219-4569; Fax (561) 781-7686

To Trilogy:

                          Trilogy International, Inc.
               526 Southeast Dixie Highway; Stuart, Florida 34494
                     Attention: Carol A. Berardi, President
                 Telephone (561) 781-7278; Fax (561) 781-7282;
                 web site www.trilogyonline.com; with a copy to

                Michael D. Harris, Esquire; Michael Harris, P.A.
   1645 Palm Beach Lakes Boulevard, Suite 550; West Palm Beach, Florida 33401
               Telephone (561) 478-7077; Fax (561) 478-1817; and,
                          e-mail mharris@flseclaw.com

          (2)  In each case, copies of notices will also be provided to:

                            AmeriNet Group.com, Inc.
          902 Clint Moore Road, Suite 136-C; Boca Raton, Florida 33487
               Telephone (561) 998-3435, Fax (561) 998-3425; and,
                          e-mail carrington@flinet.com
                Attention: Michael Harris Jordan, President; and

                            AmeriNet Group.com, Inc.
               1941 Southeast 51st Terrace; Ocala, Florida 34471
 Telephone (352) 694-9182; Fax (954) 694-1325; and e-mail vanessa@atlantic.net
                   Attention: Vanessa H. Lindsey, Secretary;

          (3) Copies of notices will also be provided to such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

     (b) (1) The Parties acknowledge that The Yankee Companies, Inc., a Florida corporation ("Yankees") has acted as scrivener for the Parties in this transaction and that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

          (2) Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement on their behalf.

5.2  Amendment.

     (1) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

     (2) This Agreement may not be modified without the consent of a majority in interest of Trilogy's stockholders.

5.3  Merger.

     (a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

     (b) All prior agreements whether Written or oral, are merged herein and shall be of no force or effect.

5.4  Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5  Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6  Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7  Litigation.

     (a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

     (b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

          (1) (A) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida, to be selected by lot from six alternatives to be provided, three by Trilogy's majority stockholder, one by Trilogy and two by the President.

               (B) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

          (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided,, three by Trilogy's majority stockholder, one by Trilogy and two by the President.

          (3)  (A)  Expenses  of  mediation  shall  be  borne  by  Trilogy,   if
                    successful.

               (B) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

               (C)  If the  terms  of the  arbitral  award  do not  establish  a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

5.8  Benefit of Agreement.

     (1) This Agreement may not be assigned by the President without the prior Written consent of Trilogy and Trilogy's stockholders.

     (2) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9  Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10 Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11 Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12 Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in Trilogy.

5.13 Counterparts.

     (a)  This Agreement may be executed in any number of counterparts.

     (b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.14 License.

     (a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

     (b) The use of this form of agreement or of any derivation thereof without Yankees' prior Written permission is prohibited.

     (c) The interpretation of this Agreement shall not be directly or indirectly affected in any manner as a result of its authorship.

     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
In Our Presence
                                                                       President

--------------------------

--------------------------                              ------------------------
                                                                Carol A. Berardi
 Dated:   November ___, 1999

                                                    Trilogy Internationals, Inc.
                                                          a Florida corporation.

--------------------------

__________________________                        By: --------------------------
                                                     Carol A. Berardi, President
(CORPORATE SEAL)

                                               Attest:__________________________
                                                                     John Holmes
                                                                       Secretary

 Dated:   November ___, 1999

                        Executive's Employment Agreement

     This Executive's Employment Agreement (the "Agreement") is entered into by and among Dennis A. Berardi, an individual residing in the State of Florida (the "Chief Executive Officer"); Trilogy International, Inc., a Florida corporation (collectively and generically hereinafter referred to with its successors in interest, if any, as "Trilogy"; Trilogy and the Chief Executive Officer being sometimes hereinafter collectively to as the "Parties" or generically as a "Party".

                                   Preamble:

     WHEREAS, Trilogy's board of directors is of the opinion that in conjunction with effectuation of Trilogy's future plans it must memorialize, confirm and assure itself of the continuing the services of Trilogy's founder, who currently serves as its Chief Executive Officer and director, on a long term basis; and

     WHEREAS, the Chief Executive Officer is thoroughly knowledgeable with all aspects of Trilogy's operations and plans; and

     WHEREAS, the Chief Executive Officer is agreeable to serving as Trilogy's Chief Executive Officer, on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                   Article One
                       Term, Renewals, Earlier Termination

1.1  Term.

     Subject to the provisions set forth herein, the term of the Chief Executive Officer's employment hereunder shall be deemed to commence on the date of this Agreement's execution by all of the Parties and shall continue until December 31, 2004.

1.2  Renewals.

     This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with Written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

1.3  Earlier Termination.

(a) Trilogy shall each have the right to terminate this Agreement prior to the expiration of its Term, as it applies to them (without affecting the Agreement as it applies to the other, except in conjunction with the compensation aspects thereof), or of any renewals thereof, subject to the provisions of Section 1.4, for the following reasons:

     (1)  For Cause:

          (A) Trilogy may terminate the Chief Executive Officer's employment under this Agreement at any time for cause.

          (B) Such termination shall be evidenced by written notice thereof to the Chief Executive Officer, which notice shall specify the cause for termination.

          (C)  For purposes hereof, the term "cause" shall mean:

               (a) The inability of the Chief Executive Officer, through sickness or other incapacity, to discharge the Chief Executive Officer's duties under this Agreement for ninety or more consecutive days or for a total of 120 or more days in a period of twelve consecutive months;

     (2) The refusal of the Chief Executive Officer to follow the directions of Trilogy's board of directors;

     (3)  Dishonesty; theft; or conviction of a crime involving moral turpitude;

     (4) Material default in the performance by the Chief Executive Officer of the Chief Executive Officer's obligations, services or duties required under this Agreement (other than for illness or incapacity) or materially breach of any provision of this Agreement, which default or breach has continued for twenty days after Written notice of such default or breach and such material default or breach has resulted in material damage to Trilogy.

(D) In the event of a dispute concerning termination due to breach or default, the Chief Executive Officer's compensation shall be continued until resolution of such dispute by a tribunal of competent jurisdiction, it being understood that the Chief Executive Officer must repay any amounts so paid upon final determination that the Chief Executive Officer was not entitled to such compensation.

     (2)  Discontinuance of Business:

     In the event that Trilogy discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Trilogy shall not be deemed a termination of its business.

     (3)  Death:

     This Agreement shall terminate immediately on the death of the Chief Executive Officer; however, all accrued compensation at such time shall be promptly paid to the Chief Executive Officer's estate.

          (b) The Chief Executive Officer shall have the right to terminate this Agreement if Trilogy fails to obtain at least $900,000 in funding during the period starting on November 15, 1999 and ending on June 30, 2000; unless the failure to obtain such funding is based on a default by Trilogy or its successors in interest in its obligations under any agreement pursuant to which such funding was to have been provided or the failure of Trilogy to meet the conditions required for such funding.

1.4  Final Settlement.

     Upon termination of this Agreement and payment to the Chief Executive Officer of all amounts due to the Chief Executive Officer hereunder, the Chief Executive Officer or the Chief Executive Officer's representative shall execute and deliver to the terminating entity on a form prepared by Trilogy, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to Trilogy all records, manuals and Written procedures, as may be desired by it for the continued conduct of its business.

                                   Article Two
                               Scope of Employment

2.1  Retention.

     Trilogy hereby hires the Chief Executive Officer and the Chief Executive Officer hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2  General Description of Duties.

     (a) The Chief Executive Officer shall be employed as the Chief Executive Officer of Trilogy and perform the duties generally associated with the position of Chief Executive Officer thereof.

     (b) Without limiting the generality of the foregoing, the Chief Executive Officer shall:

          (1) Help direct Trilogy to ensure the realization of its mission, philosophy and goals

          (2) Provide the leadership to ensure that Trilogy remains focused on providing Field Representatives with the necessary tools, products, operational support, compensation and commitment necessary for success. This is a cornerstone of Trilogy and will always be of the utmost importance

          (3)  Oversee all Trilogy financial decisions

          (4)  Develop long term strategic planning and goals

          (5)  Provide overall support to all Team Leaders

          (6) Work with the Trilogy Board of Directors to ensure the stability of the company

          (7)  Approve compensation and benefit programs

          (8) Develop a minimum of eight frontline Field Representatives. Guide the front line in building a sales force to meet or exceed the annual sales projections

          (9) Train and motivate the Field Representatives by being in the field supporting their efforts

          (10) Ensure that Trilogy is profitable and all shareholders can realize the maximum return on their investment.

2.4  Exclusivity.

     The Chief Executive Officer shall, unless specifically otherwise authorized by Trilogy's board of directors, on a case by case basis, devote all of the Chief Executive Officer's business time exclusively to the affairs of Trilogy.

                                  Article Three
                                  Compensation

3.1  Compensation.

     As consideration for the Chief Executive Officer's services to Trilogy the Chief Executive Officer shall be entitled to:

     (a)  A salary in an  aggregate  gross sum  equal to  $80,000  per year (the
          "Base Salary"); provided that, with the consent of Trilogy's stockholders, who will be deemed third party beneficiaries of Trilogy's rights under this Agreement, such compensation may be adjusted at six month intervals to reflect the performance of the Chief Executive Officer during such period, as reflected in the performance of Trilogy during such period.

     (b) Provided that Trilogy earned a net, pre tax profit for the subject year, an annual bonus payable within 15 days after preparation and delivery of final audited annual financial statements for Trilogy to Trilogy's stockholders:

          (1) In a cash sum equal to 2.5% of the net, pre tax profits of Trilogy and

          (2) In the event that Trilogy or its successors interest are publicly held corporations (or if Trilogy is a subsidiary of a publicly held corporation), a bonus payable in the common stock of the closest level publicly held corporation, equal to the number of shares obtained by dividing 20% of the Chief Executive Officer's salary for the subject year by the closing transaction price for the issuer's securities involved on the last trading day of the subject year.

3.2  Benefits.

     During the term of this Agreement, the Chief Executive Officer shall also be entitled to the following benefits:

     (a) Two weeks paid vacation per year subject to adjustment after annually after the first year with the consent of the stockholders of Trilogy.

     (b) Health insurance, provided that when aggregated with health insurance provided to any other member of the Chief Executive Officer's immediate family, the monthly cost of such aggregate insurance does not exceed $500.

     (c) An automobile allowance, provided that when aggregated with any automobile allowance provided to any other member of the Chief
          Executive Officer's immediate family, the monthly cost of such aggregate automobile allowance does not exceed $1,500.

     (d) During the period of the Chief Executive Officer's employment, the Chief Executive Officer shall be reimbursed for reasonable traveling, telephone and other direct business expenses required in connection with the performance of the Chief Executive Officer's duties hereunder, subject to verification required by Trilogy for audit purposes, for tax deduction purposes and in order to assure compliance with applicable laws and regulations.

     (e) The Chief Executive Officer shall be entitled to receive all benefits of employment generally available to all of Trilogy's employees.

3.3  Indemnification.

     Trilogy will defend, indemnify and hold the Chief Executive Officer harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by the Chief Executive Officer in good faith on behalf of Trilogy, its affiliates or for other persons or entities at the request of the board of directors of Trilogy, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for the Chief Executive Officer to incur any out of pocket expenses; provided, however, that the Chief Executive Officer permits the majority stockholders of Trilogy to select and supervise all personnel involved in such defense and that the Chief Executive Officer waive any conflicts of interest that such personnel may have as a result of also representing Trilogy, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  Article Four
                                Special Covenants

4.1  Confidentiality.

(1) The Chief Executive Officer acknowledges that, in and as a result of the Chief Executive Officer's employment hereunder, the Chief Executive Officer will be developing for Trilogy, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Trilogy's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by Trilogy, the Chief Executive Officer hereby covenants and agrees that the Chief Executive Officer shall not, at anytime during or following the terms of the Chief Executive Officer's employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to the Chief Executive Officer as a result of the Chief Executive Officer's employment by Trilogy, or Trilogy's affiliates.

(2) In the event of a breach or threatened breach by the Chief Executive Officer of any of the provisions of this Section 4.1, Trilogy, in addition to and not in limitation of any other rights, remedies or damages available to Trilogy, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Chief Executive Officer, or by the Chief Executive Officer's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with the Chief Executive Officer.

4.2  Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to Trilogy as a result of a breach by the Chief Executive Officer of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Trilogy's interests, the Chief Executive
Officer hereby covenants and agrees that Trilogy shall have the following additional rights and remedies in the event of a breach hereof:

     (a) The Chief Executive Officer hereby consents to the issuance of a permanent injunction enjoining the Chief Executive Officer from any violations of the covenants set forth in Section 4.1 hereof; and

     (b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Trilogy may sustain prior to the effective enforcement of such injunction, the Chief Executive Officer hereby covenants and agrees to pay over to Trilogy, in the event the Chief Executive Officer violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

          (i) Any payment or compensation of any kind received by the Chief Executive Officer because of such violation before the issuance of such injunction, or

          (ii) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Trilogy as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Trilogy for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Trilogy from the injury caused by such breaches would be injunctive relief.

4.3  Cumulative Remedies.

     The Chief Executive Officer hereby irrevocably agrees that the remedies described in Section 4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which Trilogy is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4  Acknowledgment of Reasonableness.

     The Chief Executive Officer hereby represents, warrants and acknowledges that the Chief Executive Officer has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Trilogy, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the Chief Executive Officer hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Chief Executive Officer hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, the Chief Executive Officer hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5  Unauthorized Acts.

     The Chief Executive Officer hereby covenants and agrees that the Chief Executive Officer will not do any act or incur any obligation on behalf of Trilogy of any kind whatsoever, except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.

                                  Article Five
                                  Miscellaneous

5.1  Notices.

     (a) (1) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To the Chief Executive Officer:

                               Dennis A. Berardi
              1050 Southwest Chapman Way; Palm City, Florida 34990
                  Telephone (561) 219-4569; Fax (561) 781-7686

To Trilogy:

                          Trilogy International, Inc.
               526 Southeast Dixie Highway; Stuart, Florida 34494
             Attention: Dennis A. Berardi, Chief Executive Officer
                 Telephone (561) 781-7278; Fax (561) 781-7282;
                 web site www.trilogyonline.com; with a copy to

                Michael D. Harris, Esquire; Michael Harris, P.A.
   1645 Palm Beach Lakes Boulevard, Suite 550; West Palm Beach, Florida 33401 Telephone (561) 478-7077; Fax (561) 478-1817; and, e-mail mharris@flseclaw.com

          (2)  In each case, copies of notices will also be provided to:

                            AmeriNet Group.com, Inc.
          902 Clint Moore Road, Suite 136-C; Boca Raton, Florida 33487 Telephone (561) 998-3435, Fax (561) 998-3425; and, e-mail carrington@flinet.com
         Attention: Michael Harris Jordan, Chief Executive Officer; and

                            AmeriNet Group.com, Inc.
               1941 Southeast 51st Terrace; Ocala, Florida 34471
 Telephone (352) 694-9182; Fax (954) 694-1325; and e-mail vanessa@atlantic.net
                   Attention: Vanessa H. Lindsey, Secretary;

          (3) Copies of notices will also be provided to such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

     (b) (1) The Parties acknowledge that The Yankee Companies, Inc., a Florida corporation ("Yankees") has acted as scrivener for the Parties in this transaction and that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

          (2) Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement on their behalf.

5.2  Amendment.

     (1) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

     (2) This Agreement may not be modified without the consent of a majority in interest of Trilogy's stockholders.

5.3  Merger.

     (a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

     (b) All prior agreements whether Written or oral, are merged herein and shall be of no force or effect.

5.4  Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5  Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6  Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7  Litigation.

     (a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

     (b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

          (1) (A) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida, to be selected by lot from six alternatives to be provided, three by Trilogy's majority stockholder, one by Trilogy and two by the Chief Executive Officer.

               (B) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

          (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided,, three by Trilogy's majority stockholder, one by Trilogy and two by the Chief Executive Officer.

          (3)  (A)  Expenses  of  mediation  shall  be  borne  by  Trilogy,   if
                    successful.

(2) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

(3) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

5.8  Benefit of Agreement.

(1) This Agreement may not be assigned by the Chief Executive Officer without the prior Written consent of Trilogy and Trilogy's stockholders.

(2) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9  Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10 Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11 Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12 Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in Trilogy.

5.13 Counterparts.

     (a)  This Agreement may be executed in any number of counterparts.

     (b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.14 License.

     (a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

     (b) The use of this form of agreement or of any derivation thereof without Yankees' prior Written permission is prohibited.

     (c) The interpretation of this Agreement shall not be directly or indirectly affected in any manner as a result of its authorship.

     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
In Our Presence
                                                         Chief Executive Officer

--------------------------

 -------------------------                             -------------------------
                                                               Dennis A. Berardi
Dated:    November ___, 1999

                                                    Trilogy Internationals, Inc.
                                                          a Florida corporation.

--------------------------

__________________________                        By:  -------------------------
                                                              Dennis A. Berardi,
                                                        Chief  executive officer
(CORPORATE SEAL)

                                               Attest:__________________________
                                                                     John Holmes
                                                                       Secretary

 Dated: November ___, 1999

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") entered into as of this 1st day of April, 1999, between Trilogy International Inc., (the "Company"), and Jane Bicks (the "Executive").

     WHEREAS, the Company desires to employ the Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement; and

     WHEREAS, the Company acknowledges that the Executive is currently running advertisements and otherwise marketing pet products under the name of "Dr. Jane" through Dr.Jane, Inc.;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

      1. Term of Employment.

      (a)Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company for a period of five years commencing on the date of this Agreement.

      (b)Continuing Effect. Notwithstanding any termination of this Agreement at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Executive.

      2. Duties.

     (a) General Duties. The Executive shall serve as the Executive Director of New Products for the Company with duties and responsibilities which include the active management of the day-to-day product development and marketing, subject to the directions of the President. The Executive shall use her best efforts to perform her duties and discharge her responsibilities pursuant to this Agreement competently, carefully and faithfully.

     (b)Specific Duties with Regard to Dr. Jane, Inc. This Agreement is specifically contingent upon and subject to the Executive taking the actions listed below:

     (i)Upon execution of this Agreement, the Executive shall immediately communicate her plans to join the Company as its Executive Director of New Products in all her appearances, whether in person or via audio, visual or other media and in all articles, advertisements, interviews, marketing materials and other promotional material she writes and/or distributes. Additionally the Executive shall immediately communicate her role with the Company to any company or organization in which she sits on the board of directors or advisors or as for which she provides services.

     (ii)Two weeks prior to the Company commences marketing of its products, (which date may be communicated to the Executive in writing), all customers of the Executive shall be contacted or on behalf of by the Executive in writing, informing them that she has joined the Company as its Executive Director of New Products and advising the customers of the Company's expanded product line. The Company shall be responsible for preparing the written materials that the Executive shall send to her customers. Additionally all those customers shall be placed in James Rapp "downline" organization and that term as defined in the Company's commission structure.

     (iii)Once the Company commences marketing its products, the Executive shall individually (and shall cause Dr. Jane, Inc. to) cease all marketing of "Dr. Jane" products. However, the Executive may retain the revenue from sales of Dr. Jane products resulting from advertisements placed prior to such time.

     (iv)On or before July 16, 1999 all "Dr. Jane" calls shall be routed to the Company's call center.

     (v)The Executive shall cause Dr. Jane, Inc. to license and assign to the Company its entire customer list as shown on Schedule 2(a)(vi) and authorize the Company to market its products to that customer list; and

     (vi) The Executive shall cause Dr. Jane, Inc. to enter into an agreement with the Company, in the form shown on Schedule 2(b)(iv) to assign and give it a 99 year royalty-free license to all formulas owned by Dr. Jane, Inc. In the event that the Company ceases operations for any reason other than the sale all or of (substantially all of the assets of the Company or the merger of the Company into another entity where the products will no longer be sold the Company, all formulas owned by Dr. Jane, Inc. and licensed and assigned to the Company shall become the property of James Rapp and all customers assigned to the Company shall continue as customers of James Rapp.

     (c)Devotion of Time. Subject to the last sentence of this Section 2(c), the Executive shall devote all of her time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the President of the Company; provided, that the Executive shall be permitted to devote a limited amount of her time, without compensation, to professional, charitable or similar organizations.

     (d) Travel. The Executive shall be required to travel as may be necessary in order to carry out her duties.

      3. Compensation and Expenses.

     (a)Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $ (the "Base Salary"). The Base Salary may be increased each year by an amount that will be determined by the Company based on an annual performance evaluation. The Company shall also grant options to purchase shares of the Company's common stock exercisable at $____ per share.

     (b)Expenses. In addition to any compensation received pursuant to Sections 3(a) and (c), the Company will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of her duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to the employees.

     (c) Management Bonus. During the term of this Agreement, the Company shall review the Executive's performance no less than annually and has the discretion to grant the Executive a management bonus.

     (i) Eligibility. In order for the Executive to be eligible for a bonus under the Company's Management Bonus Plan, the Executive must be an employee of the Company. Should the Executive cease to be employed by the Company, all remaining payments or unvested stock option grants shall be forfeited.

      4. Benefits.

     (a)Vacation. For each 12-month period during the Term, the Executive shall be entitled to three weeks of vacation without loss of compensation or other benefits to which she is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit.

     (b)Employee Benefit Programs. The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its executive officers, including programs of life, medical and disability insurance and reimbursement of membership fees in civic, social and professional organization.

      5. Termination.

     (a)Termination for Cause. For purposes of this Section 5(a), "cause" shall mean: (i) the Executive is convicted of a felony or commits a felonious act which is related to the Executive's employment or the business of the Company;
(ii) the Executive, in carrying out her duties hereunder, has acted with negligence or intentional misconduct resulting, in either case, in harm to the Company; (iii) the Executive misappropriates Company property or funds or defrauds the Company; (iv) the Executive breaches her fiduciary duty to the Company resulting in profit to her, directly or indirectly; (v) the Executive materially breaches any agreement with the Company; (vi) the Executive materially fails to perform her duties under Section 2 (vi) the Executive fails to perform her duties or performs such duties in a manner not customary for an executive of similar status and compensation; (viii) the Executive suffers from alcoholism or drug addiction or otherwise uses alcohol to excess or uses drugs in any form except strictly in accordance with the recommendation of a physician or dentist; or (ix) it is later determined that the Executive fraudulently concealed facts or made misrepresentations concerning the formulations, trade secrets, technical "know-how" and proprietary information assigned and licensed by Dr. Jane, Inc. to the Company.

     (b)Death or Disability. Except as otherwise provided in this Agreement, it shall terminate upon the death, or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of three consecutive months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. In the event of death of the Executive, the Executive's estate shall receive the Executive's compensation and benefits for the remainder of the term of this Agreement or 24 months whichever is greater.

      6. Non-Competition Agreement.

     (a)Competition with the Company. The Company intends to engage in the sale and marketing of its products throughout the United States or any other countries. Except as outlined in Section 2(b)(vi)Until termination of her employment and for a period of 12 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, field representative, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, whether or not involved in direct sales, network marketing or multi-level marketing, shall not compete with the Company or its affiliates in the offer, sale or marketing of products or services that are competitive with the products or services offered by the Company, within any metropolitan area in the United States or any other countries or elsewhere in which the Company is then engaged in the offer and sale of competitive products or services.

     (b)Solicitation of Customers or Field Representatives. Except as specifically permitted by this Agreement, during the periods in which the provisions of Section 6(a) shall be in effect, the Executive, directly or indirectly, shall not seek Prohibited Business, as defined, from any Customer or Field Representative, as defined, on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer or Field Representative to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer or Field Representative, or any enterprise or business other than the Company. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer or Field Representative. The term "Field Representative" refers to any representative of the Company who sells or delivers products and services or has otherwise completed an application to become a Company Field Representative and includes a Field Representative's Genealogy. Genealogy is defined as a Field Representative's downline organization which includes all lines starting with their personally sponsored Field Representatives regardless of their ranks. The term "Prohibited Business" includes any business whose products, services, or marketing or distribution plans are the same as or similar to the Company's.

     (c)No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to her in consideration of her undertakings in this Section 6.

      7. Non-Disclosure of Confidential Information.

     (a)Confidential Information. Confidential Information includes, but is not limited to, trade secrets as defined by the common law of Florida, the Florida Uniform Trade Secrets Act, as it may be amended, or any future Florida statute, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software (including, but not limited to, computer programs developed, improved or modified by the Company for or on behalf of the Company for use in the Company's business, and source code), information and data relating to the development, research, formulations and formulas, testing, manufacturing, costs, marketing and uses of the Products (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of customers for the Products, databases, data, all technology relating to the Company's marketing and Internet businesses, systems, methods of operation, Genealogies or Genealogy Reports (as defined below), employee lists, field representatives, customer lists, customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees, field representatives and former field representatives, and former employees. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Executive, and
(ii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who did not acquire such confidential information or trade secret, directly or indirectly, from Executive or the Company. As used herein, the term "Products" shall include all computer software, formulations and formulas, services and tangible goods researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put in to use by the Company, together with all services and tangible goods in the planning stages, provided by the Company during the term of Executive's employment. The term "Genealogy Reports" are reports containing a list or description of a Field Representative's Genealogy or containing the business activity of a Field Representative's downline organization.

     (b)Legitimate Business Interests. The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets as defined in Section 7(a),
(ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or Field Representatives or clients; (iv) Customer goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

     (c)Confidentiality. For a period of five years from the Executive's termination of employment, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with Executive's employment by the Company. The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. The Executive shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Executive shall not copy any Confidential Information except to the extent necessary to her employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to her employment and then only with the authorization of the Company. All records, files, materials and other Confidential Information obtained by the Executive in the course of her employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company. The Executive shall not, except in connection with and as required by her performance of her duties under this Agreement, for any reason use for her own benefit or the benefit of any person or entity with which she may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the board of directors or the chief executive officer of the Company.

     8. Ownership of Inventions.

     Any product, formulation, formula, invention, procedure, know-how, concept or other invention or proprietary information developed by the Executive during the term of this Agreement or subsequently conceived or developed based on research or marketing conducted during the term of this Agreement shall be owned exclusively worldwide by the Company and the Executive shall have no property interest in any of the above tangible or intangible property.

      9. Equitable Relief.

     (a)The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the board of directors of the Company, shall leave her employment for any reason and take any action in violation of Section 6 or Section 7, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 9(b) below, to enjoin the Executive from breaching the provisions of Section 6 or Section 7. In such action, the Executive will not allege or argue and the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law and post a bond or other security. Nothing contained in this Section 8 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

     (b)Any proceeding or action must be commenced in Florida and venue shall be in the appropriate court for Martin County. The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

      10. Assignability.

     The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

      11. Severability.

     (a)The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

     (b)If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

      12. Notices and Addresses.

     All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

To the Company:

                          Trilogy International, Inc.
                            2363 SE Ocean Boulevard
                                   Suite 201
                                Stuart, FL 34996

                                With a Copy to:
                            Michael D. Harris, Esq.
                              Michael Harris, P.A.
                    1645 Palm Beach Lakes, Blvd., Suite 550
                           West Palm Beach, FL 33401
                            Facsimile (561) 478-1817

To the Executive:

                                 Ms. Jane Bicks
                             13619 Deer Creek Drive
                       Palm Beach Gardens, Florida 33418

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

      13. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

      14. Arbitration.

     Except for a claim for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Martin County, Florida the parties agree in writing to a different location, before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding, the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

      15. Attorney's  Fees.

     In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

      16. Governing Law.

     This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

      17. Entire  Agreement.

     This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

      18. Additional  Documents.

     The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

      19. Section and Paragraph  Headings.

     The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

Witnesses:

                                                     Trilogy International, Inc.

                                                      By:_______________________

                                                        Carol Berardi, President

                                                                       Executive

                                                       By: _____________________
                                                                      Jane Bicks


Dr.  Jane, Inc.
13619 Deer Creek Drive
Palm Beach Gardens, Florida  33418

Trilogy International, Inc.
2363 SE Ocean Boulevard
Suite 201
Stuart, FL 34996

Dear Sirs:

     Dr. Jane, Inc. is the owner of certain proprietary information and formulas essential for the preparation for various pet products (the "Proprietary Information"). All of the products marketed and sold by Dr. Jane, Inc. are owned exclusively by Dr. Jane, Inc., and not by any individual or other entity. In consideration of Trilogy International, Inc., (the "Company") entering into an employment agreement with Jane Bicks, the President and owner of Dr. Jane, Inc. we hereby grant the Company a worldwide, exclusive 99 year royalty-free license and assignment to all rights to the Proprietary Information, including but not limited to the right to manufacture, package, market and sell all products currently developed or developed in the future from the Propriety Information. This Agreement shall not terminate at any period prior to 99 years except in accordance with Subsection 2(b)(vi) of the Employment Agreement to which this License and Assignment Agreement is an Exhibit.

                                                                  Dr. Jane, Inc.

                                            By:_________________________________
                                                   Jane Bicks, D.V.M., President

         Exhibit 6.2(D) AmeriNet and Trilogy Acquisition Legal Opinion

The Opinion Letters are attached.

                            AmeriNet Group.com, Inc.
                      A publicly held Delaware corporation

Michael Harris Jordan                        Michael Harris Jordan
President & Chief Executive Officer          G. Richard Chamberlin
                                             Anthony Q. Joffe
Vanessa Lindsey                              Penny L. Adams Field
Secretary                                    J. Bruce Gleason
                                             Edward Dymytrk
G. Richard Chamberlin, Esquire               Saul B. Lipson
 General Counsel                             ------
                                             Board of Directors

American Internet Technical Center, Inc.
-------
Operating Subsidiary

440 East Sample Road, Suite 204
Pompano Beach, Florida 33056
Telephone (954) 943-4748
Fax (954) 943-4046
Web site and e-mail www.aitc.net

Please respond to Ocala address

1941 Southeast 51st Terrace                  902 Clint Moore Road, Suite 136
Ocala, Florida 34471                         Boca Raton, Florida 33487
Telephone (352) 694-6714                     Telephone (561) 998-3435
Fax (352) 694-9178                           Fax (561) 998-3425
e-mail, grichard@atlantic.net                e-mail webmaster@amerinetgroup.com

November 22, 1999

Trilogy International, Inc.
526 SE Dixie Highway,
Stuart, Florida 34494
fax: 561 781-7282
email: trilogy@trilogyonline.com

  Re:Trilogy International, Inc./AmeriNet Group.com, Inc. Merger Closing

Ladies and Gentlemen:

We have acted as counsel to AmeriNet Group.com, Inc., a Delaware corporation ("AmeriNet") in connection with the Agreement and Plan of Merger among AmeriNet, (the "Acquiror"), Trilogy Acquisition Corporation ("Trilogy Acquisition") and Trilogy International , Inc. ("Trilogy International") dated November 22, 1999. We are providing this opinion to you pursuant to Section 6.2(D) of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

   A.Basis of Opinion

In rendering the following options, we have reviewed copies of each of the following documents:

     1. The Merger Agreement, including the disclosure schedules and exhibits thereto;

     2. The Certificate of Incorporation, as amended, and the Bylaws of the Company;

     3. Certificates of Good Standing for AmeriNet issued by the Secretary of State of the State of Delaware;

     4. Minutes of proceedings of the Boards of Directors of AmeriNet with respect to the Merger Agreement duly adopted at a meeting of the Board of Directors of the AmeriNet held on November 12, 1999;

     5. The Certificate of Merger dated as of the date hereof, between AmeriNet and Trilogy

     6. The Articles of Merger dated November 2_, 1999, between Trilogy International and Trilogy Acquisition;

     7.   Certificate of Counsel dated as of the date of this letter;

     8. Officers' Certificate delivered to Counsel as of the date of this letter.

     9. Such other agreements and documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

The Merger Agreement and the other documents and information referred to in this Section A are collectively referred to as the "Transaction Documents."

   B.Assumptions

This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

In rendering the following opinions, we have made no assumptions other than those set forth in the Report, the assumption that the Company complies with all laws and regulations relating to multi-level marketing, or those in the opinions below.

   C.Opinions

Based solely upon our examination and consideration of the foregoing Transaction Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that:

1. AmeriNet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. AmeriNet is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and where, to our knowledge, the lack of such qualification would not have a material adverse effect on the financial condition of AmeriNet and its subsidiaries taken as a whole (a "Material Adverse Effect"). We do not pass upon qualification in any other state where the Agreement is void or voidable due to lack of qualification.

2. AmeriNet has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

3. As of the date hereof, AmeriNet has one subsidiary, Wriwebs.com, Inc., f/k/a American Internet Technical Center, Inc., a Florida corporation..

4.The authorized capital stock of AmeriNet consists of 20,000,000 shares of Common Stock and 5,000,000 of Preferred Stock, of which there are outstanding 8,354,126 shares of Common Stock shares of Common Stock and 0 shares of Preferred Stock. There are 4,368,980 shares of common stock reserved for future issuances.

5. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in the Merger Agreement, to our knowledge there are no outstanding Options, Warrants, or other outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require AmeriNet to issue, sell, or otherwise cause to become outstanding any shares of its capital stock. To our knowledge, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to AmeriNet.

6. The Merger Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of AmeriNet. AmeriNet has the full power and authority, corporate and otherwise, to execute and deliver the Merger Agreement and to assume and perform all of its obligations thereunder. The Merger Agreement has been duly executed and delivered by AmeriNet and constitutes a legal, valid, and binding obligation of AmeriNet, enforceable against AmeriNet in accordance with its terms. .

7. Neither the execution and the delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, will (i) to our knowledge, violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AmeriNet is subject (ii) violate any provision of the Certificate of Incorporation or Bylaws of AmeriNet or (iii) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which AmeriNet is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Other than in connection with the provisions of the Florida Business Corporation Act, or as otherwise contemplated by the Merger Agreement, AmeriNet is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for AmeriNet to consummate the transactions contemplated by the Merger Agreement.

8. To our knowledge, no judgment is presently filed of record against the AmeriNet and there is no litigation, arbitration, investigation, inquiry or other proceedings by or before any federal, state, county or other local governmental agency or authority, or by any other person or entity pending, or that would materially adversely affect AmeriNet's ability to perform its obligations as set forth in the Transaction Documents and we have no knowledge of any material basis for any such litigation, proceeding, arbitration, claim, investigation, inquiry or proceeding that would materially adversely affect AmeriNet; and

9. To the best of our knowledge after due inquiry, no representation, warranty or statement by AmeriNet in the Transaction Documents contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                Very truly yours

                            AmeriNet Group.com, Inc.
                           /s/ G. Richard Chamberlin
                         G. Richard Chamberlin, Esquire
                                General Counsel

cc: Michael H. Jordan
     Leonard M. Tucker

                        Trilogy Acquisition Corporation
                             A Florida corporation
                        1645 Palm Beach lakes Boulevard
                                   Suite 550
                         West Palm Beach, Florida 33401

November 24, 1999

Trilogy International, Inc.
526 SE Dixie Highway,
Stuart, Florida 34494
fax: 561 781-7282

  Re:  Trilogy International, Inc./AmeriNet Group.com, Inc. Merger Closing

Ladies and Gentlemen:

We have acted as counsel to Trilogy Acquisition Corporation, a Florida corporation ("Trilogy Acquisition") in connection with the Agreement and Plan of Merger among AmeriNet Group.com, Inc., (the "Acquiror"), Trilogy Acquisition Corporation ("Trilogy Acquisition") and Trilogy International , Inc. ("Trilogy International") dated November 24, 1999. We are providing this opinion to you pursuant to Section 6.2(D) of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

   A. Basis of Opinion

In rendering the following options, we have reviewed copies of each of the following documents:

   1.The Merger Agreement, including the disclosure schedules and exhibits thereto;

   2.The Certificate of Incorporation, as amended, and the Bylaws of Trilogy Acquisition;

   3.Minutes of proceedings of the Boards of Directors of Trilogy Acquisition with respect to the Merger Agreement duly adopted at a meeting of the Board of Directors of the Company held on November 24, 1999;

   4.Minutes of proceedings of the stockholders of Trilogy Acquisition regarding approval of the Merger Agreement at the Special Meeting of the Stockholders of the Company held on November 24, 1999.

   5.The   Articles  of  Merger  dated  November  24,  1999,   between   Trilogy
International and Trilogy Acquisition;

   6.Such other agreements and documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

The Merger Agreement and the other documents and information referred to in this Section A are collectively referred to as the "Transaction Documents."

   B.Assumptions

This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

In rendering the following opinions, we have made no assumptions other than those set forth in the Report, the assumption that Trilogy Acquisition complies with all laws and regulations relating to multi-level marketing, or those in the opinions below.

   C.Opinions

Based solely upon our examination and consideration of the foregoing Transaction Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that:

     1.Trilogy Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Trilogy Acquisition is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and where, to our knowledge, the lack of such qualification would not have a material adverse effect on the financial condition of Trilogy Acquisition and its subsidiaries taken as a whole (a "Material Adverse Effect"). We do not pass upon qualification in any other state where the Agreement is void or voidable due to lack of qualification.

     2. Trilogy Acquisition has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     3.As of the date hereof, Trilogy Acquisition has no subsidiaries.

     4. The authorized capital stock of Trilogy Acquisition consists of 7,500 shares of Common Stock of which there are issued and outstanding 100 shares of Common Stock.

     5.All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in the Merger Agreement, to our knowledge there are no outstanding Options, Warrants, or other outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Trilogy Acquisition to issue, sell, or otherwise cause to become outstanding any shares of its capital stock. To our knowledge, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Trilogy Acquisition.

     6. The Merger Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Trilogy Acquisition. Trilogy Acquisition has the full power and authority, corporate and otherwise, to execute and deliver the Merger Agreement and to assume and perform all of its obligations thereunder. The Merger Agreement has been duly executed and delivered by Trilogy Acquisition and constitutes a legal, valid, and binding obligation of Trilogy Acquisition, enforceable against Trilogy Acquisition in
accordance  with  its  terms.   The  Merger   Agreement  and  the   transactions
contemplated thereby were approved by the Company's stockholders at a duly called and held meeting of the Company's stockholders. Assuming that the necessary filings have been made under the Florida Business Corporation Act, the Merger referred to in the Merger Agreement will be consummated and become effective.

     7.Neither the execution and the delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, will (i) to our knowledge, violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Trilogy Acquisition is subject (ii) violate any provision of the Certificate of Incorporation or Bylaws of Trilogy Acquisition or (iii) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Trilogy Acquisition is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Other than in connection with the provisions of the Florida Business Corporation Act, or as otherwise contemplated by the Merger Agreement, Trilogy Acquisition is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for Trilogy Acquisition to consummate the transactions contemplated by the Merger Agreement.

     8. To our knowledge, no judgment is presently filed of record against the Trilogy Acquisition and there is no litigation, arbitration, investigation, inquiry or other proceedings by or before any federal, state, county or other local governmental agency or authority, or by any other person or entity pending, or that would materially adversely affect Trilogy Acquisition's ability to perform its obligations as set forth in the Transaction Documents and we have no knowledge of any material basis for any such litigation, proceeding, arbitration, claim, investigation, inquiry or proceeding that would materially adversely affect Trilogy Acquisition; and

     9. To the best of our knowledge the contemplated merger constitutes a reorganization within the meaning of Section 368 of the Code.

     10.To the best of our knowledge after due inquiry, no representation, warranty or statement by Trilogy Acquisition in the Transaction Documents contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                Very truly yours

                        Trilogy Acquisition Corporation
                           /s/ G. Richard Chamberlin
                         G. Richard Chamberlin, Esquire
                                General Counsel

cc: Michael H. Jordan
     Leonard M. Tucker

                      Exhibit 6.3 (E) Trilogy Legal Opinion

                              Michael Harris, P.A.
                   1645 Palm Beach Lakes Boulevard, Suite 550
                         West Palm Beach, Florida 33401
                                  561-478-7077

                                November 30, 1999

AmeriNet Group.com, Inc.                         Trilogy Acquisition Corporation
902 Clint Moore Road                             902 Clint Moore Road
Suite 136-C                                      Suite 136-C
Boca Raton, Florida 33487                        Boca Raton, Florida 33487

     Re: Trilogy International, Inc./AmeriNet Merger Closing

Ladies and Gentlemen:

     We have acted as counsel to Trilogy International, Inc., a Florida corporation (the "Company") in connection with the Agreement and Plan of Merger among AmeriNet Group.com, Inc., (the "Acquiror"), Trilogy Acquisition Corporation ("Trilogy Acquisition") and the Company dated November 30, 1999. We are providing this opinion to you pursuant to Section 6.2(D) of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

A.       Basis of Opinion

     In rendering the following options, we have reviewed copies of each of the following documents:

     1. The Merger Agreement, including the disclosure schedules and exhibits thereto;

     2. The Articles of Incorporation, as amended, and the Bylaws of the Company;

     3. Secretary's certificate as to approvals of the Boards of Directors of the Company with respect to the Merger Agreement duly adopted at a meeting of the Board of Directors of the Company held on November 6, 1999 and November 23, 1999;

     4.   Certificate to Counsel dated as the date hereof;

     5. Officers' Certificate delivered to the Acquiror dated as of the date hereof;

     6. Consents of the a majority of the outstanding shares of the common and preferred stock of the Company approving the Merger Agreement;

     7. The Articles of Merger dated November 30, 1999 between the Company and Trilogy Acquisition; and

     8. Such other agreements and documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     The Merger Agreement and the other documents and information referred to in this Section A are collectively referred to as the"Transaction Documents."

B.       Assumptions

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

     In rendering the following opinions, we have made no assumptions other than those set forth in the Report, the assumption that the Company complies with all laws and regulations relating to multi-level marketing, or those in the opinions below.

C.       Opinions

     Based solely upon our examination and consideration of the foregoing Transaction Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and where, to our knowledge, the lack of such qualification would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole. We do not pass upon qualification in Louisiana or any other state where the Agreement is void or voidable due to lack of qualification.

     2. The Company has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     3.   As of the date hereof, the Company has no subsidiaries.

     4. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock of which there are outstanding 5,451,819 shares of Common Stock.

     5. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in the Merger Agreement, to our knowledge there are no outstanding Options, Warrants, or other outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any shares of its capital stock. To our knowledge, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

     6. The Merger Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Company has the full power and authority, corporate and otherwise, to execute and deliver the Merger Agreement and to assume and perform all of its obligations thereunder. The Merger Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Merger Agreement and the transactions contemplated thereby were approved by the written consent of a majority of the outstanding shares of Common Stock and Preferred Stock. Assuming that the necessary filings have been made under the Florida Business Corporation Act, the Merger referred to in the Merger Agreement will be consummated and become effective.

     7. Neither the execution and the delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, will (i) to our knowledge, violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject (ii) violate any provision of the Articles of Incorporation or Bylaws of the Company or (iii) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Except that the consent of the lessors is or may be required for real property and a certain personal property leases. Other than in connection with the provisions of the Florida Business Corporation Act, or as otherwise contemplated by the Merger Agreement, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Company to consummate the transactions contemplated by the Merger Agreement.

     8. To our knowledge, no judgment is presently filed of record against the Company and there is no litigation, except for an action filed on November 29, 1999 by Deborah George, arbitration, investigation, inquiry or other proceedings by or before any federal, state, county or other local governmental agency or authority, or by any other person or entity pending, or that would materially adversely affect the Company's ability to perform its obligations as set forth in the Transaction Documents and we have no knowledge of any material basis for any such litigation, proceeding, arbitration, claim, investigation, inquiry or proceeding that would materially adversely affect the Company; and

     9. To the best of our knowledge after due inquiry, no representation, warranty or statement by the Company in the Transaction Documents contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

     This opinion is furnished solely to the addresses by us as counsel for the Company, is solely for your benefit and is rendered solely in connection with the transaction as to which this opinion relates. Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                Very truly yours,
                               /s/ Michael Harris
                              Michael Harris, P.A.

                   Exhibit 6.3(L) Confidentiality Agreements

Refer to Schedule 2.12.

                       Exhibit 7.2(A) Escrow Information

Trilogy International Capitalization
 29-Oct-99

Investor                         Common      Series A    Total        AmeriNet    Escrow      Direct
                                Shares       Preferred   Trilogy      Shares      Shares      Issue
                                                         Shares                   @ 20%

Arthur Calabro                  40,000        20,000      60,000       20,000       4,000       16,000
George Campen                   20,000        10,000      30,000       10,000       2,000        8,000
Antares Capital Management     283,636       141,818     425,454      141,818      28,364      113,454
Daniel Conroy                   60,000        30,000      90,000       30,000       6,000       24,000
William DeRosa                  30,000        15,000      45,000       15,000       3,000       12,000
Donald Downs                    76,000        38,000     114,000       38,000       7,600       30,400
Peter Glint                     80,000        40,000     120,000       40,000       8,000       32,000
John Goodman                   120,000        60,000     180,000       60,000      12,000       48,000
Max Hazelwood                   30,000        15,000      45,000       15,000       3,000       12,000
John Holmes                    120,000        60,000     180,000       60,000      12,000       48,000
Stephen Holmes                 120,000        60,000     180,000       60,000      12,000       48,000
Robert Imparato                 30,000        15,000      45,000       15,000       3,000       12,000
SOG Investments                120,000        60,000     180,000       60,000      12,000       48,000
Robert Lewis                   120,000        60,000     180,000       60,000      12,000       48,000
John Meeks                      20,000        10,000      30,000       10,000       2,000        8,000
Ronald Musich                  120,000        60,000     180,000       60,000      12,000       48,000
Bernard Rudd                    60,000        30,000      90,000       30,000       6,000       24,000
James Engstrom                  40,000        20,000      60,000       20,000       4,000       16,000

                               1,489,636     744,818   2,234,454      744,818     148,964      595,854

Dennis Berardi                 1,577,591               1,577,591      525,864     105,173      420,691
Carol Berardi                  1,577,590               1,577,590      525,863     105,173      420,691
Stephen Berardi                    3,000                   3,000        1,000         200          800
Dale Hernandez                     3,000                   3,000        1,000         200          800
Sheila Honan                       2,160                   2,160          720         144          576
Lester Thornhill                   2,160                   2,160          720         144          576
Jane Bicks                         2,000                   2,000          667         133          533
David Cantley                     26,000                  26,000        8,667       1,733        6,933
Margaret McEver                    1,159                   1,159          386          77          309
Linda Logue                        1,159                   1,159          386          77          309
Ruth Shinnick                      1,546                   1,546          515         103          412
Donald Downs                      20,000                  20,000        6,667       1,333        5,333

                               3,217,365               3,217,365    1,072,455     214,491      857,964


                               4,707,001               5,451,819    1,817,273     363,455    1,453,818
